                                                                    EXHIBIT 10.8


                                      LEASE


                               U WINK MEDIA BISTRO
                                   TRADE NAME


                                 NOLAN BUSHNELL
                                     TENANT


                                      2310
                                  STORE NUMBER


                                  WESTFIELD(R)


                                    PROMENADE

                                 INDEX TO LEASE

                                                                         PAGE NO
                                                                         -------
 DATA SHEET AND GRANT                                                        1
 ARTICLE I GRANT AND TERM
   Section 1.01 Conditions of Grant                                          3
   Section 1.02 Term                                                         3
   Section 1.03 Late Opening                                                 3
 ARTICLE II RENTAL
   Section 2.01 Minimum Annual Rental                                        3
   Section 2.02 Percentage Rental                                            4
   Section 2.03 Gross Sales                                                  4
   Section 2.04 Tenant's Tax Obligation                                      5
   Section 2.05 Trash Removal Charge                                         7
   Section 2.06 Additional Rent                                              7
   Section 2.07 Late Charge                                                  7
   Section 2.08 Tenant's Payment Obligations                                 7
 ARTICLE III RECORDS AND BOOKS OF ACCOUNT
   Section 3.01 Tenant's Records                                             8
   Section 3.02 Reports by Tenant                                            8
 ARTICLE IV AUDIT
   Section 4.01 Right to Examine Books                                       8
   Section 4.02 Audit                                                        8
 ARTICLE V CONSTRUCTION OF PREMISES
   Section 5.01 Construction of Premises                                     9
   Section 5.02 Certificate of Occupancy                                     10
   Section 5.03 Condition of Premises                                        10
   Section 5.04 Ultimate Rental Commencement Date                            10
 ARTICLE VI ALTERATIONS, CHANGES AND ADDITIONS
   Section 6.01 Alterations by Tenant                                        10
   Section 6.02 Removal by Tenant                                            10
   Section 6.03 Changes and Additions                                        11
   Section 6.04 Rights of Landlord                                           11
 ARTICLE VII CONDUCT OF BUSINESS BY TENANT
   Section 7.01 Permitted Use                                                12
   Section 7.02 Operation of Business                                        12
   Section 7.03 Hazardous Materials                                          13
   Section 7.04 Radius                                                       15
 ARTICLE VIII COMMON AREAS
   Section 8.01 Operation and Maintenance of Common Areas                    15
   Section 8.02 Use of Common Areas                                          15
   Section 8.03 Common Area Operating Costs and Expenses                     16
 ARTICLE IX SIGNS
   Section 9.01 Tenant's Signs                                               17
 ARTICLE X MAINTENANCE OF PREMISES
   Section 10.01 Landlord's Obligations for Maintenance                      18
   Section 10.02 Tenant's Obligations for Maintenance                        18
 ARTICLE XI INSURANCE AND INDEMNITY
   Section 11.01 Tenant's Insurance                                          19
   Section 11.02 Landlord's Insurance                                        20
   Section 11.03 Covenant to Hold Harmless                                   20
   Section 11.04 Waiver of Right of Recovery                                 21
 ARTICLE XII UTILITIES
   Section 12.01 Utility Charges                                             21
 ARTICLE XIII ESTOPPEL STATEMENT,
 ATIORNMENT AND SUBORDINATION
   Section 13.01 Estoppel Statement                                          22
   Section 13.02 Atornment                                                   22
   Section 13.03 Subordination                                               23
   Section 13.04 Remedies                                                    23
   Section 13.05 Notice to Mortgagee, Beneficiary or Ground Lesser           23
 ARTICLE XIV ASSIGNMENT AND SUBLETTING
   Section 14.01 Restrictions on Transfer                                    23
   Section 14.02 Procedure For Transfer                                      24
   Section 14.03 Transfer Rent Adjustment                                    25
   Section 14.04 Required Documents and Fees                                 25
   Section 14.05 Transfer of Stock or Partnership Interest                   25
   Section 14.06 Assignment and Sublease Rentals                             25
 ARTICLE XV WASTE OR NUISANCE
   Section 15.01 Waste or Nuisance                                           26
 ARTICLE XVI TRADE NAME, PROMOTIONAL
 PROGRAM AND MEDIA FUND
   Section 16.01 Trade Name                                                  26
   Section 16.02 Promotional Program                                         26
 ARTICLE XVII DAMAGE AND DESTRUCTION
   Section 17.01 Reconstruction of Damaged Premises                          27
   Section 17.02 Landlord's Option to Terminate Lease                        27
 ARTICLE XVIII EMINENT DOMAIN
   Section 18.01 Total Condemnation of Premises                              28
   Section 18.02 Partial Condemnation                                        28
   Section 18.03 Landlord and Tenant Damages                                 28
 ARTICLE XIX DEFAULT
   Section 19.01 Rights Upon Default                                         29
 ARTICLE XX BANKRUPTCY OR INSOLVENCY
   Section 20.01 Tenant's Interest Not Transferable                          30
   Section 20.02 Termination                                                 31
   Section 20.03 Tenant's Obligations to Avoid Creditors' Proceedings        31
   Section 20.04 Election to Assume Lease                                    31
   Section 20.05 Subsequent Bankruptcy                                       31
   Section 20.06 Assignment                                                  31
   Section 20.07 Occupancy Charges                                           31
   Section 20.08 Consent                                                     31
   Section 20.09 Attorney Fees                                               32
   Section 20.10 Other Laws                                                  32
 ARTICLE XXI ACCESS BY LANDLORD
   Section 21.01 Right of Entry                                              32
 ARTICLE XXII TENANTS PROPERTY
   Section 22.01 Taxes on Tenant's Property                                  32
   Section 22.02 Loss and Damage                                             32
   Section 22.03 Notice by Tenant                                            33
 ARTICLE XXIII HOLDING OVER
   Section 23.01 Holding Over                                                33
   Section 23.02 Successors                                                  33
 ARTICLE XXIV RULES AND REGULATIONS
   Section 24.01 Rules and Regulations                                       33
 ARTICLE XXV QUIET ENJOYMENT
   Section 25.01 Landlord's Covenant                                         33
 ARTICLE XXVI SECURITY DEPOSIT
   Section 26.01 Deposit                                                     34
 ARTICLE XXVII MISCELLANEOUS
   Section 27.01 Waiver, Election of Remedies                                34
   Section 27.02 Entire Agreement                                            34
   Section 27.03 Interpretation, Use of Pronouns, Authority                  35
   Section 27.04 Delays, Force Majeure                                       35
   Section 27.05 Notices                                                     35
   Section 27.06 Captions and Section Numbers                                36
   Section 27.07 Broker's Commission                                         36
   Section 27.08 Recording                                                   36
   Section 27.09 Furnishing of Financial Statements                          36
   Section 27.10 Waiver of Counterclaim or Defenses in Action for Possession 36
   Section 27.11 Transfer of Landlord's Interest                             36
   Section 27.12 Floor Area                                                  36
   Section 27.13 Interest on Past Due Obligations                            37
   Section 27.14 Liability of Landlord                                       37
   Section 27.15 Accord and Satisfaction                                     37
   Section 27.16 Execution of Lease, No Option                               37
   Section 27.17 Governing Law                                               37
   Section 27.18 Specific Performance of Landlord's Rights                   37
   Section 27.19 Survival of Tenant's Obligations                            37
   Section 27.20 Certain Rules of Construction                               37
   Section 27.21 Confidentiality                                             38
   Section 27.22 Attorney Fees                                               38
   Section 27.23 Index                                                       38
   Section 27.24 Waiver of Trial by Jury                                     39
   Section 27.25 Mortgagee Changes                                           39
   Section 27.26 Real Estate Investment Trust                                39

                            EXHIBITS - SEE DATA SHEET

                                        I

                               WESTFIELD PROMENADE

                                      LEASE

                             CITY OF WOODLAND HILLS
                              COUNTY OF LOS ANGELES
                               STATE OF CALIFORNIA

      THIS LEASE is made as of this 3rd day of February 2006, by and between PROMENADE LP, a Delaware limited partnership, whose address is 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025 ("Landlord"), and NOLAN BUSHNELL, an individual, whose address is 12536 Beatrice, Los Angeles, California 90066 ("Tenant").

      Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby, subject to the provisions of this Lease, demise and lease unto Tenant, and Tenant hereby lents and hires from Landlord, those certain premises identified on Exhibit A-2 attached hereto and made a part hereof ("the Premises") which is in and part of the development commonly known as "WESTFIELD PROMENADE," a general site plan of which development is shown on Exhibit A-l attached hereto and made a part hereof. The term "Development" as used herein shall include the real property shown on Exhibit A-l, the Department Stores, the locations of which are shown on Exhibit A-l, any Floor Area not included in the definition of Shopping Center, the parking facilities and the Shopping Center. Wherever the term "Shopping Center" is used, it shall be deemed to include the areas shown on Exhibit A-l and shall be deemed to exclude the Department Stores, free standing units, full-service sit-down restaurants, all premises having an exterior entrance, all basement space not used for retail purposes, and the parking facilities. In the event Landlord elects to enlarge the Shopping Center, any additional area may be included by Landlord in the definition of "Shopping Center" for purposes of this Lease. The term "Department Store" shall be deemed to include any retail store operating or proposed to be operated in the Development the gross leasable Floor Area of whose premises is Twenty Thousand (20,000) square feet or greater. The term "Floor Area" is defined in Section 27.12. Said site plan shows, among other things, the principal improvements which comprise or will comprise the Development. The Premises is described as follows.

              Store No. 2310, being approximately 5,340 square feet

                                  DATA SHEET

      The following references furnish data to be incorporated in the specified sections of this Lease and shall be construed as if set forth in this Lease.

(1)   SECTION 1.02: TERM:

      Latest Rental Commencement Date:   October 05, 2006 (See Lease Addendum).

      Expiration Date of Term:           January 31, 2016.

(2)   SECTION 2.01: MINIMUM ANNUAL RENTAL:

      See Lease Addendum.

(3)   SECTION 2.02: PERCENTAGE RENTAL:

      See Lease Addendum

(4)   ADDRESS FOR RENTAL PAYMENTS:

             PAYEE: Promenade LP

             ADDRESS: c/o Bank of America, File #55490, Los Angeles, California
                      90074-5490

(5)   SECTION 2.05: TRASH REMOVAL CHARGE:                Paid Direct.

(6)   SECTION 6.01: ALTERATIONS BY TENANT: An aggregate of Twenty Thousand and
                                           No/100 Dollars ($20,00000) Permitted
                                           in each lease year.

(7) SECTION 7.01: PERMITTED USE: Tenant shall only use the Premises for the operation of a full service (sit-down) restaurant, including the sale of alcoholic beverages for on-Premises consumption only (provided Tenant complies with applicable laws and regulations, and obtains and maintains in effect the necessary licenses and additional insurance as may be required pursuant to this Lease for the sale and serving of said alcoholic beverages), with categories of food and alcoholic, and non-alcoholic beverage items offered on the menu substantially in the form as attached hereto as Exhibit "E;" and as ancillary thereto, Tenant may offer take-out service for menu items. As incidental thereto Tenant may also sell bottles of wine featured to customers (provided Tenant complies with applicable laws and regulations, and obtains and maintains in effect the necessary licenses and additional insurance as may be required pursuant to this Lease for the sale and serving of said alcoholic beverages). The Premises shall be used solely for the use stated above and for no other use or purpose. The Premises shall be used solely for the use stated above and for no other use or purpose.

(8)   SECTION 16.01: TRADE NAME:            U WINK MEDIA BISTRO

(9)   SECTION 16.02: PROMOTIONAL PROGRAM: Ten Thousand Six Hundred Eighty and
                                          No/100 Dollars ($10,680.00) per annum

      Initial Assessment:                         None

(10)  SECTION 26.01: SECURITY DEPOSIT:            None

(11)  SECTION 27.05: LEGAL NOTICE ADDRESS:

      Landlord.                                   Tenant. To the Premises and

      Promenade LP                                U Wink Media Bistro
      11601 Wilshire Boulevard, 11th Floor        12536 Beatrice
      Los Angeles, California 90025               Los Angeles, California 90066
      Attention Legal Department                  Attention: Mr. Nolan Bushnell

                                                  Billing Address:

                                                  U Wink Media Bistro
                                                  12536 Beatrice
                                                  Los Angeles, California 90066
                                                  Attention: Mr. Nolan Bushnell


                                    EXHIBITS

      The following exhibits are attached hereto, and such exhibits, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part hereof.

EXHIBIT "A-l"..........................................................SITE PLAN
EXHIBIT "A-2".........................................................FLOOR PLAN
EXHIBIT "B".............................................CONSTRUCTION OF PREMISES
EXHIBIT "C"......................................... ADDITIONAL INSURED ENTITIES
EXHIBIT "D"................................................INTENTIONALLY DELETED
EXHIBIT "E".................................................................MENU

                                    ARTICLE I

                                 GRANT AND TERM

      SECTION 1.01    CONDITIONS OF GRANT.

      The exterior walls, the floor above, the roof and the area beneath the Premises are not demised hereunder, and the use thereof, together with the right to locate, both vertically and horizontally, install, maintain, use, repair and replace pipes, utility lines, ducts, conduits, flues, refrigerant lines, drains, sprinkler mains and valves, access panels, wires and structural elements leading through the Premises serving other parts of the Development is hereby reserved unto Landlord. Landlord agrees to use reasonable efforts to locate any such items in locations that do not maternally interfere with Tenant's use of the Premises.

      SECTION 1.02    TERM.

      The "Term" of this Lease shall commence on the date (the "Commencement Date") of the execution of this Lease by Landlord and Tenant. Tenant's obligation for payment of Minimum Annual Rental, Percentage Rental and Additional Rent shall commence upon the date (the "Rental Commencement Date") which is the earliest to occur of (a) the date on which Tenant opens its store in the Premises for business to the public, or (b) the "Latest Rental Commencement Date" specified in the Data Sheet, if so specified, or (c) in the event of new construction where a grand opening date shall be set by Landlord, the date set forth in a notice sent by Landlord to Tenant specifying the "Grand Opening Date", provided that such date shall not be sooner than ninety (90) days from the date the notice is mailed by Landlord. In the case of (c) above, Tenant shall cooperate with Landlord to effect the Grand Opening Date as set forth in such notice, and Tenant shall delay opening of the Premises until the Grand Opening Date, if required by such notice. Any occupancy of the Premises by Tenant following the Commencement Date and prior to the Rental Commencement Date shall be subject to all terms and conditions of this Lease other than payment of Rental. The Term of this Lease shall end on the expiration date set forth in the Data Sheet, unless sooner terminated in accordance with this Lease. Unless otherwise approved in writing by Landlord, Tenant shall open its store in the Premises for business to the public (with improvements pursuant to Exhibit B hereto completed and the Premises fully fixtured, stocked with current season merchandise in place and staffed, with Tenant prepared to engage in selling merchandise and/or services as provided pursuant to Article VII) by the Rental Commencement Date. For the purposes of this Lease, the first lease year shall be the period commencing on the Rental Commencement Date and ending on January 31 next following, after the first lease year, the term "lease year" shall mean a fiscal year of twelve (12) consecutive calendar months ending on January 31 of each calendar year.

      SECTION 1.03    LATE OPENING.

      In the event Tenant shall fail to open its stock for business by the Rental Commencement Date, the parties agree that it is and will be impracticable and extremely difficult to determine the actual damages suffered by Landlord. Therefore, the parties have agreed that in order to compensate Landlord for its loss, Tenant shall pay to Landlord as Additional Rent, upon demand, the sum of Five Hundred Dollars ($500.00) per day for each day Tenant delays its initial opening in accordance with Section 1.02 above, after and including the Rental Commencement Date. This remedy shall be in addition to any and all other remedies provided in this Lease or by law to Landlord in the event of default by Tenant. Such Additional Rent shall be deemed to be in lieu of Percentage Rental only (as that term is defined in Section 2.02) that might have been earned during the period of Tenant's failure to open. The amount has been determined based upon numerous considerations including the fact that Landlord will have expended considerable sums of money in reliance upon and based upon Tenant opening for business on the Rental Commencement Date.

                                   ARTICLE II

                                     RENTAL

      SECTION 2.01    MINIMUM ANNUAL RENTAL.

      (a) From and after the Rental Commencement Date, Tenant shall pay to Landlord as the "Minimum Annual Rental" the sum set forth in the Data Sheet for each lease year during the Term in equal consecutive monthly installments in advance on or before the first day of each month, without prior demand or notice Minimum Annual Rental, Percentage Rental, Additional Rent and all other sums payable to Landlord pursuant to this Lease shall be paid to Landlord in currency of the United States of other customary commercial manner at the address set forth in the Data Sheet under "Address for Rental Payments," or such other place as Landlord may designate, without any deductions or offsets whatsoever.

      (b) Should the Rental Commencement Date occur on a day other than the first day of a calendar month, then the Minimum Annual Rental for such fractional month shall be one three hundred sixty-fifth (l/365th) of the Minimum Annual Rental multiplied by the number of days remaining in the month. Should any lease year contain less than twelve (12) calendar months, said Minimum Annual Rental shall be prorated.

      SECTION 2.02    PERCENTAGE RENTAL.

      (a) In addition to the payment of the Minimum Annual Rental as provided in Section 2.01 and other sums set forth in this Lease, from and after the Rental Commencement Date, Tenant shall pay to Landlord, for each three (3) months of the Term, "Percentage Rental" equal to the product of the Percentage Rental Rate times the amount by which Tenant's Gross Sales (as defined in Section 2.03) resulting from business conducted in, on or from the Premises during such three (3) months, exceed the "Quarterly Breakpoint" as set forth in the Data Sheet. Each such three (3) month period of the Term hereof may be referred to as a "Lease Quarter".

            Such Percentage Rental shall be paid by Tenant to Landlord quarterly without prior notice or demand within thirty (30) days after the expiration of each Lease Quarter following the Rental Commencement Date.

      (b) Percentage Rental shall be computed on all Gross Sales made during the Lease Quarter or Quarters elapsed in the lease year in excess of the product of (i) the Quarterly Breakpoint and (ii) the number of Lease Quarters elapsed in the lease year. Should the Rental Commencement Date occur on a day other than the first day of a Lease Quarter or should the Term expire on a day other than the end of a full Lease Quarter, then the Percentage Rental due for such partial Lease Quarter shall equal the product of the Percentage Rental Rate times the amount by which Tenant's Gross Sales exceed the product obtained by multiplying the Quarterly Breakpoint by a fraction, the numerator of which is the number of calendar days in such partial Lease Quarter and the denominator of which is ninety (90).

      (c) If, at the end of any lease year, the total amount of quarterly installments of Percentage Rental paid by Tenant based on Gross Sales for such lease year exceeds the total amount of Percentage Rental required to be paid by Tenant for such lease year based on Gross Sales in excess of four (4) times the Quarterly Breakpoint (hereinafter referred to as the "Annual Breakpoint"), Tenant shall receive a credit equivalent to such excess which shall be credited by Landlord to the next monthly payments due from Tenant to Landlord under this Lease. If at the end of the final lease year the total amount of Percentage Rental paid by Tenant exceeds the total amount of Percentage Rental required to be paid by Tenant for such lease year, such excess shall be refunded to Tenant after Tenant has vacated the Premises and the Premises are in the condition required by Section 10.02(b) below, and any other sums due Landlord from Tenant under this Lease have been paid in full or deducted therefrom. If at the end of any lease year, the total amount of quarterly installments of Percentage Rental paid by Tenant for such lease year is less than the total amount of Percentage Rental required to be paid by Tenant for such Lease year, Tenant shall pay the amount of such deficiency on or before the thirtieth (30th) day after the last day of such lease year. Should any lease year contain less than four (4) calendar quarters, then the Annual Breakpoint and Quarterly Breakpoint shall be adjusted proportionately for such partial lease year.

      (d) It is expressly understood and agreed that Landlord does not consider Minimum Annual Rental in itself a fair and adequate rental for the Premises and would not have entered into this Lease unless Tenant had obligated itself to pay Percentage Rent, which Landlord expects to supplement the Minimum Annual Rental and the Additional Rent to provide a fair and adequate rental return. Therefore, if Tenant fails to continuously operate its business in accordance with the terms of this Lease, fails to keep the required store hours, or vacates the Premises prior to the expiration of the Term hereof, Landlord will suffer damages in an amount which is not readily ascertainable and thus Landlord, in any such event, shall have the right, at its option, to collect as Additional Rent, and not as a penalty, in addition to all other charges and Minimum Annual Rental due hereunder, one-thirtieth (l/30th) of an amount equal to the greater of (a) the amount of Minimum Annual Rental due for the month in which Tenant failed to operate as required by this Lease, or (b) the average monthly amount of Minimum Annual Rental and Percentage Rent payable for the immediately preceding lease year, for each day or portion thereof during which Tenant fails to operate as required by this Lease including, without limitation, Tenant's failure to maintain the required store hours, and, in addition, Landlord shall have the right to treat any of such events as a material default and breach of this Lease.

      SECTION 2.03    GROSS SALES.

      (a) The term "Gross Sales" as used herein shall be construed to include the entire amount of the actual sales price (including all finance charges by Tenant or anyone on Tenant's behalf) whether for cash, credit or otherwise, of all sales, rentals, leases, licenses or other transfer of merchandise or services and other receipts whatsoever of all business conducted in or from the Premises, by Tenant, all subtenants, assignees, licensees, concessionaires or otherwise, including, without limitation mail, catalogue, closed circuit television, computer, other electronic or telephone orders received or filled at the Premises, all deposits not refunded to purchasers, orders taken, although said orders may be filled elsewhere; gross receipts from vending machines, electronic games or similar devices, whether coin-operated or otherwise; and the entire amount of the actual sales price and all other receipts for sales and services by Tenant, any subtenants, assignees, licensees, concessionaires or otherwise in or from the Premises. A "sale" shall be deemed to have been consummated for the purposes of this Lease, and the entire amount of the sales price shall be included in Gross Sales, at such time as (i) the transaction is initially reflected in the books or records of Tenant or any subtenant, assignee, licensee or concessionaire (if a concessionaire makes the sale), or (ii) Tenant or any subtenant, assignee, licensee or concessionaire receives all or any portion of the sales price, or (iii) the applicable goods or services are delivered to the customer, whichever first occurs, irrespective of whether payment is made in installments, the sale is for cash or for credit, or all or any portion of the sales price has actually been paid at the time of inclusion in Gross Sales or at any other time. Subject to Section 2.03(b) below, no deduction shall be allowed for direct or indirect discounts, rebates, credits or other reductions to employees or others, unless such discounts, rebates, credits or other reductions are generally offered to the public on a uniform basis.

      (b) Notwithstanding anything to the contrary contained in Section 2.03(a) above, Gross Sales shall not include the following:

            (1) The portion of the sales price of all merchandise returned by customers and accepted for credit to the extent of the credit,

            (2) Goods returned to sources, including shippers or manufacturers, or transferred to another store or warehouse owned by or affiliated with Tenant (where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for purposes of consummating a sale which has theretofore been made in or from the Premises and/or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made in or from the Premises),

            (3) Alteration workroom charges and delivery charges at Tenant's cost of sales,

            (4) Receipts from public telephones, stamp machines, public toilet locks, or vending machines installed solely for use by Tenant's employees;

            (5) Sales taxes, so-called luxury taxes, consumers' excise taxes, gross receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services, but only if collected separately from the selling price of goods, merchandise or services and collected from customers, and

            (6) Sales of trade fixtures, equipment or property which are not stock in trade.

      (c) If, in each of at least two of the fifth (5th), sixth (6th) and seventh (7th) lease years of the Term, Tenant has not been obligated to pay Percentage Rental, Landlord may terminate this Lease upon notice to Tenant given at any time within six (6) months after the earlier of the receipt by Landlord, or the due date, of Tenant's annual statement of Gross Sales for the seventh
(7th) lease year (or for the sixth (6th) lease year if Tenant has not been obligated to pay such amount of Percentage Rental for both the fifth (5th) and sixth (6th) lease years), in the event of which election by Landlord, this Lease shall be terminated and of no further force or effect, effective ninety (90) days following the giving of such notice, provided, however, that Tenant shall have the right to nullify such termination and maintain this Lease in full force and effect by entering into an agreement with Landlord (within thirty (30) days following Landlord's delivery of such notice of termination) increasing the Minimum Annual Rental payable under this Lease from and after Landlord's election to terminate to an amount equal to one hundred twenty-five percent (125%) of the amount of Minimum Annual Rental otherwise due under this Lease.

      SECTION 2.04    TENANT'S TAX OBLIGATION.

      (a) Commencing with the Rental Commencement Date, and continuing for the balance of the Term, Tenant shall pay to Landlord as Additional Rent that portion of "Taxes" (as hereinafter defined) levied or assessed during or with respect to each fiscal tax year falling in whole or in part during the Term following the Rental Commencement Date, which the number of square feet of Floor Area in the Premises bears to the total number of square feet of constructed gross leased and occupied Floor Area of all buildings in the Shopping Center, plus an amount equal to fifteen percent (15%) of the total of such Taxes. As used herein, the term "Taxes" shall mean any and all taxes, surcharges, assessments, levies, fees and other governmental charges and impositions of every kind or nature, regular or special, direct or indirect, presently foreseen or unforeseen or known or unknown, levied or assessed by municipal, county, state, federal or other governmental taxing or assessing authority (i) upon, against or with respect to the real estate upon which the Development, or any part of it, is located and to any improvements located in the Shopping Center or the Development, and (ii) any other taxes which Landlord becomes obligated to pay with respect to the Development, irrespective of whether the same are assessed as real or personal property. Taxes shall not include Landlord's income or franchise taxes. To the extent that any such Taxes are the obligation of Tenant pursuant to Section 8.03 or Section 22.01, the same shall not be included in Tenant's proportionate share pursuant to this Section 2.04. Prior to the proration of such Taxes as provided in this Section 2.04, there shall be deducted therefrom all amounts received from the Department Stores and/or any other tenant within the Development not included in the definition of Shopping Center towards such Taxes. The Taxes payable by Tenant pursuant to this Section 2.04(a) which are levied of assessed for the fiscal tax year in which the Rental Commencement Date occurs and for the fiscal tax year in which the Term of this Lease ends shall be prorated on a daily basis.

      (b) Should the state where the Development is located or any political subdivision thereof or any governmental, taxing or assessing authority, directly or indirectly by way of substitution for or in lieu of or in addition to or in any other way directly or indirectly used or intended to provide revenues to fund all or any part of revenues theretofore provided or services theretofore funded by all or any part of the Taxes otherwise required to be paid in whole or in part by Tenant pursuant to this Section 2.04 or Section 8.03 or Section 22.01, whether presently foreseen or unforeseen or known or unknown, either (i) impose a tax of any kind of nature upon, against, in connection with or with respect to the rentals or other charges payable by or to Landlord by the Tenant or other tenants in or occupants of the Shopping Center and/or the Development or on the income of Landlord derived from the Shopping Center and/or the Development or on the revenues of the Shopping Center and/or the Development or on Landlord's (or the individuals or entities which constitute the partners of Landlord, if Landlord is a partnership) ownership of the Shopping Center and/or the Development or any portion thereof or interest therein, or any direct or indirect tax whatsoever other than the Taxes otherwise required to be paid in whole or in part by Tenant pursuant to this Section 2.04, Section 8.03 or
Section 22.01, and/or (ii) impose a tax of any kind or nature upon, against or with respect to the parking facilities or the number of parking spaces in the Development, such tax shall be deemed to constitute a part of Taxes payable by Tenant under this Lease and Tenant shall pay to Landlord its proportionate share thereof (or all thereof, with respect to taxes relating to items (i) through (iii) of Section 22.01) as determined and billed by Landlord and/or (iii) reappraise, or determine that the method utilized by Landlord in determining property Taxes to be incorrect, or redetermine the method upon which property taxes are imposed against the Shopping Center and/or the Development from time to time by virtue of a change in the ownership of Landlord's interest or otherwise by operation of law and/or (iv) impose a charge for assessments, taxes, fees, levies and charges imposed by governmental agencies for services such as fire protection, sidewalk and road maintenance, refuse removal and other public services generally provided without charge to property owners or occupants prior to the date of this Lease, the same shall be deemed as a part of Taxes payable by Tenant hereunder for the purposes of this Lease. For the purposes of this Section 2.04, the term "Shopping Center" shall include any land upon which temporary off-site utility systems and parking serving the Shopping Center and/or the Development are located.

      (c) Tenant's proportionate share of Taxes, as reasonably determined by Landlord, shall be paid to Landlord as Additional Rent, in monthly installments on or before the first day of each month (or such longer period as Landlord may determine), in advance, in an amount estimated by Landlord and billed by Landlord to Tenant, provided that Landlord shall have the right initially to determine monthly estimates and to revise the estimates from time to time. Upon receipt of all tax bills pertaining to Taxes payable by Tenant, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of the Taxes for such year. In the event any applicable tax bill is not available at the time Landlord bills Tenant for Taxes, Landlord may estimate the amount of such tax. If the total amount paid by Tenant under this
Section 2.04 for any calendar, fiscal or lease year during the Term following the Rental Commencement Date shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due within thirty (30) days after demand therefore by Landlord, and if the total amount paid by Tenant hereunder for any such calendar, fiscal or lease year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against the next monthly payments due from Tenant to Landlord under this Lease. If at the end of the final lease year the total amount paid by Tenant hereunder for such lease year shall exceed such actual amount due from Tenant for such year, such excess shall be refunded to Tenant after Tenant has vacated the Premises in good condition at the conclusion of this Lease and any other sums due Landlord from Tenant under this Lease have been paid in full or deducted therefrom. A copy of a tax bill or statement or assessment notice submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Taxes assessed or levied against the property to which such bill relates. Tenant's obligations under this Section 2.04 shall survive the expiration of the Term or earlier termination of this Lease.

      (d) Landlord reserves the light to contest any Taxes levied or assessed during the Term upon, against or with respect to the Shopping Center and/or the Development or any portion thereof or interest therein. Tenant shall pay to Landlord that proportion of all costs incurred by Landlord in connection therewith based on the formula specified in Section 2.04(a). Notwithstanding any such contest, or any related negotiation or appeal, Tenant shall pay, as provided for in this Section 2.04, its proportionate share of Taxes. If, as a result of any such contest, negotiation or appeal, Taxes shall be increased, Tenant's proportionate share of Taxes shall be computed on the basis of the amount of Taxes finally determined to be payable by Landlord, including any of Landlord's reasonable costs in any such contest. If, as a result of any such contest, negotiation or appeal, Taxes shall be decreased, Landlord's statement to Tenant of Taxes following such decrease shall include an adjustment for any prior tax years affected by such decrease reflecting the amount of such decrease in Taxes. Tenant's proportionate share of any such adjustment, less all costs and expenses, including, but not limited to, attorney fees, expenses of accountants, consultants and appraisers, and administrative expenses incurred by Landlord in connection with such contest, negotiation or appeal and not previously paid by Tenant, shall be treated as a credit against Taxes payable by Tenant following such decrease.

      SECTION 2.05    TRASH REMOVAL CHARGE.

      Tenant, at Tenant's expense, shall at all times keep the Premises (including, without limitation, the service areas adjacent to the Premises, display windows and signs) orderly, neat, safe, clean and free from rubbish and dirt, and shall store all trash and other solid waste within the Premises or in such areas as may be designated by Landlord for such storage. Tenant shall not burn any trash or garbage at any time in or about the Development. Landlord may direct the use of solid waste disposal contractors at such intervals as Landlord may require. Tenant shall be solely responsible for and shall promptly pay, in a manner and at the place provided in this Lease, all fees and charges for trash removal required to properly service the Premises irrespective of whether such charges are initially paid in advance by Landlord, or otherwise. Landlord, at its sole option, may elect to furnish any or all services required for trash removal from the Premises, the cost of which will be, at Landlord's election, either (i) paid as Additional Rent to Landlord (which payment shall include a fifteen percent (15%) administrative fee to Landlord), each calendar month durng the Term of this Lease in the manner specified in Section 2.01 for the payment of Minimum Annual Rental, based upon Landlord's allocation thereof amongst Shopping Center occupants determined in its sole and absolute discretion, or (ii) included in Operating Costs and Expenses paid by Tenant pursuant to this Lease.

      At any time during the Term hereof, Landlord may, upon thirty (30) days' prior written notice to Tenant, discontinue furnishing trash removal services to the Premises without thereby affecting this Lease in any manner or otherwise incurring any liability to Tenant except that Landlord will no longer be required to furnish trash removal services to the Premises. If Landlord does not provide such services, Tenant shall arrange for the regular pickup of all trash, garbage and other solid waste.

      SECTION 2.06    ADDITIONAL RENT.

      In addition to Minimum Annual Rental and Percentage Rental hereunder, Tenant shall pay, as "Additional Rent" (whether or not so designated herein), in a manner and at the place provided in this Lease, all sums of money required to be paid by Tenant under this Lease. If such amounts or charges are not paid at the time and in the manner as provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Minimum Annual Rental thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or to limit any other remedy of Landlord. All amounts of Minimum Annual Rental, Percentage Rental and Additional Rent (also collectively referred to in this Lease as "Rental") payable in a given month shall be deemed to comprise a single rental obligation of Tenant to Landlord.

      SECTION 2.07    LATE CHARGE.

      Unless specifically stated otherwise in this Lease, all Rental or other charges required to be paid by Tenant pursuant to this Lease shall be due and payable ten (10) days after demand, without any notice from Landlord and without any deductions or offsets whatsoever. The parties hereby agree that late payment by Tenant of any Rental owing under this Lease will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs are extremely difficult and impracticable to fix. Such costs and expenses may include, for example, administrative and collection costs, and processing and accounting expenses Therefore, in the event Tenant fails to pay any monthly installment of Rental on the date said payment is due, then Tenant shall pay a late charge of ten percent (10%) of such amount as Additional Rent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs and expenses Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted in this Lease. In the event Tenant pays the late charge set forth hereunder but fails to pay contemporaneously therewith all unpaid amounts of Rental, Landlord's acceptance of this late charge payment shall not constitute a waiver of Tenant's default with respect to Tenant's nonpayment nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease, at law or in equity.

      SECTION 2.08    TENANT'S PAYMENT OBLIGATIONS.

      (a) Landlord may, at its option and its sole discretion, apply any payments received from Tenant to any Rental, or other charges which are then due and payable. If Landlord shall not make any specific application of a payment received from Tenant, then any payment received from Tenant shall be applied first to the other charge, then to Rental which has been overdue for the longest period of time. No designation of any payment by Tenant for application to a specific portion of Tenant's financial obligations hereunder shall be binding upon Landlord. Any sums received by Landlord after termination of this Lease shall not constitute rent but shall be received only as reimbursement for use and occupancy of the Premises.

      (b) Tenant covenants to pay all charges under this Lease, including, without limitation, Minimum Annual Rental, Percentage Rent and Additional Rent and other charges, independent of any obligation of Landlord. No breach of this Lease by Landlord shall relieve Tenant of its obligation and duty to pay all such charges when due under the terms of this Article II.

                                   ARTICLE III

                          RECORDS AND BOOKS OF ACCOUNT

      SECTION 3.01    TENANT'S RECORDS.

      Tenant shall prepare and keep full, complete and proper books and source documents, in accordance with Generally Accepted Accounting Principles, of the Gross Sales, whether for cash, credit or otherwise, of each separate department at any time operated within the Premises and of the operations of each subtenant, concessionaire, licensee and/or assignee, and shall require and cause all such parties to prepare and keep books, source documents, records and accounts sufficient to substantiate those kept by Tenant ("Records"). The Records to be kept by Tenant shall include, without limitation, true copies of all state and local sales and use tax returns and reports, records of inventories and receipts of merchandise, records of bank deposits of the entire receipts from transactions at the Premises, daily receipts from all sales (including those from mail or telephone orders), and other pertinent original sales records and records of any other transactions conducted in or from the Premises by Tenant and any other persons conducting business from the Premises. Pertinent original sales records shall include, without limitation, a point of sale system of record keeping and such other reasonable documentation which would normally be examined by an independent accountant pursuant to Generally Accepted Auditing Standards in performing an audit of Tenant's sales sufficient to provide determination and verification of Gross Sales and the exclusions and deductions therefrom Tenant's Records shall be preserved by Tenant at the Premises for at least three (3) years after expiration of each lease year or partial lease year. All of books, source documents, records and documentation maintained pursuant hereto shall at all reasonable times be open to the inspection of, and may be copied or extracted from, in whole or in part, by Landlord or Landlord's authorized representative or agent for a period of at least three (3) years after the expiration of each lease year.

      SECTION 3.02    REPORTS BY TENANT.

      Tenant shall furnish to Landlord, within fifteen (15) days after the expiration of each month of each lease year, a complete statement, certified by Tenant, of the amount of Gross Sales, as defined in, Section 2.03 of this Lease, made from the Premises during such period. Tenant shall furnish to Landlord, within thirty (30) days after the expiration of each lease year, a complete statement, certified by Tenant, showing in all reasonable detail the amount of such Gross Sales made by Tenant from the Premises during the preceding lease year or partial lease year. Tenant shall require all subtenants, concessionaires, licensees and/or assignees, if any, to furnish a similar statement. If Tenant or any subtenant, concessionaire, licensee and/or assignee fails to furnish to Landlord any monthly or annual statement of Gross Sales within the time required by this Section 3.02, then Tenant shall pay within ten
(10) days of demand therefore by Landlord as Additional Rent, a special handling fee of One Hundred Dollars ($100.00) per statement per day until such statement is delivered to Landlord. This remedy shall be in addition to any and all other remedies provided in this Lease or by law to Landlord. In addition, if Tenant or any subtenant, concessionaire, licensee and/or assignee, if any, fails to furnish any two (2) consecutive monthly or annual statements of Gross Sales within the time required by this Section 3.02, then, without limiting any of the Landlord's other rights under this Lease, Landlord shall have the right upon ten
(10) days' prior written notice to conduct an audit as set forth in Section 4.02 below and any and all charges occasioned by reason thereof shall be the sole obligation of Tenant and payable on demand.

                                   ARTICLE IV

                                      AUDIT

      SECTION 4.01    RIGHT TO EXAMINE BOOKS.

      Notwithstanding the acceptance by Landlord of payments of Minimum Annual Rental or Percentage Rental or installments thereof, Landlord shall have the right to audit all rentals and other charges actually due hereunder. Within ten
(10) days following Landlord's request, Tenant shall make available to Landlord at the Premises or at Tenant's principal business office in the United States for examination, extracting and/or copying all books, source documents, accounts, records and sales tax reports of Tenant and any subtenants, concessionaires, licensees and/or assignees, including Tenant's state and federal income tax returns, in order to verify the amount of Gross Sales made in and from the Premises.

      SECTION 4.02    AUDIT.

      (a) At its option, Landlord may at any time upon ten (l0)days' prior written notice to Tenant, cause a complete audit (including a physical inventory) to be made by an auditor selected by Landlord of the entire records and operations of Tenant and/or any subtenants, concessionaires, licensees and/or assignees relating to the Premises for the period covered by any statement issued or required to be issued by Tenant or a concessionaire as above set forth in Article III. In connection with the audit, Landlord or its representative will have the right to inspect records from any other store operated by Tenant or an affiliate of Tenant, but only if such inspection is reasonably necessary to verify Tenant's Gross Sales reports. Tenant shall make available to Landlord's auditor at the Premises or at Tenant's principal business office in the United States, within ten (10) days following Landlord's notice requiring such audit, all of the books, source documents, accounts, records and sales tax reports of Tenant and any of its concessionaires which such auditor deems necessary or desirable for the purpose of making such audit, including Tenant's state and federal income tax returns. If such audit discloses that Tenant's Gross Sales as previously reported for the period audited were understated, Tenant shall immediately pay to Landlord the additional percentage rental due for the period audited. Further, if such understatement was in excess of two percent (2%) of Tenant's actual Gloss Sales as disclosed by such audit, Tenant shall immediately pay to Landlord the cost of such audit, and if such understatement was in excess of ten percent (10%) of Tenant's Gross Sales as disclosed by such audit, Landlord may declare this Lease terminated and the Term ended, in which event this Lease shall cease and terminate on the date specified in such notice with the same force and effect as though the date set forth in such notice were the date set forth in this Lease for expiration of the Term, and Tenant shall vacate and surrender the Premises on or before such date in the condition required by this Lease for surrender upon the expiration of the Term.

      (b) If upon examination or audit Landlord's accountant or representative determines that sufficient documentation is not maintained, retained, recorded or available to verify Tenant's actual Gross Sales, Tenant shall pay for the cost of such audit and, in addition, should Landlord deem it necessary, Tenant shall reconstruct, at its sole cost and expense, all Records for the determination of Gross Sales for any period being audited.

            If such audit shall disclose that the Records, in Landlord's determination, are inadequate to disclose such Gross Sales, Landlord shall be entitled to collect as Additional Rent an amount equal to ten percent (10%) of the Minimum Annual Rental payable by Tenant during the period in question.

      (c) If Tenant subleases, licenses, or in any manner allows the Premises to be used by another party (the "Subtenant"), Tenant is responsible for ensuring that the Subtenant's Records conform to the requirements of this Lease. The failure of Subtenant to maintain its Records as required under this Lease, or to correctly report Gross Sales, will be deemed a failure on the part of Tenant to conform to the requirements of this Lease and shall subject Tenant to the remedies set forth in Section 4.02(a) or Section 4.02(b) above, including termination of this Lease.

                                    ARTICLE V

                            CONSTRUCTION OF PREMISES

      SECTION 5.01    CONSTRUCTION OF PREMISES.

      (a) Any improvements to be made to the Premises shall be substantially as set forth in Exhibit B attached hereto. Each of the parties hereto shall perform the obligations imposed upon such party in said Exhibit at the times and in the manner therein provided. It is understood and agreed by Tenant that any minor changes from any plans or specifications covering Landlord's Work as defined in said Exhibit shall not affect or change this Lease or invalidate the same.

      (b) Without limiting the generality of the incorporation by reference of all exhibits and/or addenda to this Lease, Tenant's failure to furnish the plans and specifications required pursuant to Exhibit B ("Plans and Specifications") to Landlord within the time periods and in the form required by Exhibit B, or failure to perform any other obligation under Exhibit B, shall constitute a default under this Lease pursuant to Article XIX below, which shall entitle Landlord to all remedies set forth in Article XIX below. In addition, if Landlord determines that Landlord and Tenant are unable to agree upon the Plans and Specifications, Landlord may at its option, terminate this Lease upon ten
(10) days' notice to Tenant, in which event this Lease shall terminate on the date specified in such notice and Tenant shall remain liable as provided in this Lease. No deviation from the final Plans and Specifications, once approved by Landlord, shall be made by Tenant without Landlord's prior written consent. Approval of the final Plans and Specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy, efficacy or sufficiency, and Tenant shall be solely responsible for such items. Any occupancy of the Premises by Tenant prior to the Rental Commencement Date shall be solely for the purpose of inspection, measurement and obtaining information necessary to prepare Plans and Specifications and to construct its leasehold improvements, and shall be subject to all terms and conditions of this Lease applicable to such entry prior to the Rental Commencement Date pursuant to
Section 1.02 above. Storefront barricades, reasonably acceptable to Landlord, attractively screening the Premises from view during construction shall be erected and maintained by Tenant at all times prior to Tenant's opening for business to the general public and shall be removed by Tenant prior to such opening.

      SECTION 5.02    CERTIFICATE OF OCCUPANCY.

      Within the earlier of (a) ten (10) days after completion of construction of Tenant's Work in accordance with the final Plans and Specifications as approved by Landlord (as described in Section 5.01 and Exhibit B); or (b) ten
(10) days after Tenant opens the Premises for business, Tenant shall deliver to Landlord the original of the Certificate of Occupancy for the Premises issued by the appropriate governmental agency, original execution copies of all mechanics' lien releases or other lien releases on account of Tenant's Work, notarized and unconditional, in such form as Landlord shall have approved, copies of all building permits indicating inspection and approval by the issuer of said permits, and an architect's certification that Tenant's Work has been constructed in accordance with the final Plans and Specifications and is fully complete in accordance with Exhibit B.

      SECTION 5.03    CONDITION OF PREMISES.

      Except as otherwise specifically provided in this Lease (including, without limitation, in Exhibit B attached hereto), Tenant hereby agrees that upon delivery of possession of the Premises to Tenant, Tenant shall accept such delivery of possession of the Premises in its then existing "AS IS" condition, and Tenant acknowledges (i) that Tenant shall have inspected the Premises and shall be fully aware of the condition of the Premises as of delivery of possession, (ii) that Landlord shall have no obligation to improve or alter the Premises for the benefit of Tenant, (iii) that, except as may be expressly provided in this Lease, neither Landlord nor any of Landlord's employees, agents, representatives, contractors nor brokers has made any representation or warranty any of any kind respecting (a) the condition of the Premises, Shopping Center and/or Development, (b) the suitability thereof for Tenant's use or the conduct of Tenant's business, or (c) occupancy or operation within the Shopping Center or Development by any other person or entity. Tenant irrevocably waives any claim based upon or related to any such claimed representation by Landlord or any claimed representation by Landlord as to traffic to be expected at the Premises or sales to be expected at the Premises. Tenant's taking possession of the Premises shall constitute Tenant's formal acceptance of the same and acknowledgment that the Premises are in the condition called for under this Lease, subject to all field conditions existing at the time of delivery of possession. In no event shall Landlord be liable for damages or otherwise as a result of any failure to make the Premises available within the time and/or in the condition provided in this Lease and no such failure shall permit Tenant to rescind or terminate this Lease.

      SECTION 5.04    ULTIMATE RENTAL COMMENCEMENT DATE.

      Notwithstanding anything to the contrary contained herein, if for any leason whatsoever (including, without limitation, excusable delay), the Rental Commencement Date shall not have commenced prior to such date as shall be two
(2) years from the Commencement Date, then this Lease shall be automatically terminated without further act of either party hereto and each of the parties hereto shall be released from any further obligation hereunder.

                                   ARTICLE VI

                       ALTERATIONS, CHANGES AND ADDITIONS

      SECTION 6.01    ALTERATIONS BY TENANT.

      Tenant shall not make or cause to be made any alterations, additions or improvements to the Premises without the prior written approval of Landlord (for example, but without limiting the generality of the foregoing, Tenant shall not install or cause to be installed any signs, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies, awnings, electronic detection devices, antennas, mechanical, electrical or sprinkler systems, or make any changes to the storefront). However, Tenant may make such alterations, additions and improvements to the interior of the Premises as do not in the aggregate exceed in any lease year the amount set forth in the Data Sheet, provided (a) the same are cosmetic and not structural in nature, do not affect a utility system, the storefront or storefront sign and are not inconsistent with the final Plans and Specifications approved by Landlord, (b) that Tenant complies with the provisions concerning contractors, labor relations, compliance with law, reporting of costs and insurance and bonds and the provisions of Exhibit B, and (c) that Tenant shall submit to Landlord fifteen (15) days written notice prior to undertaking any of the foregoing. Tenant shall present to Landlord Plans and Specifications for any other alterations, additions or improvements at the time approval is sought, in accordance with criteria and procedures as provided in Exhibit B.

      SECTION 6.02    REMOVAL BY TENANT.

      All alterations, decorations, additions and improvements made by Tenant shall be deemed to have attached to the Premises and to have become the property of Landlord upon such attachment. Upon the expiration or earlier termination of this Lease, Tenant shall not remove any of such alterations, decorations, additions and improvements, except that trade fixtures, equipment and other personal property installed by Tenant ("Property") and not affixed to the Premises may be removed if all Rental and other charges due hereunder are paid in full and Tenant is not otherwise in default hereunder, provided that Tenant immediately repairs any damage caused by such removal. Further, Landlord may designate by written notice to Tenant those alterations, decorations, additions and improvements which shall be removed by Tenant at the expiration or termination of this Lease, and Tenant shall, at its own cost and expense, promptly remove the same and immediately repair any damage to the Premises caused by such removal. If Tenant shall fail to remove any of its Property, Landlord may, at Landlord's option, retain either any or all of the property, and title thereto shall thereupon vest in Landlord without compensation to Tenant, or remove all or any portion of the Property from the Premises and dispose of the Property in any manner, without compensation to Tenant. In the latter event, Tenant shall, upon demand, pay to Landlord the actual expense of such removal and disposition and the repair of any damage to the Premises resulting from or caused by such removal. The obligations contained in this
Section 6.02 shall survive the expiration or earlier termination of this Lease.

      SECTION 6.03    CHANGES AND ADDITIONS.

      (a) Landlord reserves the right at any time, and from time to time, to make alterations to, and to build additional stories on the building in which the Premises is located, and to construct other buildings and improvements in the Shopping Center and/or the Development, including any modifications of the Common Areas in connection therewith, to enlarge or reduce the Shopping Center and/or the Development, to add decks or elevated parking facilities, and to sell or lease any part of the land comprising the Development, as shown on Exhibit A-1, for the construction thereon of a building or buildings to be occupied by a Department Store which may or may not be part of the Development. Landlord also reserves the right at any time, and from time to time, to change, modify, or abolish any temporary off-site utility serving the Shopping Center and/or Development. The purpose of Exhibit A-1 is to show the approximate location of the Shopping Center while the purpose of Exhibit A-2 is to show the approximate location of the Premises within the Shopping Center. Landlord reserves the right at any time to relocate, reduce, enlarge, or reconfigure the various buildings, parking areas and other common areas shown on said exhibits; provided, however, that no such changes shall reduce the parking areas below the number of parking spaces required by law.

      (b) Landlord shall have the exclusive right to use all or any part of the roof of the Premises for any purpose; to erect additional stories or other structures over all or any part of the Premises, to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied; and to install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Shopping Center, the same to be in locations as will not unreasonably deny Tenant's use thereof. Landlord may make any use it desires of the Side or rear walls of the Premises (including, without limitation, freestanding columns and footings for all columns), provided that such use shall not encroach on the interior of the Premises unless (i) all work carried on by Landlord with respect to such encroachment shall be done during hours when the Premises are not open for business and otherwise shall be carried out in such a manner as not to unreasonably interfere with Tenant's operations in the Premises, and (ii) Landlord, at its expense, shall repair all damage to the Premises resulting from such work.

      SECTION 6.04    RIGHTS OF LANDLORD.

      (a) Landlord hereby reserves the right at any time following the Commencement Date to change the location of the Premises in the Shopping Center, as the same may be expanded from time to time, provided such relocated premises shall contain approximately the same number of square feet as the original Premises. In the event Landlord elects to exercise such right, it shall so advise Tenant by sixty (60) days prior written notice, and Tenant hereby agrees to be bound by such election and to execute, upon receipt from Landlord, whatever amendments or other instruments as may be required to correctly reflect the foregoing. Landlord shall pay the costs of renovating the relocated Premises so that the same are reasonably comparable to the original Premises (including leasehold improvements) and of moving and reinstalling Tenant's trade fixtures and storefront sign. Landlord shall have no liability for such relocation or the closing of the Premises other than as specifically set forth in this paragraph and Tenant waives any such claims including, without limitation, claims for lost profits.

      (b) In the event Landlord elects to expand or renovate the Shopping Center in a manner that Landlord in its sole judgment believes makes it desirable for Landlord to obtain possession of the Premises, Landlord, upon one hundred eighty (180) days prior notice in writing to Tenant, may terminate this Lease. In the event of such termination, within thirty (30) days following the date that Tenant shall have vacated the Premises, paid all rents and performed all other accrued obligations under this Lease through to the effective date of such termination, Landlord shall pay to Tenant a sum equal to the then unamortized cost of Tenant's leasehold improvements paid for by Tenant exclusive of any construction allowance which has been paid to Tenant and the value of any construction chargebacks set forth in Exhibit B that have been waived by Landlord, such amortization to be as determined with reference to Tenant's federal income tax returns but in no event more than an amount based on straight-line depreciation. Upon written request from Landlord, Tenant shall furnish to Landlord such information as Landlord may reasonably require in connection with the determination of such costs.

                                   ARTICLE VII

                          CONDUCT OF BUSINESS BY TENANT

      SECTION 7.01    PERMITTED USE.

      Tenant shall use the Premises only for the purpose of conducting the business specifically set forth in the Data Sheet and for no other use or purpose. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity conducted in the Premises, or if a failure to procure such a license or permit might or would in any way adversely affect Landlord, the Shopping Center and/or the Development, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the requirements of each such license or permit.

      SECTION 7.02    OPERATION OF BUSINESS.

      (a) Tenant agrees to be open for business and to operate in all of the Premises during the entire Term following the Rental Commencement Date, and to actively and diligently conduct its business at all times in a first class and reputable manner, maintaining at all times a full staff of employees and a complete stock of current season merchandise. Tenant shall install and maintain at all times a display of merchandise in the display windows, if any, of the Premises and shall keep the same well lighted. Tenant shall be obligated to be open for business and to operate continuously during all hours established by Landlord as Shopping Center business hours. In the event Landlord has approved Tenant's remaining open for business after normal Shopping Center hours, then such approval shall be conditioned upon Tenant paying, as Additional Rent, all additional costs incurred by Landlord as a result thereof. Tenant's obligation to be open for business shall include, but not be limited to, opening for business not more than fifteen (15) minutes late, closing for business not more than fifteen (15) minutes early, and closing for business for not more than fifteen (15) minutes during Shopping Center business hours. If Tenant fails to comply with any of the provisions of this Section 7.02(a), then Tenant shall pay within ten (10) days of demand therefor by Landlord Additional Rent in the amount of One Hundred Fifty Dollars ($150.00) per day until such time as Tenant is in compliance with this Section 7.02(a). This remedy shall be in addition to any and all other remedies provided in this Lease or by law to Landlord. Failure by Tenant to be open for business and to operate shall entitle Landlord, in addition to other remedies provided in this Section 7.02, this Lease or by law, to mandatory injunctive relief. Without limiting the generality of the foregoing, in the event the hours during which the Shopping Center is legally permitted to be open to the public are regulated by any lawful authority, then Landlord shall be the sole judge of which hours and days shall be Shopping Center business hours.

      (b) Tenant, at Tenant's expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction affecting or applicable to the Premises or the cleanliness, safety, occupancy and use of the same, whether or not any such law, ordinance, order, rule, regulation or requirement is substantial, or foreseen or unforeseen, or ordinary or extraordinary, or shall necessitate changes or improvements (other than structural changes or improvements) or interfere with the use and enjoyment of the Premises. Tenant shall not do or permit anything to be done in or about the Premises, nor bring anything therein, which will in any way conflict with any such law, ordinance, order, rule, regulation or requirement affecting the occupancy or use of the Premises, the Shopping Center or the Development which has been or may hereafter be enacted or promulgated by governmental authorities, or in any way obstruct or interfere with the rights of others, nor shall Tenant use or allow the Premises to be used for any improper, immoral or objectionable purposes or do any act tending to injure the reputation of the Shopping Center and/or the Development Tenant shall not give samples, approach customers or other wise solicit business in the parking or other Common Areas or any part of the Development other than in the Premises, nor shall Tenant distribute any handbills or other advertising matter in the parking area or other Common Areas or any part of the Development. other than in the Premises.

             No auction, liquidation, going out of business, fire or bankruptcy sale may be conducted or advertised by sign or otherwise in the Premises. Tenant shall not permit the operation of any coin operated or vending machines or pay telephones in the Premises, other than in the areas reserved solely for the use of Tenant's employees. Tenant shall not sell or display any merchandise within five feet (5) of the storefront leaseline or opening unless such sale or display shall be expressly approved on the Plans and Specifications or otherwise approved by Landlord, in writing, except that Tenant shall be permitted to display merchandise in the display windows, if any. Tenant shall not use the areas adjacent to the Premises for business purposes or any other purpose. Tenant shall not store anything in service or exit corridors. All receiving and delivery of goods and merchandise for the Premises, and all removal of merchandise, supplies, equipment, trash and debris and all storage of trash and debris from the Premises shall be made only by way of or in the areas provided by Landlord Tenant shall be solely responsible for prompt disposal within the Premises or in such areas as may be provided for such disposal by Landlord of all trash and debris from the Premises. Tenant shall not use or permit the use of any portion of the Premises as sleeping quarters, lodging rooms, for any unlawful purpose, or for cooking, except as specifically permitted in Section
7.01. Tenant shall not install any radio, television, communication dish or other similar device or related equipment exterior to the Premises, shall not cause or make any penetration of the roof of the Premises or the building in which the Premises is located and shall not erect any aerial or antenna on the roof or exterior walls of any building within the Development.

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            If Tenant shall fail to comply with any of the provisions of this
Section 7.02(b), then Tenant shall pay, within ten (10) days of demand therefore by Landlord, Additional Rent in the amount of One Hundred Dollars ($100.00) per day until such time as Tenant is in compliance. This remedy shall be in addition to any and all other remedies provided in this Lease or by law to Landlord.

      (c) If Tenant is permitted pursuant to this Lease to engage in the sale of food and/or beverages from the Premises, whether in the area designated as a Food Court or otherwise, the same shall be offered only pursuant to a menu approved in writing by the Landlord and attached as an exhibit to this Lease which shall not be changed without Landlord's prior written consent. Further, in such event, Tenant shall provide to Landlord upon demand proof satisfactory to Landlord that monthly cleaning and maintenance of all grease traps, pans and hood ventilators located in the Premises has been performed by a suitable contractor. A suitable contractor shall be one who is bondable and capable of performing Tenant's obligations hereunder. If Tenant is permitted to engage in the sale of food and/or beverages from the Premises and the Premises is not located within a Food Court area, Tenant shall be solely responsible for prompt collection of all trash and debris within a radius of thirty feet (30') of the Premises. Tenant shall further be solely responsible for prompt disposal within the Premises or in such areas as may be provided for such disposal by Landlord of all such trash and debris. If Tenant fails to effect such prompt collection and disposal, Landlord may provide for such collection and disposal and, in such event, Tenant shall pay to Landlord the cost of such collection and disposal plus a fifteen percent (15%) administrative fee to Landlord within ten (10) days after receipt of a written statement setting forth such cost.

      SECTION 7.03    HAZARDOUS MATERIALS.

      (a) For the purposes of this Section 7.03 the following terms shall have the following meanings, (i) the term "Hazardous Material" shall mean. (aa) any material or substance that, whether by its nature or use, is subject to regulation under any Environmental Requirement, or (bb) any material, substance or waste which is toxic, ignitable, explosive, corrosive or reactive, or (cc) asbestos, or (dd) petroleum and petroleum-based products, or (ee) formaldehyde, or (ff) polychlorinated biphenyls (PCBs), (gg) fieon and other chlorofluorcarbons or (hh) such other material as is designated in a notice from Landlord to Tenant (whether such notice is provided before or after Tenant first commences to use such material), (ii) the term "Environmental Requirement" shall include the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U S C SS.9601 et seq), the Hazardous Materials Transportation Act (49 U S C SS.1801 et seq), the Resource Conservation and Recovery Act (42 U S.C SS.6901 et seq), the Toxic Substances Control Act (15 U S C SS.2601 et seq), the Clean Air Act (42 U S C. SS.7401 et seq), the Federal Water Pollution Control Act (33 U S C, SS.1251 et seq), all as presently in effect and as the same may hereafter be amended, any regulation pursuant thereto, or any other present or future law, ordinance, rule, regulation, order or directive addressing environmental, health or safety issues of or by any Governmental Authority, and
(iii) the term "Governmental Authority" shall mean the Federal government, or any state or other political subdivision thereof, any local government, or any agency, court or body of the Federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

      (b) Tenant hereby represents and warrants to Landlord that it will insure that (i) no Hazardous Material will be generated, manufactured, sold, transported or located at, on, in, under or about the Premises; (ii) no Hazardous Material will be generated, manufactured, sold, transported or located at, in, on, under or about the Premises in a manner which violates any Environmental Requirement, or which requires cleanup or corrective action of any kind under any Environmental Requirement and (iii) no Hazardous Material will be transported, released, emitted, sold, discharged, leached, dumped or disposed of from the Premises onto or into any other property. However, the above prohibition concerning Hazardous Materials shall not prevent Tenant from selling regular consumer products which contain small, safe amounts of such Hazardous Materials or maintaining small, safe amounts of cleaning solutions at the Premises.

      (c) Tenant shall comply and shall cause any other person on or about the Premises, including, without limitation, employees, invitees, contractors, subcontractors, licensees, subtenants or agents, to comply in all respects with all Environmental Requirements, and shall cause itself and its employees, invitees, contactors, subcontractors, licensees, subtenants or agents not to generate, store, handle, manufacture, process, sell, dispose of, transport or otherwise use Hazardous Materials at, in, on, under or about the Premises in a manner that could lead or potentially lead to the imposition on Landlord or the Shopping Center or the Development of any liability or lien of any nature whatsoever.

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      (d)   Tenant shall (i) notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a Governmental Authority under any Environmental Requirement, (ii) promptly forward to Landlord copies of any notices received by Tenant relating to the alleged violations of any Environmental Requirement; and (iii) promptly pay when due any fine or assessment against Tenant, Landlord or the Shopping Center or the Development relating to any Environmental Requirement or the existence of Hazardous Materials at the Premises.

      (e) If, at any time, it is determined that the operation or use of the Premises violates any applicable Environmental Requirement, or that there are Hazardous Materials located at, in, on, under or about the Premises which require special handling in collection, storage, treatment or disposal, or any other form of cleanup or corrective action, Tenant shall within ten (10) days after receipt of notice thereof from any Governmental Authority or from Landlord take, at its sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Requirements, provided, however, that if such compliance cannot reasonably be completed within such ten (10) day period, Tenant shall commence such necessary action within such ten (10) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Requirements. If Tenant fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any such action, Landlord may, in its sole and absolute discretion, make advances or payments towards the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by Landlord (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from Tenant. If Tenant fails to make such payment within ten (10) days of such demand, Tenant shall be in default under this Lease and Landlord may, without any further notice to Tenant terminate this Lease or resort to any other of its rights upon default set forth in Article XIX. Tenant will execute and deliver, promptly upon request, such instruments as Landlord may deem useful or necessary to permit Landlord to take such action, and such notes, mortgages, or other security as Landlord may require to secure all sums to be advanced or paid by Landlord.

      (f) If a lien is filed against the Premises, the Development or the Shopping Center by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an Environmental Requirement, or a liability regarding Hazardous Materials related to an action or omission, whether intentional or unintentional, of Tenant or for which Tenant is responsible, then Tenant shall, within ten (10) days from the date that the Tenant is first given notice that such lien has been placed (or within such shorter period of time as may be specified by Landlord if such Governmental Authority has commenced steps to cause the property to be sold pursuant to such lien) either (i) immediately pay the claim and remove the lien, or (ii) immediately furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Landlord and is sufficient to effect a complete discharge of such lien.

      (g) If Landlord reasonably believes that (i) Tenant has permitted a Hazardous Material at the Premises, or (ii) that any other condition violates or threatens to violate any Environmental Requirement, Landlord may, at is option, cause an environmental site assessment of the Premises or portions thereof to be conducted to confirm Tenant's compliance with the provisions of this Section, and Tenant shall cooperate in all reasonable ways with Landlord in connection with any such environmental site assessment and shall pay all costs and expenses incurred in connection therewith.

      (h) Tenant shall defend, indemnify, and hold harmless Landlord its affiliates, parent corporation, subsidiaries, partners, members, management company, successors and assigns, and the employees, agents, officers, directors, shareholders, members, advisers, trustees and fiduciaries of any of them from and against any and all loss, claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, consequential damages, costs or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) directly or indirectly arising out of, or in any way related to (i) any breach by Tenant of any of the provisions of this Section 7.03, (ii) the presence, use, generation, transportation, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Premises, the Shopping Center or the Development including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting the Premises, the Shopping Center, the Development or any soil, water, air, vegetation, buildings, personal property, persons or animals, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Material, or (v) any violation of any Environmental Requirement or any policy or requirement of Landlord hereunder. The indemnities set forth in this subparagraph (h) are limited to actions or omissions of Tenant, its contractors, subcontractors, licensees, concessionaires or others on the Premises at the request of or with the consent of Tenant. Tenant shall indemnify Landlord for all losses, including, but not limited to, damages occasioned by the inability of Landlord to relet the Premises or a reduction in the fair market and/or Rental value of the Premises, Shopping Center or Development.

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      This indemnification shall, notwithstanding any exculpatory or other provision of any nature whatsoever to the contrary set forth in the Lease, or any other document or instrument now or hereafter executed between Landlord and Tenant, constitute the personal recourse undertaking, obligation and liability of the Tenant and any guarantor. The obligations set forth in this Section 7.03 shall survive the termination of the Lease.

      (i) If the Lease is assigned to, or assumed by another party, or in the event of a sublease, it shall be a condition of such assignment, assumption or sublease that the assignee, party assuming or sublease shall assume the obligations of this Section 7.03 in addition to such obligations of Tenant continuing after and surviving such sublease, assignment or assumption. The obligations and liabilities of Tenant under this Section 7.03 shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of any assignment, sublease or assumption and irrespective of any other fact or circumstance of any nature whatsoever.

      (j) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of the Lease free of Hazardous Materials and free of any violation of any Environmental Requirement. Upon surrender, Tenant shall provide Landlord with a report by experts acceptable to Landlord showing the Premises free of Hazardous Materials.

      SECTION 7.04    RADIUS.

      Tenant acknowledges that sales from a store owned by it or a related entity as described herein within a ten (10) mile radius may reduce the Gross Sales that might otherwise be made from the Premises. If such a business is operated, the specific effect on Gross Sales may be difficult or impossible to establish with certainty. Therefore, in order to provide Landlord with a fair and adequate rental for the Premises, in the event that during the Term hereof Tenant or any person, firm, corporation or other entity who or which controls or is controlled by Tenant, or by any person, firm, corporation or other entity who or which controls Tenant, shall directly, either individually or as a partner or stockholder or otherwise, own, operate or become financially interested in any business similar to or in competition with the business of Tenant described in the Data Sheet, within a radius of ten (10) miles from the Development, then the Gross Sales of any such business or businesses within said area shall be included in the Gross Sales made from the Premises and the Percentage Rental hereunder shall be computed upon the aggregate of the Gross Sales made from the Premises and by any such other business or businesses then conducted within said area. Tenant shall be obligated to provide Landlord with a statement of Tenant's Gross Sales for all such other businesses operated within such area, in accordance with the provisions of Article III and Landlord shall have a right to examine the books and to audit such other businesses in a manner as set forth in
Article IV of this Lease.

      This Section 7.04 shall not apply to any such business or businesses open and in operation within said area as of the date of execution of this Lease. Landlord or Landlord's authorized representative or agent shall have the right at all reasonable times during the Term hereof and for a period of at least two
(2) years after the expiration of the Term, to inspect, audit, copy and make extracts of the books, source documents, records and accounts pertaining to such other business or businesses for the purpose of determining or verifying the Additional Rent due to Landlord pursuant to this Section.

                                  ARTICLE VIII

                                  COMMON AREAS

      SECTION 8.01    OPERATION AND MAINTENANCE OF COMMON AREAS.

      Following the Rental Commencement Date, Landlord shall cause to be operated and maintained during the Term all "Common Areas" (as defined below) at a level comparable to other regional shopping malls in the region in which the Development is located. The manner in which such areas and facilities shall be operated and maintained, and the expenditures therefore, shall be at the sole discretion of Landlord and the use of such areas and facilities shall be subject to such reasonable regulations as Landlord may make from time to time.

      SECTION 8.02    USE OF COMMON AREAS.

      The term "Common Area(s)", as used in this Lease, shall mean, to the extent provided by Landlord, all improved and unimproved areas within the Shopping Center and the Development including, without limitation (i) parking structures, areas and facilities (collectively, "parking facilities"), traffic control and

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traffic information signs and equipment, roadways, pedestrian sidewalks, curbs, driveways, a monorail system, if any, public transportation loading and unloading facilities not devoted to a single tenant, truckways, delivery areas, landscaped areas, community rooms, office facilities, elevators, escalators, roofs, skylights, beams, stairs and ramps not contained within any Floor Area, public restrooms and comfort stations, service areas, service and fire exit corridors, passageways and other areas, amenities, facilities and improvements provided by Landlord, and (ii) those areas within the Development and areas adjacent to the Development containing parking facilities, signs, pylons or structures advertising the Development or which from time to time may be provided by the owners of such areas for the convenience and use of Landlord, the tenants of the Shopping Center and the Development, the owners and occupants of the Department Stores and their respective concessionaires, agents, employees, customers, invitees and any other licensees. The use and occupancy by Tenant of the Premises shall include the non-exclusive use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas have been or may hereafter be provided by Landlord or by the owners of Common Areas not within the Shopping Center or the Development as specified in the preceding sentence, subject, however, to such rules and regulations for the use thereof as may be prescribed from time to time by Landlord or the owner of such Common Areas, including the right of Landlord or such owner to impose parking charges, whether by meter or otherwise, and to determine the hours and mode of operation of the elevators and escalators serving the Development and the Shopping Center. In no event, however, shall Tenant, its agents or employees, use the Common Areas for the display or sale of merchandise.

      Landlord shall have the right, but not the obligation, from time to time, to modify the Common Areas, remove portions of the Common Areas from common use, to permit entertainment events, advertising displays, educational displays and other displays in the Common Areas that in Landlord's judgment tend to attract the public, to erect buildings or other improvements on the Common Areas, to lease kiosks and to establish, modify and enforce reasonable rules and regulations with respect to all Common Areas. Tenant shall not be entitled to any credit for income earned by Landlord with respect to the Common Area.

      Tenant and its employees shall not park their cars or any other vehicles in the parking facilities except in the areas specifically designated by Landlord for employee parking. Automobile license numbers of employees' cars shall be furnished by Tenant to Landlord upon Landlord's request. In the event any vehicle is parked by an employee of Tenant in a parking area not designated for employee parking, (a) Landlord shall have the light to cause the vehicle to be towed, at Tenant's expense, to a location designated by Landlord, and/or (b) Tenant shall pay to Landlord as Additional Rent the sum of Fifty Dollars ($50
00) per day per automobile parked by Tenant or an employee of Tenant in a parking area not designated for employee parking. Tenant shall indemnify, defend and hold harmless Landlord and its employees, agents, contractors and representatives from and against any and all claims of the employee and/or owner of any vehicle so towed. Prior to imposing any charge upon Tenant hereunder, Landlord shall give Tenant written notice of the first violation of this provision and Tenant shall have two (2) days thereafter within which to cause the violation to be discontinued, if the violation is not discontinued within said two day period, then the per day fine shall commence without further action by Landlord. After notice of such first violation, no prior notice of any subsequent violation shall be requested. All amounts due under the provisions of this paragraph shall be payable by Tenant within ten (10) days after demand therefor.

      Landlord may at any time close any Common Area to make repairs or changes, to prevent the acquisition of public rights in such area or to discourage non-customer parking, to use areas for attendant or valet parking, and may do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof.

      SECTION 8.03    COMMON AREA OPERATING COSTS AND EXPENSES.

      (a) Tenant shall pay to Landlord as Additional Rent in the manner and at the place hereinafter provided Tenant's proportionate share of the following (collectively "Operating Costs and Expenses") all costs and expenses of every kind and nature paid or inclined by Landlord in managing, operating, equipping, policing and protecting, lighting, signing, cleaning, painting, heating, ventilating, an conditioning, providing sanitation and sewer and other services, insuring, defending or prosecuting lawsuits (or other legal proceedings), repairing, replacing and maintaining (i) the Common Areas (including the parking facilities), (ii) all buildings and roofs within the Development and (iii) all other areas, facilities, work and storage areas, leased or owned property, and buildings whether located within or outside of, the Development or the Shopping Center (the "project areas") plus an amount equal to fifteen percent (15%) of the total of all of the costs and expenses set forth herein.

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            By way of example, Operating Costs and Expenses shall include, but shall not be limited to, the full cost of illumination and maintenance of signs, whether located on or off the site of the Development; trash removal or recycling, snow and ice removal, storm drainage systems and other installations, water, gas, sewage, electricity and other utilities, including any and all usage, service, hook-up, connection, availability and/or standby fees, deposits or charges pertaining to same, maintenance and operation of any temporary or permanent utility (including a sewage disposal system, within or outside the Shopping Center and/or the Development) built, operated and/or maintained for the specific purpose of servicing the Shopping Center and/or the Development, together with hook-up or connection fees and service charges, compliance with all rules, regulations and orders of governmental authorities including those pertaining to environmental safety (e.g. the cost of monitoring an quality and project life safety systems) and any amounts payable to municipal and/or other governmental bodies in connection with environmental impacts, capital improvements designed to protect the health and safety of the tenants in the Shopping Center and/or the Development, cleaning, lighting, striping and landscaping curbs, gutters, sidewalks, drainage and irrigation ditches, conduits, pipes and canals located on or adjacent to the Development, premiums and other costs for all liability, casualty and property insurance maintained by Landlord (including rent insurance, self-insurance and the payment of deductible amounts under insurance policies) and for any payment or reserve made by Landlord for claims for damage to person (including loss of life) or property, personal property taxes, audit fees and expenses, supplies, maintenance and replacement of equipment supplying music to the Shopping Center and/or the Development, taxes and assessments levied or assessed by any municipal, county, state, federal or other taxing or assessing authority upon, against or with respect to the Common Areas and/or the land thereunder and the land on which the Development is situated, and all property and improvements (including any land upon which may be located any temporary or permanent utility, within or outside the Development), built, operated and/or maintained for the specific purpose of servicing the Shopping Center and/or the Development which may at any time comprise or serve the Shopping Center and/or the Development, whether located on or off the site of the Development, irrespective of whether the same is taxed or assessed as real or personal property, depreciation of maintenance equipment used in the operation or maintenance of Common Areas or project areas; and total compensation and benefits (including premiums for worker's compensation and other insurance) paid to or on behalf of employees involved in the performance of the work specified in this Section 8.03 The preceding is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such services In the event any item of Operating Costs and Expenses serves or benefits one or more properties in addition to all or part of the Development, the expense attributable to such item included in Operating Costs and Expenses shall be equitably prorated by Landlord.

      (b) The proportionate share so to be paid by Tenant shall be that portion of Operating Costs and Expenses which the number of square feet of Floor Area in the Premises bears to the total number of square feet of gross leased and occupied Floor Area of all buildings in the Shopping Center. The gross leased and occupied Floor Area in effect for the whole of any lease year shall be the average of the gross leased and occupied Floor Area in effect on the first day of each calendar month in such lease year. Prior to the proration of Operating Costs and Expenses, there shall be deducted therefrom all amounts received from the Department Stores (and from any other tenant within the Development not included in the definition of Shopping Center) toward such costs and expenses.

      (c) Tenant's proportionate share of Operating Costs and Expenses for each lease year during the Term following the Rental Commencement Date shall be paid as Additional Rent to Landlord in monthly installments on the first day of each calendar month, in advance, in an amount estimated by Landlord from time to time. Subsequent to the end of each calendar or fiscal or lease year (at Landlord's option), Landlord shall furnish Tenant with a statement of Tenant's proportionate share of such Operating Costs and Expenses for such period showing the method of computing such share. If the total amount paid by Tenant under this Section for any such lease year shall be less than the actual amount due from Tenant for such lease year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, within thirty (30) days after the furnishing of each such statement. If the total amount paid by Tenant hereunder for any such lease year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against the next payment due from Tenant to Landlord under this Lease. If at the end of the final lease year the total amount paid by Tenant hereunder for such lease year shall exceed such actual amount due from Tenant for such lease year, such excess shall be refunded to Tenant after Tenant has vacated the Premises in good condition at the conclusion of this Lease and any other sums due Landlord from Tenant under this Lease have been paid in full or deducted therefrom. Landlord may estimate the annual budget and charge the same to Tenant on a monthly basis, subject to revision by Landlord of the budget from time to time and final annual adjustment based upon actual Operating Costs and Expenses.

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                                   ARTICLE IX

                                      SIGNS

      SECTION 9.01    TENANTS SIGNS.

      Tenant shall affix a sign to the exterior surface of the storefront of the Premises located inside the Shopping Center. Tenant shall pay all costs of fabricating, constructing, operating and maintaining such sign including, without limitation, all charges for electricity. Tenant shall keep said sign well lighted during such hours as Landlord shall designate and shall maintain said sign in good condition and repair during the entire Term of this Lease. Said sign shall conform to the criteria for signs contained in Exhibit B, and the size, content, design and location thereof shall be subject to the prior written approval of Landlord. Except as hereinabove mentioned, Tenant shall not place or cause to be placed, erected or maintained on any exterior door, wall, window or the roof of the Premises, or on the interior or exterior surface of the glass of any window or door of the Premises, or on any sidewalk or other location outside the Premises, or on or within any display window space in the Premises, or within five feet (5) of the front of the storefront leaseline, whether or not there is display window space in the Premises, or within any entrance to the Premises, any sign (flashing, moving, hanging, handwritten, or otherwise), decal, placard, decoration, flashing, moving or hanging lights, lettering, or any other advertising matter of any kind or description; provided, however, that subject to the prior written approval of Landlord with respect to design and placement. Tenant may place decals for safety purposes on glass storefronts where warranted. No symbol, design, name, mark or insignia adopted by Landlord for the Shopping Center or the Development shall be used without the prior written consent of Landlord. No illuminated sign located in the interior of the Premises and visible from outside the Premises shall be permitted without the prior written approval of Landlord. All signs located in the interior of the Premises shall be in good taste so as not to detract from the general appearance of the Premises, the Shopping Center. In the event Tenant shall be in default of this Section 9.01, Tenant shall pay as Additional Rent the sum of One Hundred Dollars ($100.00) for each day of default in order to reimburse Landlord for the additional administrative expenses resulting therefrom.

                                    ARTICLE X

                             MAINTENANCE OF PREMISES

      SECTION 10.01   LANDLORD'S OBLIGATIONS FOR MAINTENANCE.

      Landlord shall keep and maintain the roof (excluding any skylights, Tenant rooftop HVAC units and/or roof penetrations made by Tenant, any of which shall only be permitted with Landlord's prior written consent), foundation and the exterior surface of the exterior walls of the building in which the Premises are located (exclusive of storefronts, doors, door frames, door checks, other entrances, windows and window frames which are not part of Common Areas) in good repair, except that Landlord shall not be called upon to make any such repairs occasioned by the act or omission or negligence of Tenant, its agents, employees, invitees, licensees or contractors. Landlord shall not be called upon to make any other improvements or repairs of any kind upon the Premises and appurtenances, except as may be required under Articles XVII and XVIII hereof, and nothing contained in this Section 10.01 shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs conferred elsewhere in this Lease. In no event shall Landlord be liable for consequential damages or Tenant's lost profits claimed to be caused by any failure of maintenance or repair by Landlord.

      SECTION 10.02   TENANT'S OBLIGATIONS FOR MAINTENANCE.

      (a) Except as provided in Section 10.01 of this Lease, Tenant, at Tenant's expense, shall keep and maintain in first-class appearance, in a condition equal to or better than that which existed when Tenant initially opened the Premises for business, reasonable wear and tear excepted, and in good condition and repair (including replacement of parts and equipment, if necessary), the Premises and every part thereof and any and all appurtenances thereto wherever located, including, without limitation, the interior surfaces of the exterior walls, the exterior and interior portion of all doors, door frames, door checks, other entrances, windows, window frames, plate glass, storefronts, all plumbing and sewage facilities within the Premises (including free flow to the main sewer line), fixtures, ventilation, heating and an conditioning and electrical systems exclusively serving the Premises (whether or not located in the Premises), sprinkler systems, walls, floors and ceilings (including floor and ceiling coverings), and all other repairs, replacements, renewals and restorations, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, and all other work performed by or on behalf of Tenant pursuant to Exhibit B and Article VI hereof.

      (b) Tenant shall keep and maintain the Premises in a clean, sanitary and safe condition in accordance with applicable law and all directions, rules and regulations of the health officer, Fire marshal, building inspector or other proper officials of the governmental agencies having jurisdiction and Tenant shall comply with all requirements of law, ordinances and otherwise, affecting the Premises, all at Tenant's sole cost and expense. Tenant also agrees to comply with requirements of any insurance underwriters, inspection bureaus or a similar agency designated by Landlord with respect to the Premises. At the end of the Term, Tenant shall surrender the Premises in good order, condition and repair, reasonable wear and tear excepted. Tenant, at its own expense, shall install and maintain such fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof or by the insurance under writer insuring the building in which the Premises are located.

      (c) Tenant shall keep the Premises and all other parts of the Development free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Within ten (10) days after written request therefor by Landlord, Tenant shall (a) bond against or discharge any mechanics' or materialmens' lien or (b) furnish Landlord with a copy of the recorded waiver of lien, recorded release of lien, or of the recorded bond discharging such lien. Tenant shall reimburse Landlord as Additional Rent for any and all costs and expenses including, without limitation, attorneys' fees, which may be incurred by Landlord by reason of the filing of any such liens and/or removal of same, such reimbursement to be made within ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses such reimbursement to be paid to Landlord in the manner and at the place provided in this Lease. Tenant shall give Landlord at least fifteen (15) days' written notice prior to commencing or causing to be commenced any work on the Premises (whether prior or subsequent to the Commencement Date), so that Landlord shall have reasonable opportunity to file and post a notice of non-responsibility for Tenant's work.

      (d) In the event Tenant fails, refuses or neglects to maintain the Premises as required hereunder or to commence and complete repairs promptly and adequately, to remove or bond against any lien, to pay any cost or expense, to reimburse Landlord, or otherwise to perform any act or fulfill any obligation required of Tenant pursuant to this Section 10.02, Landlord may, but shall not be required to, perform such maintenance or to make or complete any such repairs, remove or bond against such lien, pay such cost or perform such act or the like without prior notice to, but at the sole cost and expense of Tenant. Tenant shall reimburse Landlord, as Additional Rent, for all cost and expense of Landlord thereby incurred within ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of such cost and expense.

                                   ARTICLE XI

                             INSURANCE AND INDEMNITY

      SECTION 11.01   TENANT'S INSURANCE.

      (a) Tenant, at its sole cost and expense, shall, during the entire Term hereof, procure and keep in force (i) Commercial General Liability Insurance with respect to the Premises and the operations of Tenant in, on or about the Premises, in which the limits shall be not less than Three Million Dollars ($3,000,000 00) per occurrence combined single limit, broad form/extended bodily injury, death and property damage, and business automobile liability insurance covering all owned, non-owned and hired or borrowed vehicles of Tenant used in connection with the operation of its business from the Premises, in which the limits shall be not less than One Million Dollars ($1,000,000.00) per occurrence combined single limit, insuring for bodily injury, death and property damage;
(ii) plate glass insurance, at full replacement value, (iii) insurance against fire, extended coverage, vandalism, malicious mischief, water damage which does not exclude backup from sewers or drains and/or sprinkler leakage, and such other additional perils including earthquake and flood as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the county in which the Development is located, insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or in the Premises, including steam boiler insurance, if applicable, in an amount equal to the full replacement cost thereof, (iv) workers' compensation coverage as required by law and including Employees Liability Insurance in the amount of Two Million Dollars ($2,000,000
00) each accident. Two Million Dollars ($2,000,000 00) each employee, by disease, Two Million Dollars ($2,000,000 00) policy aggregate by disease, (v) with respect to alterations, improvements and the like required or permitted to be made by Tenant under this Lease, contingent liability and builders' risk insurance, in an amount satisfactory to Landlord; (vi) the insurance required under Exhibit B, and (vii) product liability coverage (including, without limitation, if this Lease covers Premises in which food and/or beverages are sold and/or consumed, liquor liability coverage for acts" arising out of the serving and/or consumption of food and/or alcoholic beverages on or obtained at the Premises, to the extent obtainable), for not less than Three Million Dollars ($3,000,000.00) combined single limit, bodily injury, death and property damage. In addition, if Landlord deems it necessary to increase the amounts or limits of insurance required to be carried by Tenant hereunder, Landlord may reasonably increase said amounts or limits, and Tenant shall so increase the amounts or limits of the insurance required to be carried by Tenant hereunder and shall provide Landlord with policies or certificates indicating the increased amounts or limits as provided in this Section 11.01.

      (b) All policies of insurance required to be carried by Tenant pursuant to this Section 11.01 shall be written by insurance companies of adequate financial capacity satisfactory to Landlord with a Best's rating and Financial Size Category of not less than A-/V1I and authorized to do business in the state in which the Development is located. Any such insurance requited of Tenant hereunder may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. An insurance certificate (and endorsements where same become necessary) together with a copy of the policy declaration page from Tenant's insurer, certifying that such policy has been issued, provides the coverage required by this Section 11.01 and contains all of the provisions specified in this Section 11.01 (including, without limitation, naming of additional insured entities as required by Section 11.01(c) below and a statement that no deductible or self-insured retention applies to such policy), shall be delivered to Landlord, at the address set forth on the Data Sheet prior to the commencement of the Term of this Lease, and such insurance information shall also be provided in connection with all renewals, not less than thirty
(30) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent Landlord may, at any time, and from time to time, inspect and copy any and all insurance policies required to be procured by Tenant hereunder.

      (c) Each policy evidencing insurance requited to be earned by Tenant pursuant to this Section 11.01 shall contain the following clauses and provisions (i) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord be excess insurance, (ii) a provision including Landlord and the parties set forth on Exhibit C of this Lease and any other parties designated by Landlord from time to time as additional insured entities, (iii) a waiver by the insurer of any right to subrogation against Landlord and other additional insured entities (as set forth on Exhibit C), its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives, (iv) a severability of interest clause or endorsement, (v) a provision that the insurer will not cancel or change the coverage provided by such policy without giving Landlord thirty (30) days' prior written notice, and (vi) such policy shall be an "occurrence form" policy. Any policy of insurance required to be carried by Tenant that names the parties set forth in this Section 11.01 (c)(ii) as additional insured entities shall not be subject to a deductible or self-insured retention, it being the intent of the parties that such insurance shall fully and completely insure such additional insured entities for all loss or expense.

      (d) In the event that Tenant fails to procure or to maintain, at the times and for the duration specified in this Section 11.01, any insurance required by this Section 11.01, or fails to carry insurance required by law or governmental regulation, Landlord may (but shall not be required to) at any time or from time to time, and without notice to Tenant, procure such insurance and pay the premiums therefor, and the cost of same, plus a fifteen percent (15%) administrative fee shall be deemed Additional Rent and shall be payable upon Landlord's demand.

      (e) Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will violate Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or on other property of Landlord or of others within the Shopping Center to be increased beyond the minimum rate from time to time applicable to the Premises or to any property for the use or uses made thereof, Tenant will pay, as Additional Rent, the amount of any such increase upon Landlord's demand.

      (f) In the event Tenant retains any security guard contractor to service the Premises, Tenant shall cause Landlord to receive a customary waiver of subrogation under the worker's compensation insurance policy covering such security guard. Tenant shall provide Landlord with written notice if any such security guard is to carry a firearm upon the Premises or Development, and in such event, Landlord shall have the right to impose additional reasonable insurance requirements upon Tenant and/or such security guard, which shall be complied with by Tenant and Tenant shall provide Landlord with evidence of such compliance prior to the posting of such security guard at the Premises. Notwithstanding the foregoing, Landlord shall have the sole and absolute right to prohibit any person (including any security guard) from carrying a firearm upon the Premises, Shopping Center and/or Development.

      SECTION 11.02   LANDLORD'S INSURANCE.

      During the Term following the Rental Commencement Date, Landlord shall provide (a) in amounts and coverages determined by Landlord (but not less than the replacement cost of the property so insured), with or without deductibles, insurance coverage in the form of an "all-risk" type policy against loss or damage by fire, flood, windstorm, hail, explosion, damage from aircraft and vehicles and smoke damage, and such other risks as are from time to time included in a standard extended coverage endorsement, insuring the Shopping Center and the leasehold improvements to the Premises (exclusive of Tenant's merchandise, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property of Tenant), and (b) to the extent the same is available in the market during such period, rental interruption insurance, which insurance may be carried in amounts equal to Tenant's total Rental obligation for twenty-four (24) months under this Lease plus the total of the estimated costs to Tenant of Taxes and Operating Costs and Expenses for such twenty-four
(24) months. Tenant shall submit to Landlord a statement setting forth the cost of Tenant's leasehold improvements promptly after completion thereof. Landlord at its option may carry a special extended coverage endorsement. The cost of all insurance maintained by Landlord pursuant to this Section shall be included as part of the costs set forth in Section 8.03 of this Lease.

      SECTION 11.03   COVENANT TO HOLD HARMLESS.

      Tenant covenants to defend and indemnify Landlord, its affiliates, parent corporation, subsidiaries, partners, members, management company, succesors, and assigns, and the employees, agents, officers, directors, shareholders, members, advisers, trustees and fiduciaries of any of them, save them harmless (except to the extent of loss or damage resulting from the intentional or willful acts or omissions or the gross negligence of Landlord not required to be insured against by Tenant pursuant to this Article XI) from and against any and all claims, actions, demands, judgments, awards, fines, mechanics' liens or other liens, losses, damages, liability and expense, including attorneys' fees and court costs, in connection with all losses, including loss of life, personal injury and/or damage to property, arising from or out of any occurrence (or arising from or out of Tenant's failure to comply with any provision of this Lease) wholly or in part by any act or omission of Tenant, its concessionaires, agents, contractors, suppliers, employees, servants, customers or licensees and including any product liability claim or any labor dispute involving Tenant or its contractors and agents. In case Landlord or any other party so indemnified shall be made a party to any litigation commenced by or against Tenant, then Tenant shall defend, indemnify, protect and save them harmless and shall pay, as the same becomes due and payable, all costs, expenses and reasonable attorneys' fees and court costs incurred or paid by them in connection with such litigation.

      SECTION 11.04   WAIVER OF RIGHT OF RECOVERY.

      Except as otherwise provided in this Lease, neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. The provisions of this Section 11.04 shall not limit the indemnification for liability to third parties pursuant to Section 11.03.

                                   ARTICLE XII

                                    UTILITIES

      SECTION 12.01   UTILITY CHARGES.

      (a) Tenant shall be solely responsible for and shall promptly pay for all fees, deposits and charges, including use and/or connection fees, hook-up fees, standby fees, and/or penalties for discontinued or interrupted service, and the like, for water, gas, electricity, fire alarm, burglar alarm, telephone, cable television, sewer and sanitation, solid waste disposal and any other service or utility used in or upon or furnished to the Premises, including, without limitation, any services to be supplied by Landlord from a central utility plant or other utility-system, as more particularly set forth in Exhibit D, irrespective of whether any of the foregoing are initially paid in advance by Landlord, or otherwise Landlord, at its sole option, may elect to furnish any or all of such services with a separate charge therefor to Tenant, at a cost in excess of Landlord's cost, such charge to be based upon the services used by Tenant, as reflected by meter, submeter or otherwise. Tenant shall pay such charge, as Additional Rent, at such time and upon such terms as installments of Minimum Annual Rental are due.

      (b) Except to the extent of Landlord's gross negligence, in no event shall Landlord be liable for damages or otherwise for any interruption, reduction, disruption, curtailment or failure in the supply, quality or character of electricity, services from a central utility plant or any other utility or other service, or if either the quantity, quality or character thereof supplied to or by Landlord is changed or is no longer available for Tenant's requirements, nor shall any such interruption, reduction, disruption, curtailment, failure or change in quantity, quality or character constitute or be deemed to constitute constructive eviction of Tenant, or excuse or relieve Tenant from its obligations under this Lease, including but not limited to the payment of Rental.

      (c) Prior to the commencement of Tenant's occupancy of the Premises and/or at any time thereafter until the expiration of the Term, Landlord may, upon thirty (30) days' prior written notice to Tenant, elect to have Tenant obtain, and/or discontinue furnishing, as applicable, any utility to the Premises (including, without limitation, heating, ventilation and air conditioning services), without thereby affecting this Lease in any manner or otherwise incurring any liability to Tenant, and Landlord shall no longer be obligated to furnish such utility to the Premises. If Landlord shall give Tenant notice of intention to so have Tenant obtain, or for Landlord to cease furnishing, a utility to the Premises, Tenant may contract for and receive such utility directly from the public utility corporation then serving the Shopping Center, and if Tenant does so, Landlord shall permit Tenant, at Tenant's sole cost, to use Landlord's risers, wiring, electric and any other installations then serving the Premises for such purpose, if any, to the extent that the same are available, suitable and may be safely so used, consistent with concurrent and anticipated future use by Landlord and other tenants. If Landlord is the initial provider of a utility service to Tenant, Landlord agrees not to discontinue furnishing any utility to Tenant pursuant hereto until such time as Tenant shall be able to receive said utility service from an alternate source of supply. Tenant agrees to act diligently in connecting to such alternate source as soon as it becomes available. Landlord may from time to time during the Term elect to provide, or resume provision of, any utility to the Premises obtained or provided by Tenant pursuant hereto, and thereafter make an election for Tenant to provide such utility pursuant hereto, and thereafter re-elect again pursuant hereto on an ongoing basis.

      (d) Notwithstanding any other provisions of this Article, to the extent utilities provided by Landlord are utilities which could be supplied to Tenant as a direct customer of a public utility, the value of such utility used by Tenant shall be computed for the purposes of this Article so as not to exceed the rate schedules which would be applicable if Tenant were at the time a direct customer of such public utility corporation.

      (e) Any obligation of Landlord to furnish light, power and services from a central utility plant shall be conditioned upon the availability of adequate energy sources. Landlord shall have the right to reduce heating, cooling and lighting within the Premises and the Common Areas as required by any mandatory or voluntary fuel or energy saving allocation, or similar statute, regulation, order or program.

      (f) Tenant shall operate its heating, ventilating and air conditioning ("HVAC") system(s) serving the Premises so as to maintain comfortable conditions during regular Shopping Center business hours. Temperatures in the Premises shall be compatible with temperatures in the Shopping Center. Tenant's obligation to connect to the services supplied by Landlord, as set forth in this
Section 12.01 and Exhibit B, as well as Tenant's installation, operation and maintenance of its HVAC system(s) within the Premises, shall be as set forth herein, in Exhibit B and in any related exhibit(s).

      (g) If Tenant desires to install any equipment which shall exceed the capacity of any utility facilities or which shall require additional utility facilities, Tenant shall not have the right to do so without Landlord's prior written approval of Tenant's Plans and Specifications and specifications therefor. If such installation is approved by Landlord, and if Landlord provides such additional facilities to accommodate Tenant's installation, Tenant agrees to pay Landlord, on demand, the cost of providing such additional utility facilities or utility facilities of greater capacity. Tenant shall in no event use any of the utility facilities in any way which shall overload or overburden the utility systems.

      (h) Landlord reserves the light to cut off and discontinue furnishing any heating, ventilation, air conditioning or other utility services furnished or submetered by Landlord at any time after notice to Tenant of an event of default under this Lease by Tenant. Landlord shall not be liable for any damages resulting from or arising out of such discontinuance of utility services, and such discontinuance shall not constitute a termination of this Lease or an eviction of Tenant. Tenant hereby releases Landlord from any loss, damage or liability sustained by Tenant as a result of such discontinuance.

                                  ARTICLE XIII

                ESTOPPEL STATEMENT, ATTORNMENT AND SUBORDINATION

      SECTION 13.01   ESTOPPEL STATEMENT.

      Within ten (10) days after request therefor by Landlord, Tenant shall execute, in recordable form, and deliver to Landlord a statement, in writing, certifying (a) that this Lease is in full force and effect, (b) the Commencement Date, the Rental Commencement Date and the expiration date of this Lease, (c) that Rental and all other charges hereunder are paid currently without any offset or defense thereto, (d) the amount of Rental and all other charges hereunder, if any, paid in advance, (e) whether this Lease has been modified and, if so, identifying the modifications, (f) that there are no uncured defaults by Landlord or stating in reasonable detail those claimed by Tenant (provided that, in fact, such details are accurate and ascertainable), and (g) such other matters as may be reasonably requested by Landlord. Tenant's failure or refusal to execute timely such statement shall constitute an acknowledgment by Tenant that the statements contained in such statement are true and correct without exception, and may be relied upon by Landlord or by any prospective or existing transferee of all or any part of Landlord's interest in the Development or this Lease or by any of Landlord's lenders.

      SECTION 13.02   ATTORNMENT.

      In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage and/or deed of trust made by Landlord covering the Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Shopping Center and/or the Development or any portion thereof containing the Premises, this Lease shall remain in full force and effect and Tenant hereby automatically attorns to the new owner. Tenant covenants and agrees, at such new owners request, to execute an instrument evidencing such attornment reasonably satisfactory to the new owner, recognizing the new owner as the landlord under this Lease. Tenant acknowledges that such new owner shall not be bound by (i) any prepayment of more than one (1) month's Rent (except rental deposit but only to the extent received by said successor) or (ii) any material amendment of the Lease made after the later of the Commencement Date, or the date that such successor's lien or interest first arose, unless said successor shall have consented to such amendment or (iii) any claims, offsets or defenses of Tenant arising prior to such attornment, except for those specifically provided in the Lease. Payment by or performance of this Lease by any person, firm or corporation claiming an interest in this Lease or the Premises by, through or under Tenant without Landlord's consent in writing shall not constitute an attornment or create any interest in this Lease or the Premises. At Tenant's request, the new owner shall acknowledge in writing that, subject to the provisions of this Section, Tenant's interest in the Premises and rights under this Lease shall not be disturbed so long as Tenant is not in default under the terms of this Lease beyond the time permitted to cure such default.

      SECTION 13.03   SUBORDINATION.

      Tenant further agrees this Lease shall be subordinate to the lien of any mortgage, deed of trust or any ground lease that may be placed upon the Premises or the Shopping Center or the Development and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, modifications, replacement and extensions thereof. The foregoing shall be self-operative and no further instruments shall be required to effect such subordination of this Lease. Tenant also agrees that any mortgagee, beneficiary or ground lessor may elect to have this Lease constitute a prior lien to its mortgage, deed of trust or ground lease, and in the event of such election and upon notification by such mortgagee, beneficiary or ground lessor to Tenant to that effect, this Lease shall be deemed a prior lien to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease. Tenant agrees that upon the demand of Landlord, or any mortgagee, beneficiary or ground lessor, Tenant shall, within ten (10) days of the receipt of said demand, execute whatever instruments may be required to carry out the intent of this Section 13.03 in the form requested by Landlord or such mortgagee, beneficiary or ground lessor, including, without limitation, an appropriate recordable subordination agreement. In the event Tenant fails to execute such instruments within ten (10) days after demand, Tenant does hereby irrevocably appoint Landlord as its attorney-in-fact and in its place and stead so to do.

      SECTION 13.04   REMEDIES.

      Failure of Tenant to execute any statements or instruments necessary or desirable to effectuate the foregoing provisions of this Article within ten (10) days after written demand so to do by Landlord shall constitute a breach of this Lease. In the event of such failure, Landlord, in addition to any other rights or remedies it might have, shall have the right by not less than ten (10) days' notice to Tenant to declare this Lease terminated and the Term ended, in which event this Lease shall cease and terminate on the date specified in such notice with the same force and effect as though the date set forth in such notice were the date originally set forth in this Lease and fixed for the expiration of the Term, upon such termination Tenant shall vacate and surrender the Premises, but shall remain liable as provided in this Lease by reason of said breach.

      SECTION 13.05   NOTICE TO MORTGAGEE, BENEFICIARY OR GROUND LESSOR.

      If Tenant is given notice of the name and address of a mortgagee, beneficiary or ground lessor, then Tenant shall give written notice of any default by Landlord to such mortgagee, beneficiary or ground lessor specifying the default in reasonable detail. Tenant shall afford mortgagee, beneficiary or ground lessor the right to cure such default and if such mortgagee, beneficiary or ground lessor does perform on behalf of Landlord, such default shall be deemed cured.

                                   ARTICLE XIV

                            ASSIGNMENT AND SUBLETTING

      SECTION 14.01   RESTRICTIONS ON TRANSFER.

      (a) Notwithstanding any provision contained herein to the contrary, Tenant agrees not to mortgage, encumber, pledge or hypothecate all or any part of this Lease, Tenant's interest in the Premises, or Tenant's business. Further, Tenant shall not transfer, assign, sublet, enter into franchise, license or concession agreements, change ownership or voting control of, all or any part of this Lease, Tenant's interest in the Premises or Tenant's business (collectively "Transfer") without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld, subject to the terms, covenants and conditions contained in this Lease and to the right of Landlord to elect to terminate this Lease as provided in Section 14.02 below. Any attempted or purported Transfer without Landlord's prior written consent shall be void and of no force or effect and shall not confer any estate or benefit on anyone. Further, any such attempted or purported Transfer shall entitle Landlord immediately to terminate this Lease and all further obligations of Landlord hereunder. A consent to one Transfer by Landlord shall not be deemed to be a consent to any subsequent Transfer to any other party. No Transfer of this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor from liability under this Lease.

      (b) Landlord and Tenant agree that it shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer for any of the following reasons, which are not exclusive.

          (1) The contemplated use of the Premises by the proposed transferee, assignee or sublessee (hereinafter referred to as the "Transferee") is not substantially identical to the "Use of Premises" permitted under this Lease,

          (2) The proposed use of the Premises by the proposed transferee is inconsistent with the retail tenant mix desired by Landlord,

          (3) The net worth and/or financial stability of the Transferee is, or may become, inadequate to operate the business permitted to be conducted in the Premises in the manner required by this Lease and/or to meet all of Tenant's financial and other obligations under this Lease,

          (4) The Transferee's reputation (or that of any of its affiliates) would have an adverse effect upon the reputation of the Shopping Center or the other businesses located therein,

          (5) The Percentage Rental that would be reasonably anticipated from the sales of the Transferee would reasonably be expected to be less than that of Tenant hereunder;

          (6) The Transferee would breach any covenant of Landlord respecting radius, location, use or exclusivity in any other lease, financing agreement or other agreement relating to the Shopping Center,

          (7)   Tenant is in default pursuant to this Lease,

          (8) The nature of the Transferee's proposed or likely use of the Premises would involve any risk, greater than that of Tenant's, of the use, release, disposition or mishandling of "Hazardous Materials" (as defined in Section 7.03),

          (9) The Transferee is not likely to conduct on the Premises a business of a quality substantially equal to that conducted by Tenant, or

          (10) Any ground lessor or mortgagee whose consent to such transfer is required fails to consent thereto.

      SECTION 14.02   PROCEDURE FOR TRANSFER.

      Should Tenant desue to make a Transfer hereunder, Tenant shall, in each instance, give written notice of its intention to do so to Landlord at least ninety (90) days before the intended effective date of any such proposed Transfer, specifying in such notice whether Tenant proposes to assign or sublet, or enter into license, franchise of concession agreements, the proposed date thereof, and specifically identifying the proposed Transferee, the net worth and previous business experience of the proposed Transferee, including without limitation copies of the proposed Transferee's last two years' income statement, balance sheet and statement of changes in financial position (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the proposed Transferee. Such notice shall be accompanied, in the case of a proposed assignment, subletting, license, franchise or concession agreement, by a copy of the proposed assignment, sublease, license, franchise or concession agreement or, if same is not available, a letter of commitment of a letter of intent. In the case of a proposed sale of Tenant's business, Tenant shall provide a copy of the proposed sale and financing agreements.

      Landlord shall, within sixty (60) days after its receipt of such notice of a proposed Transfer, by giving written notice to Tenant of its intention to do so (a) withhold its consent to the Transfer; (b) consent to the Transfer, or (c) terminate this Lease, such termination to be effective thirty (30) days after receipt of such notice by Tenant. Failure of Landlord to give Tenant written notice of Landlord's action with respect to any request for Landlord's consent to a proposed Transfer shall not constitute or be deemed Landlord's consent to such Transfer. Landlord's consent to a proposed Transfer shall only be given if and when Landlord has notified Tenant in writing that Landlord consents to such proposed Transfer.

      If Landlord shall exercise its termination right hereunder, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed Transferee, and Tenant shall have no right to any of the rents of other consideration payable by such proposed Transferee under such other lease or occupancy agreement, even if such rents and other consideration exceed the rent payable under this Lease by Tenant. Landlord shall have the right to lease the Premises to any other tenant, or not lease the Premises, in its sole discretion. Tenant may, however, elect to nullify Landlord's election to terminate this Lease under clause (c) by furnishing Landlord with written notice of Tenant's election to withdraw its proposed Transfer within ten (10) days of Tenant's receipt of Landlord's notice of termination, in which event the Lease shall remain in effect with the existing Tenant. Landlord and Tenant specifically agree that Landlord's election to terminate this Lease under clause
(c) may be made in Landlord's sole and absolute discretion and that no test of reasonableness shall be applicable thereto. Failure of Tenant to furnish Landlord notice of Tenant's election to nullify shall be deemed Tenant's election to terminate this Lease without further liability of either party. If Landlord withholds its consent to any proposed Transfer pursuant hereto and if Tenant requests in writing within ten (10) days after Tenant's receipt of Landlord's written notice of such withholding of consent, Landlord shall provide to Tenant a statement of its reason(s) for withholding consent to the proposed Transfer within a reasonable time after Landlord's receipt of Tenant's request therefore. Tenant acknowledges and agrees that each of the rights of Landlord set forth herein in the event of a proposed Transfer is a reasonable restriction on Transfer for purposes of applicable laws. Landlord and Tenant agree that Tenant shall have the burden of proving that Landlord's consent to the proposed Transfer was withheld unreasonably. Landlord shall have no liability to Tenant or to any proposed Transferee in damages if it is adjudicated that Landlord's consent shall have been unreasonably withheld and/or that such unreasonable withholding of consent shall have constituted a breach of this Lease or other duty to Tenant, the proposed Transferee or any other person. In such event, Tenant's sole remedy shall be to have the proposed Transfer declared valid, as if Landlord's consent had been duly and timely given (although Tenant shall be entitled to reasonable attorneys' fees if it is the successful party in such litigation, in accordance with the terms of this Lease).

      SECTION 14.03   TRANSFER RENT ADJUSTMENT.

      If Tenant shall make a permitted Transfer hereunder, the Minimum Annual Rental specified in Section 2.01 shall be increased, effective as of the date of such Transfer, to the highest of. (a) the total rent payable by the Transferee pursuant to such Transfer, or (b) an amount equal to the total of the Minimum Annual Rental, plus Percentage Rent, required to be paid by Tenant pursuant to this Lease during the 12-month period immediately preceding such Transfer, or
(c) a sum equal to the then fair-market rental value of the Premises as reasonably determined by Landlord, the amount of which Landlord shall notify Tenant before the effective date of the Transfer. In no event shall the Minimum Annual Rental, after Transfer, be less than the Minimum Annual Rental immediately before Transfer.

      SECTION 14.04   REQUIRED DOCUMENTS AND FEES.

      Each Transfer to which Landlord has consented shall be evidenced by a written instrument in form satisfactory to Landlord, executed by Tenant and the Transferee, under which the Transferee shall agree in writing for the benefit of Landlord (except as otherwise agreed in writing by Landlord) to assume, perform and abide by all of the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord and the obligation to use the Premises only for the purpose specified in this Lease. Tenant shall reimburse Landlord for Landlord's reasonable attorneys' and administrative fees inclined in the processing of, and documentation for, each such requested Transfer, whether of not the Transfer is consummated.

      SECTION 14.05   TRANSFER OF STOCK OR PARTNERSHIP INTEREST.

      If Tenant is a corporation which, under the current laws, rules or guidelines promulgated by the governmental body or agency having jurisdiction and authority to promulgate the same, is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation, in the aggregate of more than a controlling interest of the total outstanding stock or interest in such corporation, association of partnership shall be deemed a Transfer within the meaning and provisions of this Lease.

      SECTION 14.06   ASSIGNMENT AND SUBLEASE RENTALS.

      The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein.

      (a) Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a breach shall occur in the performance of Tenant's obligations under this Lease, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, not by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a breach exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. The subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such breach exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant, or, until the breach has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

      (b) In the event of a breach by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease, provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults or breaches of Tenant as sublandlord under such sublease.

                                   ARTICLE XV

                                WASTE OR NUISANCE

      SECTION 15.01   WASTE OR NUISANCE.

      Tenant shall not commit nor permit any of its employees, invitees, contractors, subcontractors, licensees, subtenants or agents to commit any waste upon the Premises and shall not place a load upon the floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry. Tenant shall not commit nor permit any of its employees, invitees, contractors, subcontractors, licensees, subtenants or agents to commit any nuisance or other act or thing which may impact Landlord's operation of the Development or disturb the quiet enjoyment of any other occupant or tenant of the Development. Tenant shall not use or permit to be used any medium that might constitute a nuisance, such as loudspeakers, sound amplifiers, tape decks, compact disc players, radios, televisions, or any other sound producing or other device which will carry sound or odors outside the Premises and, upon written notice from Landlord, Tenant shall cause any such noise or odors to cease. Tenant agrees that business machines and mechanical equipment used by Tenant which cause vibration or noise that may be transmitted to the building or buildings comprising the Development or to the Premises to such a degree as to be reasonably objectionable to Landlord or to any occupant, shall be placed and maintained by Tenant at its expense in a manner sufficient to eliminate such vibrations or noise, such as by cork, rubber or spring-type vibration isolators Tenant shall not allow any use of the Premises or any other portion of the Development in a manner which is a source of annoyance, disturbance or embarrassment to Landlord or to the other tenants of the Development or which is deemed by Landlord, in its sole discretion, as not in keeping with the character of the Development. The Premises shall not be used for any unlawful, immoral or other purpose deemed improper by Landlord.

                                   ARTICLE XVI

                         TRADE NAME; PROMOTIONAL PROGRAM

      SECTION 16.01   TRADE NAME.

      Tenant shall operate its business in the Premises under the name specifically set forth in the Data Sheet ("Trade Name") so long as the same shall not be held to be in violation of any applicable law, and shall not change the advertised name or character of the business operated in the Premises without the prior written approval of Landlord.

      SECTION 16.02   PROMOTIONAL PROGRAM.

      (a) Landlord shall provide or cause to be provided a program of advertising and promotional events and services ("Promotional Program") which, in Landlord's sole judgment, will serve to promote the Shopping Center and/or the Development. Landlord shall not be obligated to spend more than is actually collected from tenants in providing the Promotional Program. Any promotional services and personnel provided shall be under the exclusive control and supervision of Landlord, who shall have the sole authority to employ and discharge personnel and to establish a budget for the Promotional Program. Tenant agrees to the mention or nonmention of Tenant's Trade Name in the general advertising and, in either event, Tenant shall, upon the request of Landlord, furnish copy, pictures or an example of its merchandise for promotion in such advertising.

      (b) Tenant shall pay to Landlord, as Tenant's share of the cost of the Promotional Program, an annual promotional charge ("Promotional Charge") which originally shall equal the amount set forth in the Data Sheet. All payments, charges, dues and assessments payable under this Section shall be payable in monthly installments on the first day of each month as Additional Rent. Such Promotional Charge payable by Tenant shall be adjusted annually commencing on the February 1st immediately succeeding the Rental Commencement Date and annually thereafter by a percentage equal to the percentage increase from the base period of the "Index" (as defined in Section 27.23) to the respective February or the closest subsequent month thereto that the Index is published, provided, however, in no event shall Tenant pay less for any year than the Promotional Charge for the preceding year. The term "base period" shall refer to the month during which the Rental Commencement Date occurs (or, if the Index is not published for the month during which the Rental Commencement Date occurs, then the closest subsequent month thereto) In the event the Premises is located within an expansion and/or specially constructed area within the Shopping Center where a grand opening date shall be set by Landlord, then Tenant shall also pay an initial assessment in the amount set forth in the Data Sheet in addition to the Promotional Charge, such initial assessment payable in one lump sum within thirty (30) days after the Rental Commencement Date.

                                  ARTICLE XVII

                             DAMAGE AND DESTRUCTION

      SECTION 17.01   RECONSTRUCTION OF DAMAGED PREMISES.

      (a) In the event the Premises shall be partially or totally destroyed by fire or other casualty insured under the insurance carried by Landlord pursuant to Section 11.02 of this Lease so as to become partially or totally untenantable, then the damage to the Premises shall be promptly repaired (unless Landlord shall elect not to rebuild as hereinafter provided), whereupon the Minimum Annual Rental and, to the extent reimbursed from the proceeds of insurance carried by Landlord under Section 11.02, Additional Rent payable by Tenant to Landlord shall be abated in proportion to the Floor Area of the Premises rendered untenantable, and the Annual Breakpoint and Quarterly Breakpoint shall likewise be proportionately reduced. Payment of full Minimum Annual Rental and Additional Rent so abated shall commence, and Tenant shall be obligated to reopen for business on the thirtieth (30th) day following the date that Landlord advises Tenant that the Premises are tenantable (which shall mean that Landlord shall have repaired, restored or reconstructed the Premises, including the leasehold improvements as defined in Exhibit B), unless Tenant opens at an earlier time or remains open following such damage or destruction. Tenant hereby waives the provisions of any statute or other law that may be in effect at the time of the occurrence of any such damage or destruction under which a lease is automatically terminated or pursuant to which a tenant is given the right to terminate a lease by reason of such an event of damage or destruction.

      (b) Landlord shall be obligated to cause such repairs to be made unless Landlord, at its sole option, elects to cause Tenant to make such repairs to the leasehold improvements, in which event Tenant shall promptly complete the same and Landlord will make available to Tenant for the sole purpose of reconstruction of Tenant's leasehold improvements such portion of any insurance proceeds received by Landlord from its insurance carrier under a policy carried pursuant to Section 11.02 of this Lease as may be allocated to the leasehold improvements of the Premises by Landlord. In the event of any such repairs, restoration and reconstruction by Tenant, an architect duly registered in the state where the Premises is located (if such registration is required by applicable code or governmental authorities) shall be selected and appointed by Tenant to prepare any necessary drawings and specifications and to supervise the work and direct the payment of such insurance proceeds. Such insurance proceeds shall be payable to Tenant only upon being provided certificates by said architect stating that the payments specified therein are properly payable for the purpose of reimbursing Tenant for the expenditures actually made by Tenant in connection with such work. At the election of Landlord or Landlord's mortgagee, direct payments may be made to material suppliers and laborers upon written certification by said architect that such payments are due and payable. In making such repairs, restoration or reconstruction, Tenant, at its expense, shall comply with all laws, ordinances and governmental rules and regulations and shall perform all work or cause such work to be performed with due diligence and in a first-class manner. All permits required in connection with said repairs, restoration and reconstruction shall be obtained by Tenant at Tenant's sole cost and expense. Any amount expended by Tenant in excess of such insurance proceeds received by Landlord and made available to Tenant shall be the sole obligation of Tenant.

      (c) In the event of repair, restoration or reconstruction by Landlord, any amount expended by Landlord in repairing the Premises in excess of the proceeds of insurance received by Landlord pursuant to Section 11.02 of this Lease which were allocated to the Premises shall be repayable by Tenant to Landlord within ten (10) days after receipt by Tenant of a statement setting forth the amount of such excess. The party required hereunder to repair, restore or reconstruct the damage to the Premises shall reconstruct such Premises in accordance with the Plans and Specifications originally approved by Landlord of new drawings prepared by Tenant's architect at Tenant's sole cost and expense and acceptable to Landlord and Tenant, and shall otherwise comply with the criteria and procedures of Exhibit B unless Landlord elects otherwise. In no event shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, signs, furnishings, equipment or other items of personal property, but the same shall be repaired or replaced promptly to a condition at least equal to that prior to the damage or destruction thereof by Tenant.

      SECTION 17.02   LANDLORD'S OPTION TO TERMINATE LEASE.

      If (i) more than thirty-five percent (35%) of the Floor Area of the building in which the Premises are located or of the Shopping Center or of the parking facilities or of the Common Areas, shall be damaged or destroyed by fire or other casualty at any time, or (ii) during the last three (3) years of the Term of this Lease, more than twenty-five percent (25%) of the Floor Area of the Premises or of the building in which the Premises are located or of the Shopping Center or of the parking facilities or of the Common Areas shall be damaged or destroyed by fire or other casualty, or (iii) all or any part of the Shopping Center or said building or the Premises or of the parking facilities or of the Common Areas is damaged or destroyed at any time by the occurrence of any risk not insured under the insurance carried by Landlord pursuant to Section 8.03 or
Section 11.02, then Landlord either may elect that the building and/or Premises and/or Shopping Center and/or the parking facilities and/or the Common Areas, as the case may be, shall be repaired and rebuilt of, at its sole option, may terminate this Lease by giving written notice to Tenant of Landlord's election so to terminate, such notice to be given within ninety (90) days after the occurrence of such damage or destruction.

                                  ARTICLE XVIII

                                 EMINENT DOMAIN

      SECTION 18.01   TOTAL CONDEMNATION OF PREMISES.

      If the whole of the Premises shall be taken by any public authority under the power of eminent domain or sold to a public authority under threat or in lieu of such taking, then the Term of this Lease shall cease as of the day upon which possession is taken by such public authority, and Minimum Annual Rental, Percentage Rental, Additional Rent and other charges shall be paid up to that day with a proportionate refund by Landlord of such Rental payments as may have been paid in advance for a period subsequent to the date of the taking.

      SECTION 18.02   PARTIAL CONDEMNATION.

      (a) If less than the whole but more than twenty percent (20%) of the Floor Area of the Premises or more than fifty percent (50%) of the square footage of the parking facilities or of the Common Areas shall be so taken under eminent domain, or sold to public authority under threat or in lieu of such taking, Tenant shall have the right either to terminate this Lease as of the day possession is taken by such public authority, or, subject to Landlord's right of termination as set forth in Section 18.02(c) of this Article, to continue in possession of the remainder of the Premises, upon notifying Landlord in writing within ten (10) days after such taking of Tenant's intention. In the event Tenant elects to remain in possession, all of the terms provided herein shall continue in effect, except that as of the day possession of such percentage of the Premises is taken by public authority, the Minimum Annual Rental and Additional Rent payable by Tenant to Landlord shall be reduced in proportion to the Floor Area of the Premises taken and the Annual Breakpoint and Quarterly Breakpoint shall likewise be proportionately reduced, thereafter, Landlord shall, at Landlord's cost and expense to the extent of any available condemnation award, make all the necessary repairs or alterations to the basic building, so as to constitute the remaining Premises a complete architectural unit, and Tenant, at Tenant's sole cost and expense, shall similarly act with respect to Tenant's leasehold improvements, trade fixtures, furnishings and equipment.

      (b) If twenty percent (20%) or less of the Floor Area of the Premises shall be so taken, the Term of this Lease shall cease, only on the part so taken, as of the day possession shall be taken by such public authority, and Tenant shall pay Rental and other charges up to that day, thereafter, the Minimum Annual Rental and Additional Rent payable by Tenant to Landlord shall be reduced in proportion to the Floor Area of the Premises so taken and the Annual Breakpoint and Quarterly Breakpoint shall likewise be proportionately reduced. Landlord shall, at Landlord's cost and expense to the extent of any available condemnation award, make all necessary repairs or alterations to the basic building, so as to constitute the remaining Premises a complete architectural unit, and Tenant, at Tenant's sole cost and expense, shall similarly act with respect to Tenant's leasehold improvements, trade fixtures, furnishings and equipment.

      (c) If more than twenty-five percent (25%) of the Floor Area of the building in which the Premises are located, or more than twenty-five percent (25%) of the Premises, or more than twenty-five percent (25%) of the square footage of the Shopping Center or of the parking facilities or of the Common Areas shall be taken under power of eminent domain, or sold to public authority under threat or in lieu of such taking, Landlord may, by written notice to Tenant delivered on or before the tenth (10th) day following the date of surrender of possession to the public authority, terminate this Lease as of the date possession is taken by public authority. The Minimum Annual Rental, Percentage Rental, Additional Rent and other charges shall be paid up to the day possession is taken by public authority, with an appropriate refund by Landlord of such Rental payments as may have been paid in advance for a period subsequent to that date.

      (d) A voluntary sale or transfer of interest of all or any part of the Premises or of the Common Area in the Shopping Center by Landlord to any public or quasi-public body, agency, person or other entity, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this Article XVIII.

      SECTION 18.03   LANDLORD AND TENANT DAMAGES.

      All damages awarded for such taking under the power of eminent domain or proceeds from any sale under threat or in lieu of such a taking, whether for the whole or part of the Premises or leasehold improvements thereto, shall belong to and be the property of Landlord, irrespective of whether such damages shall be awarded or proceeds obtained as compensation for diminution in value to the leasehold improvements thereto, or to the fee of the Premises, and Tenant shall have no claim against either Landlord or the condemning authority with respect thereto; provided, however, that Landlord shall not be entitled to any award specifically designated as compensation for, depreciation to, and cost of removal of, Tenant's stock and trade fixtures, or (subject to the rights of any mortgagee or beneficiary of any mortgage or deed of trust made by Landlord covering the Premises or the Development) to any award specifically designated as compensation for the unamortized cost of Tenant's leasehold improvements less any Landlord contribution to Tenant's Work, such amortization to be calculated on a straight-line basis over the Term of this Lease. Tenant hereby waives the provisions of any statute or other law that may be in effect at the time of the occurrence of any such taking under which a lease is automatically terminated or pursuant to which a tenant is given the right to terminate a lease by reason of such a taking.

                                   ARTICLE XIX

                                     DEFAULT

      SECTION 19.01   RIGHTS UPON DEFAULT.

      (a) Notwithstanding any provision herein to the contrary and irrespective of whether all or any rights conferred upon Landlord by this
Article XIX are expressly or by implication conferred upon Landlord elsewhere in this Lease, in the event of (i) any failure of Tenant to pay any Minimum Annual Rental, Percentage Rental or Additional Rent or any other charges or sums whatsoever due hereunder (including without limitation, amounts due as reimbursement to Landlord for costs incurred by Landlord in performing obligations of Tenant hereunder upon Tenant's failure so to perform) for more than five (5) days after written notice from Landlord to Tenant that such rental or any other charges or sums whatsoever due hereunder were not received on the date required for payment pursuant to this Lease, provided that such notice from Landlord shall be in lieu of, and not in addition to, any notice of default required by applicable laws, or (ii) any default or failure by Tenant to perform any other of the terms, conditions, or covenants of this Lease to be observed or performed by Tenant for more than twenty (20) days after written notice from Landlord to Tenant of such default (unless such default cannot be cured within said twenty (20) days in which event Tenant shall not be deemed to be in default hereunder if Tenant shall have commenced to cure said default promptly within twenty (20) days and shall thereafter proceed to prosecute such cure to completion with all reasonable dispatch and diligence, provided that in no event shall such cure period extend beyond one hundred twenty (120) days), provided that such notice from Landlord shall be in lieu of, and not in addition to, any notice of default required by applicable laws, or (iii) any failure by Tenant to move into the Premises and to initially open for business on or before the Rental Commencement Date, or (iv) any failure by Tenant to operate continuously in the manner and during the hours established by Landlord pursuant to Section 7.02(a) hereof or for the purpose specified in the Data Sheet (the Permitted
Use), or (v) Tenant's abandonment of the Premises, or permitting this Lease to be taken under any writ of execution or similar writ or order, then Landlord, in addition to or in lieu of other rights or remedies it may have under this Lease or by law, shall have the following rights. Landlord may at its sole discretion.
(A) immediately terminate this Lease and Tenant's right to possession of the Premises by giving Tenant written notice that this Lease is terminated, in which event, upon such termination, Landlord shall have the right to recover from Tenant the sum of (1) the worth at the time of award of the unpaid rental which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant affirmatively proves could have been reasonably avoided, (3) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant affirmatively proves could be reasonably avoided, (4) any other amount necessary to compensate Landlord for all the determent proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and (5) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law, or (B) have this Lease continue in effect for so long as Landlord does not terminate this Lease and Tenant's right to possession of the Premises, in which event Landlord shall have the right to enforce all of Landlord's rights and remedies under this Lease including the right to recover the Minimum Annual Rental, Percentage Rental, Additional Rent and other charges payable by Tenant under this Lease as they become due under this Lease, or (C) without terminating this Lease, Landlord may pay or discharge any breach or violation hereof which amount so expended shall be added to the next monthly incremental payment of Minimum Annual Rent, Percentage Rental and Additional Rent due and treated in the same manner as Rental hereunder, or (D) without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable.

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      (b)   If Landlord proceeds under Section 19.01(a)(D) above, upon such reletting all Rental and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than Rental due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorney fees and of costs of such alterations and repairs, third, to the payment of Rental due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Minimum Annual Rental and Additional Rent payable by Tenant hereunder, as the same may become due and payable hereunder. If such Minimum Annual Rental, Additional Rent and other sums received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord, if such rentals and sums shall be more, Tenant shall have no right to the excess. Such deficiency shall be calculated and paid monthly. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and shall have the remedies provided herein. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, all of which amount shall be immediately due and payable from Tenant to Landlord. Landlord shall use its reasonable efforts to mitigate its damages hereunder; however, the failure or refusal of Landlord to relet the Premises shall not affect Tenant's liability. The terms "entry" and "re-entry" are not limited to their technical meanings. If Tenant shall default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice. In the event of re-entry by Landlord, Landlord may remove all persons and property from the Premises and such property may be stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, without notice or resort to legal process and without Landlord being deemed guilty of trespass, conversion or becoming liable for any loss or damage which may be occasioned thereby. In the event Tenant shall not remove its property from the Premises within ten (10) days after Tenant has vacated the Premises, then such property shall be deemed abandoned by Tenant and Landlord may dispose of the same without Landlord having any liability to Tenant. If Landlord removes such property from the Premises and stores it at Tenant's risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any Rental then due, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for the conducting of such sale, and for attorneys' fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in this
Section 19.01(b).

      (c) At any time that Tenant has either failed to pay Rental or other charges within five (5) days after the same shall be due or shall have delivered checks to Landlord for payments pursuant to this Lease which shall have on at least three (3) occasions during the Term of this Lease (whether consecutive or not or whether involving the same check or different checks) been returned by Landlord's bank for any reason, Landlord shall not be obligated to accept any payment from Tenant unless such payment is made by cashier's check or in bank certified funds.

      (d) For purposes of subclauses (1) and (2) of Section 19.01(a), "worth at the time of award" shall be computed by allowing interest at the maximum rate permitted by law (see Section 27.13) and for purposes of subclause (3) of
Section 19.01(a), "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank whose jurisdiction includes the Development at the time of award, plus one percent (1%), the Rental reserved in this Lease shall be deemed to be a monthly rental arrived at (i) by adding to the monthly installment of Minimum Annual Rental payable under this Lease an amount equal to the monthly average of all the Percentage Rental based on Gross Sales received by or payable to Landlord hereunder during the period that Tenant was conducting Tenant's business in the Premises in the manner and to the extent required pursuant to this Lease, plus (ii) one twelfth (1/12th) of the annual average of all Additional Rent payable by Tenant hereunder (such as, by way of example, Tenant's share of Operating Costs and Expenses).

      (e) Anything to the contrary notwithstanding, Landlord shall not be required to give notice under this Article XIX more than twice in any consecutive twelve month period.

                                   ARTICLE XX

                            BANKRUPTCY OR INSOLVENCY

      SECTION 20.01   TENANT'S INTEREST NOT TRANSFERABLE.

      Except as may specifically be provided pursuant to the Federal Bankruptcy Code, neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law.

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      SECTION 20.02   TERMINATION.

      In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant's guarantor, if any, or its executors, administrators, or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state act or the Federal Bankruptcy Code or if Tenant is adjudicated insolvent by a court of competent jurisdiction other than the United States Bankruptcy Court, or if a receiver or trustee of the property of Tenant or Tenant's guarantor, if any, shall be appointed by reason of the insolvency or inability of Tenant or Tenant's guarantor, if any, to pay its debts as the same become due or if any assignment shall be made of the property of Tenant or Tenant's guarantor, if any, for the benefit of creditors, then Landlord shall have the right to elect by written notice to Tenant to terminate this Lease and all rights of Tenant hereunder, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided.

      SECTION 20.03   TENANT'S OBLIGATION TO AVOID CREDITORS' PROCEEDINGS.

Tenant or Tenant's guarantor, if any, shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant or Tenant's guarantor, if any, and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under insolvency law except under the Federal Bankruptcy Code or the appointment of a trustee or receiver of Tenant or Tenant's guarantor, if any, or of the assets of either of them, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within sixty (60) days after such allowance or appointment. Any act or occurrence described in this Section 20.03 shall be deemed a material breach of Tenant's obligations hereunder, and providing Landlord with the right to elect by written notice to Tenant to terminate this Lease and all rights of Tenant hereunder, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided. Landlord does, in addition, reserve any and all other remedies provided in this Lease or by law.

      SECTION 20.04   ELECTION TO ASSUME LEASE.

      (a) This is a lease of real property in a shopping Center within the meaning of Section 365(b)(3) of the United States Bankruptcy Code, 11 U.S C
Section 101 ET SEQ (the "Bankruptcy Code").

      (b) In the event that Tenant becomes a Debtor under Chapter 7, 11 or 13 of the Bankruptcy Code, and the Trustee or Tenant, as Debtor-In-Possession, elects to assume this Lease for the purpose of assignment to a third party or otherwise, such election and assignment, if any, may only be made if all of Landlord's conditions are met. If the Trustee or Tenant, as Debtor-In-Possession, fails to elect to assume or reject this Lease by the sixtieth (60th) day after the entry of the Order for Relief in a case under Chapter 7, 11 and 13 of the Bankruptcy Code, this Lease shall thereafter be deemed rejected and terminated in accordance with Section 365(d)(4) of the Bankruptcy Code. The Trustee or Tenant, as Debtor-In-Possession, shall thereupon immediately surrender possession of the Premises to Landlord and Landlord shall have no further obligation to Tenant or Trustee under the Lease. The acceptance of rent by Landlord after the sixtieth (60th) day shall not be deemed a waiver of Landlord's rights herein and under Section 365(d)(4) of the Bankruptcy Code, and Landlord's right to be compensated for damages in such bankruptcy case shall survive.

      SECTION 20.05   SUBSEQUENT BANKRUPTCY.

      In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-In-Possession and thereafter Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapter 11 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, by no later than thirty (30) days after the occurrence of either of such events.

      SECTION 20.06   ASSIGNMENT.

      If the Trustee or Debtor-In-Possession has assumed this Lease pursuant to the terms and conditions of Sections 20.02 or 20.03, for the purpose of transferring Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so transferred only if Landlord shall acknowledge in writing that the intended transferee has provided "adequate assurance of future performance" of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

      SECTION 20.07   OCCUPANCY CHARGES.

      When, pursuant to the Bankruptcy Code, the Trustee or Tenant, as Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charge shall not be less than the Minimum Annual Rental as defined in this Lease and other monetary obligations of Tenant for the payment of Additional Rent.

                                       31

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      SECTION 20.08   CONSENT.

      Neither Tenant's interest in this Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, transferee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of Rental or any other payments from any such trustee, receiver, transferee, person or other entity shall be deemed to have waived the need to obtain Landlord's consent for any transfer of Tenant's interest under this Lease.

      SECTION 20.09   ATTORNEY FEES.

      If, in the context of Tenant's bankruptcy case, Landlord is compelled at any time to incur any expense, including attorneys' fees, in enforcing or attempting to enforce the terms of this Lease or to enforce or attempt to enforce any actions required under the Bankruptcy Code to be taken by the Trustee or by Tenant, as Debtor-In-Possession, then the sum so paid by Landlord shall be awarded to Landlord by the Bankruptcy Court and shall be immediately due and payable by the Trustee or by Tenant's bankruptcy estate to Landlord in accordance with the terms of the order of the Bankruptcy Court.

      SECTION 20.10   OTHER LAWS.

      The provisions of this Article XX concerning the rights of Landlord, and the obligations of Trustee, Tenant, Debtor, Receiver, Debtor-In-Possession and assignee are in addition to such rights and obligations provided by law, including those applicable provisions of the Bankruptcy Code. Nothing contained in this Article XX shall limit or reduce in any manner whatsoever such rights and obligations which are otherwise provided by law.

                                   ARTICLE XXI

                               ACCESS BY LANDLORD

      SECTION 21.01   RIGHT OF ENTRY.

      Landlord and Landlord's agents shall have the right to enter the Premises for any reasonable purpose upon reasonable advance notice to Tenant. Landlord shall have the further right to enter the Premises to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and Minimum Annual Rental, Percentage Rental, Additional Rent and other charges reserved hereunder shall not abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. In exercising such right of entry, Landlord shall use every reasonable effort not to disrupt Tenant's business in the Premises Landlord or Landlord's agents shall have the further right to enter the Premises at any time without notice in the event of emergency. During the six (6) months prior to the expiration of the Term of this Lease, Landlord may exhibit the Premises to prospective tenants and their representatives, including brokers, for purposes including but not limited to the inspection and measurement of the Premises.

                                  ARTICLE XXII

                                TENANT'S PROPERTY

      SECTION 22.01   TAXES ON TENANT'S PROPERTY.

      Tenant shall be responsible for, and agrees to pay prior to delinquency, any and all Taxes or other taxes, assessments, levies, fees and other governmental charges and impositions of every kind or nature, regular or special, direct or indirect, presently foreseen or unforeseen or known or unknown, levied or assessed by municipal, county, state, federal or other governmental taxing or assessing authority, upon, against or with respect to (i) Tenant's leasehold interest in the Premises, (ii) all furniture, fixtures, equipment, inventory and any other personal property of any kind owned by, or placed, installed or located in, within, upon or about the Premises by Tenant, any concessionaire or any previous tenant or occupant, and (iii) all alterations, additions, or improvements of whatsoever kind or nature, if any, made to the Premises, by Tenant, any concessionaire or any previous tenant or occupant, irrespective of whether any such tax is assessed, real or personal, and irrespective of whether any such tax is assessed to or against Landlord or Tenant (collectively, "Tenant's Taxes"). Tenant shall provide Landlord with evidence of Tenant's timely payment of such Tenant's Taxes upon Landlord's request. If at any time any of such Tenant's Taxes are not levied and assessed separately and directly to Tenant (for example, if the same are levied or assessed to Landlord, or upon or against the building containing the Premises and/or the land underlying said building), Tenant shall pay to Landlord Tenant's share thereof as determined and billed by Landlord.

      SECTION 22.02   LOSS AND DAMAGE.

      Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying premises or any part of the premises adjacent to or connected with the Premises or any part of the building of which the Premises are a part, or any other area in the Development, or for any loss or damage resulting to Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes, or (without limiting the foregoing) for any damage or loss of property within the Premises from any cause whatsoever.

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      SECTION 22.03   NOTICE BY TENANT.

      Tenant shall give immediate notice to Landlord in case of any damage to or destruction of all or any part of, or of accidents occurring within the Premises, or of defects therein or of any damage to or destruction of any inventory, fixtures or equipment within the Premises.

                                  ARTICLE XXIII

                                  HOLDING OVER

      SECTION 23.01   HOLDING OVER.

      If bona fide negotiations have commenced between Landlord and Tenant for renewal of this Lease within one hundred eighty (180) days prior to the expiration of the Term of this Lease, any holding over after the expiration of the Term hereof with the consent of Landlord shall be construed to be a tenancy from month to month and the Minimum Annual Rental payable shall be at an amount equal to one-twelfth (l/12th) of the Minimum Annual Rental required to be paid by Tenant for the last full year of the Term of this Lease, together with an amount estimated by Landlord for the monthly Additional Rent payable pursuant to this Lease, and shall otherwise be on the same terms and conditions as herein specified so far as applicable. Any other holding over after expiration of the Term hereof without the written consent of Landlord shall be construed to be a tenancy from month to month pursuant to the terms of this Lease at one-twelfth (l/12th) of an amount equal to twice the Minimum Annual Rental required to be paid by Tenant for the last full lease year of the Term of this Lease, together with an amount estimated by Landlord for the monthly Additional Rent payable pursuant to this Lease, and shall otherwise be on the same terms and conditions as herein specified so far as applicable. Any such holding over with Landlord's consent shall entitle Landlord to reenter the Premises as provided in Section
19.01 of this Lease. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all loss, claims, demands, liabilities, damages (including, without limitation, consequential damages), costs and/or expenses (including, without limitation, attorneys' fees and expenses) resulting from any failure by Tenant to surrender the Premises in the manner and condition required by this Lease upon the expiration of the Term or earlier termination of this Lease, including, without limitation, any claims made by any proposed new tenant founded upon such failure.

      SECTION 23.02   SUCCESSORS.

      All rights and liabilities herein given to, or imposed upon, the parties to this Lease shall inure to and be imposed upon the respective heirs, executors, administrators, successors and assigns of the said parties, and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved in advance by Landlord in writing or permitted by Article XIV.

                                  ARTICLE XXIV

                              RULES AND REGULATIONS

      SECTION 24.01   RULES AND REGULATIONS.

      Tenant agrees to comply with and observe all rules and regulations established by Landlord from time to time, provided the same shall apply uniformly to all tenants of the Shopping Center. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the same manner as if the rules and regulations were contained herein as covenants. In the case of any conflict between said rules and regulations and this Lease, this Lease shall be controlling.

                                   ARTICLE XXV

                                 QUIET ENJOYMENT

      SECTION 25.01   LANDLORD'S COVENANT.

      Upon payment by Tenant of Rental herein provided and other charges payable by Tenant under this Lease, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject nevertheless to the terms and conditions of this Lease, any mortgage and/or deed of trust to which this Lease is subordinated and any reciprocal easement agreement made between Landlord and tenants or others occupying the Department Stores.

                                  ARTICLE XXVI

                                SECURITY DEPOSIT

      SECTION 26.01   DEPOSIT.

      At or before Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum set forth in the Data Sheet as a security deposit and payment and performance guaranty. Landlord shall retain said sum throughout the Term of this Lease as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease (Such sum is occasionally referred to herein as the "deposit".) If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rental, Landlord may use, apply or retain all or any part of the deposit for the payment of any Rental or any other sum in default, or for the payment of any loss or damage which Landlord may suffer by reason of Tenant's default, or to compensate Landlord for any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default. In no event, except as specifically hereinafter provided, shall Landlord be obliged to apply the same to Rental or other charges in arrears or to damages for Tenant's failure to perform said covenants, conditions and agreements, however, Landlord may so apply the deposit, at its option. Landlord's right to bring a special proceeding to recover or otherwise to obtain possession of the Premises before or after Landlord's declaration of the termination of this Lease for non-payment of Rental or for any other reason shall not in any event be affected by reason of the fact that Landlord holds the deposit.

      In the event that Landlord regains possession of the Premises, whether by special proceeding, reentry or otherwise, because of Tenant's default or failure to carry out the covenants, conditions and agreements of this Lease, Landlord may apply such deposit to all damages suffered through the date of said repossession and may retain the deposit to apply to such damages as may be suffered or shall accrue thereafter by reason of Tenant's default or breach. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or any guarantor of Tenant hereunder, such deposit shall be deemed to be applied first to the payment of any Rental and/or other charges due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of such deposit may be retained by Landlord in partial liquidation of Landlord's damages.

      The deposit shall not constitute a trust fund. Landlord shall not be obligated to keep such deposit as a separate fund but may commingle the deposit with its own funds. Tenant shall not be entitled to interest on the deposit. In the event Landlord applies the deposit in whole or in part, Tenant shall, within five (5) days after written demand by Landlord, deposit sufficient funds to maintain the deposit in the initial amount. Failure of Tenant to deposit such additional funds shall entitle Landlord to avail itself of the remedies provided in this Lease for non-payment of Rental by Tenant. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the security deposit or any balance thereof, less any sums then due Landlord from Tenant under this Lease, shall be returned to Tenant (or, at Landlord's option to the last assignee of Tenant's interest thereunder) within thirty (30) days following the later of the expiration of the Term of this Lease or Tenant's vacating the Premises.

                                  ARTICLE XXVII

                                  MISCELLANEOUS

      SECTION 27.01   WAIVER; ELECTION OF REMEDIES.

      One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. No breach by Tenant of a covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. The rights and remedies of Landlord under this Lease or under any specific Section, subsection or clause hereof shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have elsewhere under this Lease or at law or equity, whether or not such Section, subsection or clause expressly so states.

      SECTION 27.02   ENTIRE AGREEMENT.

      The Data Sheet and all exhibits and/or addendum(s), and/or rider(s), if any, attached to this Lease are hereby made a part of this Lease, with full force and effect as if set forth herein. This Lease supersedes all prior agreements between the parties and sets forth all the covenants, promises, agreements and conditions, and understandings between Landlord and Tenant concerning the Premises and there are no actual or implied covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are set forth herein and none thereof shall be used to interpret, construe, supplement or contradict this Lease. Landlord has made no representations or warranties regarding the profitability of the Premises, the Shopping Center or the Development, and Tenant has not entered into this Lease in reliance on any such representations, warranties or financial projections prepared or furnished to Tenant by Landlord. Although the printed provisions of this Lease were drawn by Landlord, the parties hereto agree that this circumstance alone shall not create any presumption, canon of construction or implication favoring the position of either Landlord or Tenant. The parties agree that any deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse, obverse or opposite of the deleted language. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party. Tenant shall pay all of Landlord's costs, expenses and reasonable fees of its attorney(s) in connection with any assignment of this Lease, subletting of the Premises or amendment, change or addition to this Lease made at the request of or to accommodate Tenant.

      SECTION 27.03   INTERPRETATION; USE OF PRONOUNS; AUTHORITY.

      Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint ventures between the parties hereto, it being understood and agreed that neither the method of computation of Rental, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant. Whenever herein the singular number is used the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. If this Lease is signed on behalf of a corporation, partnership or other entity, such entity is authorized to enter into and the signer is duly authorized to execute this Lease on behalf of such corporation, partnership or entity.

      SECTION 27.04   DELAYS; FORCE MAJEURE.

In the event either party hereto shall be delayed in the performance of its initial construction, or maintenance and/or repair obligations, by reasons of strikes, lockouts, labor disputes; Acts of God, inability to procure labor, materials, or reasonable substitutes therefor, or shall at any time be so delayed by reason of the diminution of power or power failure(s), restrictive governmental laws or controls, judicial orders, enemy or hostile governmental action; civil commotion, fire or other casualty, or reasons of a similar nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided, however, that the time for performance shall in no event be extended due to financial or economic problems of either party, then architects, contractors, agents or employees, or delay caused by the inability of architects, contractors, suppliers or other employees and agents to meet deadlines, delivery or contract dates (unless such inability is caused by Acts of God, war, civil disobedience or strike). Notwithstanding anything to the contrary, the occurrence of any of the events of force majeure herein described shall not excuse Tenant's obligations to pay Minimum Annual Rental, Percentage Rental and Additional Rent (unless the provisions of Article XVII or Article XVIII apply) or excuse such obligations as this Lease may otherwise impose on the party to obey, remedy or avoid such event; moreover should the work performed by Tenant or Tenant's contractor result in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse Tenant's performance. Further, Landlord's reduction of heat, light, an conditioning, or any other services whatsoever to the Shopping Center and/or the Development because of any similar or dissimilar event constituting a cause for excusable delay hereunder shall not relieve Tenant from its obligations pursuant to Article VII of this Lease It shall be a condition of Tenant's right to claim an extension of time as a result hereof that Tenant notify Landlord in writing within ten (10) calendar days after the first occurrence of any such event, and the cause, specifying the nature thereof and the period of time contemplated or necessary for performance.

      SECTION 27.05   NOTICES.

      Notwithstanding the fact that certain descriptions elsewhere in this Lease of notices required to be given by one party to the other may omit to state that such notices shall be in writing, any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be in writing and sent by (i) United States certified mail, return receipt requested, postage prepaid, (ii) telegram, mailgram, or other electronic medium using a third party carrier, (iii) United States express mail, (iv) air courier (such as Federal Express), (v) personal delivery or (vi) any other method creating a receipt, waybill or other indication of delivery, and shall be addressed (a) if to the Landlord, at the address set forth on the Data Sheet, or such other address or addresses as Landlord may designate by written notice, together with copies thereof to such other parties designated by Landlord and, (b) if to Tenant, at the Premises or the address set forth on the Data Sheet, or such other address or addresses as Tenant shall designate by written notice Landlord may, at its sole discretion, provide such notice to Tenant solely to the Premises and such delivery of notice shall be conclusively presumed to be notice to the Tenant for all purposes under this Lease or applicable law.

      SECTION 27.06   CAPTIONS AND SECTION NUMBERS.

      The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

      SECTION 27.07   BROKER'S COMMISSION.

      Tenant represents and warrants to Landlord that there are and shall be no claims for brokerage commissions or finder's fees in connection with this Lease, and each party agrees to indemnify the other and hold it harmless from all liabilities arising from any claim for brokerage commissions and finder's fees in connection with this Lease. Such agreement shall survive the termination of this Lease.

      SECTION 27.08   RECORDING.

      Tenant shall not record this Lease or any short form or memorandum of this Lease. Tenant, upon the request of Landlord's ground lessor(s), mortgagee(s) or beneficiary(ies) under deed(s) of trust, shall execute and acknowledge a short form or memorandum of this Lease for recording purposes.

      SECTION 27.09   FURNISHING OF FINANCIAL STATEMENTS.

      Tenant has provided Landlord at or prior to the date of this Lease with statements reflecting its financial condition as of a date within the last twelve (12) months as an inducement to Landlord to enter into this Lease, and Tenant hereby represents and warrants that its financial condition has not materially changed since the date of those statements. Upon Landlord's written request in connection with a proposed sale, transfer or financing transaction with respect to all or any portion of the Development, Tenant shall promptly furnish Landlord, from time to time, but not more frequently than once in any lease year, with financial statements reflecting Tenant's then current financial condition and written evidence of ownership of controlling stock interest if Tenant is a corporation or controlling partnership interest if Tenant is a partnership. Landlord shall treat such financial statements and information provided to it pursuant to Articles III and IV of this Lease confidentially, and shall not disclose them except to Landlord's lenders or otherwise as reasonably necessary for the operation of the Development or administration of Landlord's business or unless disclosure is required by any judicial or administrative order or ruling.

      SECTION 27.10   WAIVER OF COUNTERCLAIM OR DEFENSES IN ACTION FOR
                      POSSESSION.

      Landlord and Tenant agree that in any action brought by Landlord to obtain possession of the Premises, the parties desire an expeditious resolution of such litigation. Accordingly, Tenant shall not file and hereby waives the right to file any non-compulsory counterclaim in such action. Tenant also shall not file and hereby waives the right to file any defense to such action for possession other than the defense that the default alleged by Landlord did not occur.

      SECTION 27.11 TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer or transfers of Landlord's interest in the Premises including a so-called sale-leaseback, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, provided that (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such obligations, to the then transferee, and (b) notice of such sale, transfer or lease shall be given to Tenant as required by law. Upon the transfer of any such lease in a sale-leaseback transaction prior to termination of this Lease, the former lessee thereunder shall become and remain liable as Landlord hereunder until a further transfer. No holder of a mortgage to which this Lease is or may be subordinate, and no lessor under a so-called sale-leaseback, shall be responsible in connection with the security deposited hereunder, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the security deposited hereunder.

      SECTION 27.12   FLOOR AREA.

      (a) "Floor Area" as used in this Lease means with respect to any leasable area in the Shopping Center and/or the Development, the aggregate number of square feet of floor space of all floor levels therein, including any mezzanine space, measured from (i) the outside faces of all perimeter walls thereof other than any party wall separating such premises from other leasable premises, (ii) the center lines of any such party wall, (iii) the outside face of any interior wall, and (iv) the building and/or leaseline adjacent to any entrance to such premises.

      (b) For the purpose of this Lease, in determining the gross leasable Floor Area or the gross leased and occupied Floor Area of the Shopping Center and/or the Development, there shall be excluded therefrom any premises leased for the operation of a U.S. Government Post Office facility or other governmental facility, a child care center, community room, library, project offices and related rooms, communications equipment, novelty uses, ATMs, seasonal displays and areas used for promotional activities and special events, directories, customer service booths; movable retail merchandising units, and seasonal or other temporary occupancies of premises for periods not exceeding six months. No deduction or exclusion from Floor Area shall be made by reason of columns, ducts, stairs, elevators, escalators, shafts or other interior construction or equipment. The gross leased and occupied Floor Area in effect for the whole of any lease year shall be the average of the gross leased and occupied Floor Area in effect on the first day of each calendar month in such lease year.

      SECTION 27.13   INTEREST ON PAST DUE OBLIGATIONS.

      Any amount due from Tenant to Landlord hereunder which is not paid when due (including, without limitation, amounts due as reimbursement to Landlord for costs incurred by Landlord in performing obligations of Tenant hereunder upon Tenant's failure to so perform) shall bear interest at the lesser of (a) the "Prime Rate" as published in Wall Street Journal plus three percent (3%), or
(b) the highest rate then allowed under the usury laws of the state where the Development is located from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

      SECTION 27.14   LIABILITY OF LANDLORD.

      If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Development and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Development subject, nevertheless to the rights of Landlord's mortgagee, and neither Landlord nor any of the partners comprising the partnership which may be the Landlord herein shall be liable for any deficiency.

      SECTION 27.15   ACCORD AND SATISFACTION.

      Payment by Tenant or receipt by Landlord of a lesser amount than the Rental or other charges herein stipulated shall be deemed to be on account of the earliest Rental or other charges due from Tenant to Landlord. No endorsements or statement on any check or any letter accompanying any check or payment as Rental or other charges shall be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of any and all Rental or other charges due from Tenant to Landlord or to pursue any other remedy provided in this Lease or by law.

      SECTION 27.16   EXECUTION OF LEASE; NO OPTION.

      The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of an option for Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other premises in the Development. Execution of this Lease by Tenant and the return of same to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has executed and delivered this Lease to Tenant.

      SECTION 27.17   GOVERNING LAW.

      This Lease shall be governed by and construed in accordance with laws of the state where the Premises is situated. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent be invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties, to the extent possible, in any event, all other provisions of this Lease shall be deemed valid and enforceable to the full extent.

      SECTION 27.18   SPECIFIC PERFORMANCE OF LANDLORD'S RIGHTS.

      Landlord shall have the right to obtain specific performance of any and all covenants or obligations of Tenant under this Lease, and nothing contained in this Lease shall be construed as or shall have the effect of abridging such right.

      SECTION 27.19   SURVIVAL OF TENANT'S OBLIGATIONS.

      All obligations of Tenant under this Lease which cannot be ascertained to have been fully performed prior to the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.

      SECTION 27.20   CERTAIN RULES OF CONSTRUCTION.

      Time is of the essence in Tenant's performance of this Lease. Notwithstanding the fact that certain references elsewhere in this Lease to acts required to be performed by Tenant hereunder, or to breaches or defaults of this Lease by Tenant, omit to state that such acts shall be performed at Tenant's sole cost and expense, or omit to state that such breaches or defaults by Tenant are material, unless the context clearly implies to the contrary, each and every act to be performed or obligation to be fulfilled by Tenant pursuant to this Lease shall be performed or fulfilled at Tenant's sole cost and expense, and all breaches or defaults by Tenant hereunder shall be deemed material. Tenant shall be fully responsible and liable for the observance and compliance by concessionaries of and with all the terms and conditions of this Lease, which terms and conditions shall be applicable to concessionaires as fully as if they were the Tenant hereunder, and failure by a concessionaire fully to observe and comply with the terms and conditions of this Lease shall constitute a default hereunder by Tenant. Nothing contained in the preceding sentence shall constitute a consent by Landlord to any concession, subletting or other arrangement proscribed by Article XIV.

      SECTION 27.21   CONFIDENTIALITY.

      Any and all information contained in this Lease or provided to or by Tenant and/or Landlord by reason of the covenants and conditions of this Lease, economic or otherwise, shall remain confidential between Landlord and Tenant and shall not be divulged to third parties, provided, however Landlord shall be permitted to divulge the contents of statements and reports derived and received in connection with the provisions of Article III and Article IV in connection with any contemplated sales, transfers, assignments, encumbrances or financing arrangements of Landlord's interest in the Shopping Center and/or the Development or in connection with any administrative or judicial proceedings in which Landlord is involved where Landlord may be required to divulge such information.

      SECTION 27.22   ATTORNEY FEES.

      If at any time after the date that this Lease has been executed by Landlord and Tenant, either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the non-prevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys' fees and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding Subject to the provisions of local law, the prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross-action by the prevailing party.

      Notwithstanding anything to the contrary contained herein, if Landlord is compelled to engage the services of attorneys (either outside counsel or in-house counsel) to enforce the provisions of this Lease, to the extent that Landlord incurs any cost or expense (including such reasonable attorney fees for outside counsel or payroll and overhead expenses for in-house counsel, as the case may be) in connection with such enforcement, including instituting, prosecuting or defending its rights in any action, proceeding or dispute by reason of any default by Tenant, or as otherwise set forth in this Section 27.22 or elsewhere in this Lease, the sum or sums so paid or billed to Landlord, together with all interest, costs and disbursements, shall be deemed Additional Rent and shall be due from Tenant immediately upon receipt of an invoice therefor following the occurrence of such expenses.

      SECTION 27.23   INDEX.

      As used in this Lease, the term "Index" shall mean the Consumer Price Index For All Urban Consumers (1982-84=100), U.S. City Average, All Items, published by the Bureau of Labor Statistics of the U.S. Department of Labor. In the event such Index is not published by the Bureau of Labor Statistics or another governmental agency at any time during the Term of this Lease, the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and as selected by Landlord shall be used for making any computation under this Lease otherwise to be made on the basis of the Index If during the Term the Consumer Price Index is changed or discontinued, Landlord shall choose a comparable index, formula or other means of measurement of the relative purchasing power of the dollar and such substitute index, formula or other means shall be utilized in place of the Consumer Price Index as if it had been originally designated in this Lease.

      SECTION 27.24   WAIVER OF TRIAL BY JURY.

      Landlord and Tenant desire and intend that any disputes arising between them with respect to or in connection with this Lease be subject to expeditious resolution in a court trial without a jury. Therefore, Landlord and Tenant each hereby waive the right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding or other hearing brought by either Landlord against Tenant or Tenant against Landlord or any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

      SECTION 27.25   MORTGAGEE CHANGES.

      Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by any current or future ground lessor or holder of a mortgage or deed of trust or such similar financing instrument covering Landlord's fee or leasehold interest in the Premises, as the case may be, so long as such changes do not materially alter the economic terms of this Lease or otherwise materially diminish the rights or materially increase the obligations of Tenant.

      SECTION 27.26   REAL ESTATE INVESTMENT TRUST.

      Landlord and Tenant agree that Minimum Annual Rental, Percentage Rental and all Additional Rent paid to Landlord under this Lease (collectively referred to in this Section as "Rent") shall qualify as "rents from real property" within the meaning of Section 856(d) and Section 512(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and the U.S. Department of Treasury Regulations promulgated thereunder (the "Regulations"). In the event that Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as "rents from real property" for the purposes of Section 856(d) or Section 512(b)(3) of the Code and the Regulations promulgated thereunder (other than by reason of the application of Section 856(d)(2)(B) or 856(d)(5) of the Code or the Regulations relating thereto), then such Rent shall be adjusted so that, in Landlord's sole discretion, it will so qualify as "rents from real property", provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent (in economic terms) Rent as payable prior to such adjustment.

      IN WITNESS WHEREOF, Landlord and Tenant, personally or by their duly authorized agents, have executed this Lease as of the day and year first above written.

                                    PROMENADE LP,
                                    a Delaware limited partnership

/s/ Nolan Bushnell
-----------------                   By:   Westfield America GP LLC,
NOLAN BUSHNELL                            a Delaware limited liability company,
                                          its general partner

         TENANT                     By:   Westfield America Limited Partnership,
                                          a Delaware limited partnership
                                          its sole member

                                    By:   Westfield America, Inc.,
                                          a Missouri corporation,
                                          its general partner


                                    By    /s/ Rahsaana Towns
                                          ------------------
                                          RAHSAANA TOWNS
                                        ASSISTANT SECRETARY

                                            LANDLORD

                               WESTFIELD PROMENADE

                                 LEASE ADDENDUM

      This document constitutes an Addendum to the Lease made as of the 3rd day of February 2006, by and between PROMENADE LP, a Delaware limited partnership ("Landlord") and NOLAN BUSHNELL, an individual ("Tenant") for STORE NO. 2310 in the WESTFIELD PROMENADE (the "Development") and is made a part of this Lease as if set forth in full therein

1     SECTION 1.02   TERM.

      a)    Clause (c) is hereby deleted.

      b)    The third (3rd) sentence is hereby deleted.

      c) The Latest Rental Commencement Date shall be subject to extension, on a day-for-day basis in accordance with Section 27.04, for any period of delay in Tenant's Work caused by force majeure or Landlord's material interference with Tenant's Work in violation of this Lease.

      d) Notwithstanding anything to the contrary, the Rental Commencement Date shall be the earlier of (a) the date on which Tenant opens its store in the Premises for business to the public; or (b) October 05, 2006; provided, however, the Rental Commencement Date shall be extended one (1) day for each day of delay caused by delay in obtaining all necessary governmental permits, licenses or approvals necessary for the commencement of Tenant's Work in the Premises, provided, however, that this clause is conditioned upon submittal and processing by Tenant in a diligent and timely manner and in accordance with the provisions of this Lease, including Exhibit B, and the requirements of any governmental agency having jurisdiction, as applicable.

2     SECTION 1.03   LATE OPENING.

      a) In the fourth (4th) line change "Five Hundred Dollars ($500 00)" to "One Hundred and No/100 Dollars ($100.00)".

      b) In the first (1st) line change "by the Rental Commencement Date" to "within forty-five (45) days after the Rental Commencement Date".

3     SECTION 2.01   MINIMUM ANNUAL RENTAL.

      MINIMUM ANNUAL RENTAL [Item number (2) on the Data Sheet]:

      RENTAL COMMENCEMENT DATE THROUGH JANUARY 31, 2009. ONE HUNDRED SEVENTY SIX
      THOUSAND TWO HUNDRED TWENTY AND NO/100 DOLLARS            ($ 176,220.00 );

      FEBRUARY 1, 2009 THROUGH JANUARY 31, 2010. ONE HUNDRED EIGHTY ONE THOUSAND
      FIVE HUNDRED SEVEN AND NO/100 DOLLARS                     ($ 181,507.00 );

      FEBRUARY 1, 2010 THROUGH JANUARY 31, 2011. ONE HUNDRED EIGHTY SIX THOUSAND
      NINE HUNDRED FIFTY TWO AND NO/100 DOLLARS                 ($ 186,952.00 );

      FEBRUARY 1, 2011 THROUGH JANUARY 31, 2012 ONE HUNDRED NINETY TWO THOUSAND
      FIVE HUNDRED SIXTY AND NO/100 DOLLARS                     ($ 192,560.00 );

      FEBRUARY 1, 2012 THROUGH JANUARY 31, 2013 ONE HUNDRED NINETY EIGHT
      THOUSAND THREE HUNDRED THIRTY SEVEN AND NO/100 DOLLARS    ($ 198,337.00 );

      FEBRUARY 1, 2013 THROUGH JANUARY 31, 2014 TWO HUNDRED FOUR THOUSAND TWO
      HUNDRED EIGHTY SEVEN AND NO/100 DOLLARS                   ($ 204,287.00 );

      FEBRUARY 1, 2014 THROUGH JANUARY 31, 2015 TWO HUNDRED TEN THOUSAND FOUR
      HUNDRED SIXTEEN AND NO/100 DOLLARS                        ($ 210,416.00 );
      AND

      FEBRUARY 1, 2015 THROUGH THE END OF THE TERM: TWO HUNDRED SIXTEEN THOUSAND
      SEVEN HUNDRED TWENTY EIGHT AND NO/100 DOLLARS           ($    216,728.00 )

4.    SECTION 2.02   PERCENTAGE RENTAL.

      a)    PERCENTAGE RENTAL [Item number (3) on the Data Sheet].

            Percentage Rental: Five percent (5%) of Gross Sales in excess of the Annual Breakpoint(s) as follows:

            RENTAL COMMENCEMENT DATE THROUGH JANUARY 31, 2009: THREE MILLION FIVE HUNDRED TWENTY FOUR THOUSAND FOUR HUNDRED AND NO/100
            DOLLARS                                           ($ 3,524,400.00 ),

            FEBRUARY 1, 2009 THROUGH JANUARY 31, 2010. THREE MILLION SIX HUNDRED THIRTY THOUSAND ONE HUNDRED THIRTY TWO AND NO/100
            DOLLARS                                           ($ 3,630,132.00 ),

            FEBRUARY 1, 2010 THROUGH JANUARY 31, 2011. THREE MILLION SEVEN HUNDRED THIRTY NINE THOUSAND THIRTY SIX AND NO/100
            DOLLARS                                           ($ 3,739,036.00 ),

            FEBRUARY 1, 2011 THROUGH JANUARY 31, 2012: THREE MILLION EIGHT HUNDRED FIFTY ONE THOUSAND TWO HUNDRED SEVEN AND NO/100
            DOLLARS                                           ($ 3,851,207.00 ),

            FEBRUARY 1, 2012 THROUGH JANUARY 31, 2013. THREE MILLION NINE HUNDRED SIXTY SIX THOUSAND SEVEN HUNDRED FORTY THREE AND NO/100
            DOLLARS                                           ($ 3,966,743.00 ),

            FEBRUARY 1, 2013 THROUGH JANUARY 31, 2014: FOUR MILLION EIGHTY FIVE THOUSAND SEVEN HUNDRED FORTY FIVE AND NO/100
            DOLLARS                                           ($ 4,085,745.00 ),

            FEBRUARY 1, 2014 THROUGH JANUARY 31, 2015. FOUR MILLION TWO HUNDRED EIGHT THOUSAND THREE HUNDRED EIGHTEEN AND NO/100
            DOLLARS                                           ($ 4,208,318.00 ),
            AND

            FEBRUARY 1, 2015 THROUGH THE END OF THE TERM. FOUR MILLION THREE HUNDRED THIRTY FOUR THOUSAND FIVE HUNDRED SIXTY EIGHT AND NO/100
            DOLLARS                                           ($ 4,334,567.00 ).

      b) Notwithstanding anything to the contrary contained in this Lease, with respect to each lease year, Percentage Rental shall first be paid for the month in which the aggregate of Gross Sales for such lease year shall have first exceeded the Annual Breakpoint set forth in the Data Sheet, and thereafter shall be paid monthly on all additional Gross Sales made during the remainder of such lease year, such payments to be made in arrears within thirty (30) days following the month in which such Gross Sales were made Furthermore, whenever in this Lease the term "Quarterly Breakpoint" is used or referred to, it shall mean the Annual Breakpoint as set forth herein.

      c)    Subsection 2.02(d) is hereby deleted.

5     SECTION 2.03   GROSS SALES.

      a)    The following is added to the end of subsection 2.03(b).

                  "(7)    Uncollected amounts in an amount not to exceed two
            percent (2%) of Tenant's Gross Sales per annum as written off by Tenant as bad debts for income tax purposes; provided, however, prior to such an exclusion for bad debts being taken by Tenant, Tenant shall have exhausted all reasonable efforts to collect such bad debts; and provided further that such bad debt amounts shall be deducted or excluded from Gross Sales in the lease year in which they are written off. If any amount previously written off as a bad debt is later collected, in whole or in part, the amount collected shall be included in Gross Sales in the year in which collected;

                  (8) Sales of gift certificates, provided, however, that the value of gift certificates shall be included in Gross Sales when redeemed, irrespective of where sold;

                  (9) Sales from vending machines for the exclusive use of Tenant's employees, which shall be located in non-sales area of the Premises,

                  (10) Gratuities paid to Tenant's service personnel or collected by Tenant for redistribution to Tenant's service personnel."

      b)    Subsection 2.03(c) is hereby deleted from the Lease.

6.    SECTION 2.04   TENANT'S TAX OBLIGATION.

      a) In the sixth (6th) line after "Shopping Center", the following is inserted: "(which leased and occupied Floor Area for purposes of this calculation shall not be less than eighty percent (80%) of the gross leasable Floor Area of the Shopping Center)."

      b) In the sixth (6th) line change "fifteen percent (15%)" to "zero percent (0%)".

      c) There shall be no duplication of charges under this Section and any other Section of this Lease.

      d) In the third (3rd) line of subsection 2.04(d) before "Tenant" insert "Provided the majority of the other tenants in the Shopping Center are likewise required,".

      e) In no event shall Taxes include any interest, penalties, fees, charges or assessments incurred solely as a result of Landlord's failing to pay any tax bill before delinquency, but shall include interest on Taxes withheld by virtue of Landlord making partial payment under protest in the event such partial payment is permitted in connection with a tax appeal proceeding.

      f) Notwithstanding anything to the contrary contained in this Section, "Taxes" shall not include income, franchise, excise, inheritance, gift or estate taxes of Landlord.

7     SECTION 2.05   TRASH REMOVAL CHARGE.

      Section 2.05 is hereby deleted in its entirety and the following is substituted therefor.

            "SECTION 2.05  TRASH REMOVAL CHARGE.

            (a) Tenant, at Tenant's expense, shall at all times keep the Premises (including, without limitation, the service areas adjacent to the Premises, display windows and signs) orderly, neat, safe, clean and free from rubbish and dirt. Tenant shall dispose of all trash (wet or dry) on a daily basis in such receptacles as may be designated by Landlord for such disposal, and until Tenant disposes of such trash, Tenant shall store the trash and other solid waste within the Premises or in such areas as may be designated by Landlord for such storage. Tenant shall not burn any trash or garbage at any time in or about the Development.

            (b) Solid waste disposal contractors designated by Landlord shall remove trash from said receptacles at such intervals as Landlord may determine, in Landlord's sole discretion. The Data Sheet will set forth whether the Tenant will initially pay (i) the "Trash Removal Charge" as set forth on the Data Sheet, or (ii) the solid waste disposal contractor designated by Landlord directly Landlord shall have the right to change the method of payment at any time during the Term by providing Tenant thirty (30) days' prior written notice.

            (c) In the event Landlord elects that Tenant pay a Trash Removal Charge, Tenant shall be solely responsible for and shall promptly pay, as Additional Rent hereunder, the sum set forth in the Data Sheet as the "Trash Removal Charge" for each lease year during the Term in equal consecutive monthly installments in advance on or before the first day of each month, without prior demand or notice. Such Trash Removal Charge payable by Tenant shall be adjusted annually commencing on the 1st day of January immediately following the Rental Commencement Date and each January 1st thereafter by the annual percentage increase in the "Index" (as defined in Section 27.23) to the respective January or the closest subsequent month thereto that the Index is published; provided, however, in no event shall Tenant pay less than the Trash Removal Charge payable for the preceding year.

                  If Landlord elects that Tenant pay the solid waste disposal contractors directly, then Landlord shall instruct such contractor to bill its charges directly to Tenant, and Tenant shall pay such charges directly to the contractor, and no separate Trash Removal Charge shall be payable hereunder.

                  At any time during the Term, Landlord may, upon thirty (30) days' prior written notice to Tenant, discontinue furnishing trash removal services to the Premises without thereby affecting this Lease in any manner or otherwise incurring any liability to Tenant except that Landlord will no longer be required to furnish trash removal services to the Premises. If Landlord does not provide such services and if Landlord has elected not to retain a third party to provide such services, Tenant shall arrange for the regular pickup of all trash, garbage and other solid waste with a contractor and upon terms approved in writing by Landlord, in its sole discretion".

8.    SECTION 2.08   TENANT'S PAYMENT OBLIGATIONS.

      a) In the last line of subsection 2.08(a) after "Premises" insert "and will be credited against the outstanding obligations of Tenant".

      b) The following is inserted at the end of the last sentence of this Section, "except as may otherwise be expressly set forth herein".

9     SECTION 3.02   REPORTS BY TENANT.

      a) In the ninth (9th) line after "Section 3.02" insert "and shall fail to provide such statement within ten (10) days after Tenant receives written notice from Landlord that such statement is required (provided that no such notice shall be required if Tenant has received two (2) or more such notices from Landlord under this Section within the preceding twelve (12) months)".

      b) The fourth (4th) and fifth (5th) sentences of this Section are deleted.

      c) In the event Tenant is unable to furnish its annual statement within thirty (30) days after the expiration of each lease year, Tenant shall have the right to submit an initial estimated annual statement (clearly identified as such) within said thirty (30) day period, with a final annual statement being delivered to Landlord not later than forty five (45) days after the end of such lease year.

      d) In the second (2nd) and fourth (4th) lines change "certified" to "signed by an officer of Tenant".

      e) Tenant makes no representation or warranty as to the level of Gross Sales it may generate at the Premises.

10.   SECTION 4.02   AUDIT.

      a) The sentence commencing in the fifth (5th) line of subsection 4.02(a) is deleted.

      b) In the second (2nd) line of subsection 4.02(a) delete "(including a physical inventory)".

      c) In the fourteenth (14th) line of subsection 4.02(a) change "two percent (2%)" to "three percent (3%)".

11    The following Section is hereby added to this Lease.

            "SECTION 5.05  REQUIRED IMPROVEMENTS.

            In the event the total length of the Term and any extended term (if applicable) is for a period of nine (9) lease years or more, Tenant shall, at its sole cost and expense, be responsible for performing a cosmetic refurbishment of the interior of the Premises to "like new" condition such work to include, but not be limited to new paint, ceilings, wall and floor coverings (hereinafter "Required Improvements"). The Required Improvements shall be performed during the first three (3) months of the sixth (6th) lease year of the Term and every five (5) lease years thereafter, if applicable. The Required Improvements shall be performed in accordance with the provisions contained in this Article V and Exhibit B ".

12    SECTION 6.03   CHANGES AND ADDITIONS.

      Notwithstanding anything to the contrary in this Lease, except as may be required by applicable law, no changes or alterations by Landlord pursuant to subsection 6.03(a) shall materially, detrimentally affect ingress or egress to and from the Premises or the reasonable visibility of the Premises.

13    SECTION 6.04   RIGHTS OF LANDLORD.

      a)    The following is added to the end of subsection 6.04(a)

            "If Landlord exercises its right to relocate the Premises as provided in the Section, the following terms and conditions shall apply.

            (i) The relocated premises shall be comparable to the original Premises in size and storefront frontage within the Shopping Center,

            (ii) All charges calculated on the basis of Floor Area shall be adjusted to the Floor Area of the relocated premises,

            (iii) Landlord agrees such relocation shall not occur more than one time during the Term,

            (iv) Landlord agrees such relocation shall not occur during the months of October, November and December in any lease year;

            (v) Landlord hereby agrees not to relocate the Premises as provided in Section 6.04(a) unless Landlord, in its sole judgment, determines that possession of the Premises is required in connection with its plans to expand or renovate the Shopping Center, and

            (vi) In the event Landlord exercises its right to relocate the Premises, as provided in this Section 6.04(a), and Tenant does not desire to relocate the Premises, Tenant shall terminate this Lease upon sixty (60) days written notice to Landlord, such notice to be delivered to Landlord within thirty (30) days of receiving Landlord's notice and in which case Landlord shall reimburse Tenant for the unamortized portion of Tenant's leasehold improvements, provided however, Landlord may elect to nullify Tenant's election to terminate this Lease as provided herein by furnishing Tenant with written notice of Landlord's election to withdraw its request to relocate the Premises".

      b)    The following is added to the end of subsection 6.04(b)

            "Landlord hereby agrees to make reasonable efforts to relocate Tenant as provided in Section 6.04(a) prior to Landlord's exercising Landlord's rights as defined in this subsection 6.04(b) of the Lease."

14    SECTION 7.02   OPERATION OF BUSINESS.

      a) In the seventh (7th) line of subsection 7.02(a) before the period insert ", provided at least two (2) Department Stores and at least eighty percent (80%) of the other retail tenants in the Shopping Center are open or obligated to be open for business during such hours".

      b) In the twelfth (12th) line of subsection 7.02(a) after "fails" insert "promptly after written notice, provided that no notice shall be required hereunder more than two (2) times in any lease year,".

      c) In the fourteenth (14th) line of subsection 7.02(a) change "One Hundred Fifty Dollars ($150 00)" to "One Hundred Dollars ($100 00)".

      d) There shall be no duplication of charges under this Section and any other Section of this Lease.

      e) The second sentence of the second paragraph of subsection 7.02(b) is hereby deleted in its entirety.

      f) In the fourth (4th) line of the second paragraph of subsection 7.02(b) change "five feet (5')" to "two feet (2')".

      g) In the first (1st) line of the third paragraph of subsection 7.02(b) after "fails" insert "promptly after written notice, provided that no notice shall be required hereunder more than two (2) times in any lease year".

      h) In the second (2nd) and third (3rd) lines of the third paragraph of subsection 7.02(b), change "One Hundred Dollars ($100 00)" to "Fifty Dollars ($50 00)".

      i) Notwithstanding anything contained in this Section 7.02 to the contrary, Tenant shall be allowed the right to install a satellite dish and/or antenna (the "Dish") at the Shopping Center subject to the terms, conditions and limitations set forth below and any other reasonable requirement of Landlord:

            (i) Tenant shall provide thirty (30) days advance written notice of its request to install the Dish;

            (ii) The location of the Dish shall be on the roof of the building containing the Premises or such other location at the Shopping Center as Landlord, in its sole and absolute discretion, shall reasonably direct (so long as such location provides for clear transmission) and Tenant agrees that in the event Landlord expands or reconfigures the Shopping Center which requires the relocation of the Dish, Tenant agrees to relocate same to a new location designated by Landlord at Tenant's sole cost and expense;

            (iii) Installation and any attendant costs and expense shall be the sole responsibility of Tenant, and Tenant shall see to it that the structural integrity and waterproofing characteristics of the roof or other affected area of the Shopping Center are not damaged and Tenant shall screen the Dish by providing fencing, screening material or landscaping satisfactory to Landlord;

            (iv) Tenant shall obtain any approval required by any regulatory body having authority over the installation or operation of the Dish and shall deliver evidence of same to Landlord prior to commencing installation. In the event the use or installation of such Dish shall be in violation of any existing agreement of Landlord affecting the Shopping Center, Tenant shall have no right to use, install or maintain the use of such Dish,

            (v) Tenant's installation or operation of the Dish shall in no way interfere with the operation or any other transmission or receiving device at the Shopping Center present at the time of installation,

            (vi) Tenant shall give Landlord at least two (2) days prior notice of the necessity to access the Dish for service, except in the case of an emergency, or such shorter period of time as Landlord's on-site management personnel, in their reasonable discretion, may allow; and

            (vii) At the expiration or earlier termination of the Lease, Tenant shall remove the Dish upon Landlord's request and agrees to repair any and all damage caused by such removal.

15.   SECTION 7.03   HAZARDOUS MATERIALS.

      Notwithstanding anything to the contrary set forth in this Lease, in the event that, during the Term, any Hazardous Materials are discovered in or under the Premises and such Hazardous Materials were present prior to the date that Landlord delivered possession of the Premises to Tenant, Landlord shall take all steps necessary to remove, abate or manage in place such Hazardous Materials in accordance with all Environmental Requirements, at no cost or expense to Tenant. If such removal, abatement or other work results in any damage to the Premises or Tenant's improvements or personal property therein, Landlord shall repair any such damage at no cost or expense to Tenant.

16    SECTION 7.04   RADIUS.

      In the second (2nd) and ninth (9th) lines of the first paragraph change "ten (10) miles" to "three (3) miles".

17    SECTION 8.03   COMMON AREA OPERATING COSTS AND EXPENSES.

      a) Notwithstanding anything to the contrary contained in this Lease, for the period from the Rental Commencement Date through the fiscal year ending December 31, 2006, Tenant's share of Operating Costs and Expenses shall be fixed at Nine and 75/100 Dollars ($9 75) per square foot of Floor Area in the Premises per annum. Commencing January 1, 2007, and on each January 1st thereafter during the Term, such fixed charge shall be increased by three percent (3%) of the amount payable for the immediately preceding year. In consideration of the foregoing provision, Tenant hereby waives any express or implied rights it might otherwise have to audit Operating Costs and Expenses or to receive a reconciliation thereof.

      b) Notwithstanding anything to the contrary contained in this Lease, Landlord, in its sole discretion at any time during the Term, may reclassify the amount then payable by Tenant as Operating Costs and Expenses to be known as Indexed Rent, payable as a portion of the Minimum Annual Rental due under Section 2.01 for the remainder of the Term Commencing on the February 1st of the calendar year next following such reclassification, and on each February 1st thereafter during the Term, Indexed Rent shall be increased by three percent (3%) of the amount payable for the immediately preceding year, concurrently therewith, Tenant shall have no separate obligation to contribute toward Common Area Operating Costs and Expenses, and, apart from its obligations with respect to the Premises which are set forth in other sections of this Lease, Tenant shall thereafter have no other obligation whatsoever for the payment of any costs for the insurance, repair, maintenance, operation or management of the Common Areas of the Shopping Center Further, on the date of such reclassification and in consideration of the foregoing provision, Tenant hereby waives any express or implied rights it might otherwise have to audit Operating Costs and Expenses or to receive a reconciliation thereof for the remainder of the Term.

18    SECTION 9.01   TENANT'S SIGNS.

      a) In the sixth (6th) line before the period insert "(which shall not be unreasonably withheld or delayed, provided the same are consistent with the requirements of this Lease, including Exhibit B, all applicable legal requirements and the standard tenant sign criteria established by Landlord for the Shopping Center)".

      b)    In the tenth (10th) line change "five feet (5')" to "two feet (2')".

      c) The following is added to the last sentence of this Section: "unless Tenant cures such default within forty eight (48) hours after receipt of written notice from Landlord, provided that no notice shall be required hereunder more than two (2) times in any lease year".

      d) In the twenty-first (21st) line change "One Hundred Dollars ($100.00)" to "Fifty Dollars ($50 00)".

      e) Tenant shall have the right to use Tenant's standard professionally printed [signs/posters/merchandise price cards] in the interior of the Premises as used in Tenant's all or substantially all of Tenant's other stores.

19    SECTION 11.03  COVENANT TO HOLD HARMLESS.

      a) Landlord agrees to indemnify and hold Tenant harmless from and against all claims, liabilities, losses, damages and expenses for injury to or death of any person or loss or damage to property in or upon the Common Areas which result from claims by third parties relating to the Common Areas, except to the extent such claim is based upon an act or omission of Tenant, any subtenant, licensee, concessionaire or assignee of Tenant, or any of their respective agents, employees or contractors, or Tenant's breach of this Lease. In case Tenant shall, without fault, be made a party to any such litigation, then Landlord shall protect and hold Tenant harmless and shall pay all reasonable costs, expenses and attorneys' fees incurred or paid by Tenant in connection with such litigation.

      b)    The following is added to the end of this Section

            "Landlord reserves to itself, at its sole option, the right to appoint or approve of counsel to defend its interest in any action where it or its related entity is a named party."

20    SECTION 12.01  UTILITY CHARGES.

      Subsection 12.01(h) is hereby deleted in its entirety from this Lease.

21    SECTION 13.04  REMEDIES.

      a) In the second (2nd) line change "ten (10) days" to "ten (10) business days".

      b) In the fourth (4th) line change "ten (10) days'" to "twenty (20) days'".

      c) In the fifth (5th) line after "ended" insert "unless Tenant cures such failure prior to the end of said twenty (20) day period".

      d)    The last sentence of this Section is hereby deleted.

22    SECTION 14.01  RESTRICTIONS ON TRANSFER.

      The following new subsection is hereby added to the end of this Section

            "(c) Notwithstanding anything in this Lease to the contrary, and provided Tenant is not in default under this Lease, Tenant shall have the right, without Landlord's consent, to assign or otherwise transfer this Lease or sublet the entire Premises to a corporation which: (i) is Tenant's parent; (ii) is a corporation of which Tenant or Tenant's parent owns substantially all of the outstanding capital stock, (iii) as a result of a consolidation or merger with Tenant and/or Tenant's parent, owns all of the outstanding capital stock of Tenant or Tenant's parent, or (iv) acquires substantially all of the assets of Tenant's business. Any assignment or sublease pursuant to (i), (ii), (iii) or (iv) above shall be subject to all of the following conditions. (A) any assignment or sublease shall remain fully subject to all of the terms, covenants and conditions of this Lease, including, without limitation, the provisions of this
      Section 13 and the Permitted Use as described in Section 6; (B) Tenant shall, concurrent with such assignment or sublease, give notice of same to Landlord as provided in Section 14 of this Lease, (C) no such assignment or subletting shall release Tenant from any obligations under this Lease, and (D) the assignee or subtenant shall have a net worth equal to or greater than Tenant at the date of this Lease or the time of such assignment or sublease, whichever is greater.

                  Further, notwithstanding anything in this Lease to the contrary, the following shall not be deemed an assignment, transfer or violation of this Lease or give rise to any right of Landlord to terminate this Lease or entitle Landlord to payment of any processing or administrative fee or adjustment in Rental: (a) Tenant's going from a publicly held corporation to a privately held corporation; (b) any public or private offering of Tenant's stock; or (c) any transfer of corporate shares by gift bequest or inheritance by, between or among the present shareholders of Tenant, or to their immediate family (i.e. spouses, parents, siblings, children or grandchildren), or, (d) any transfer of stock or interest in Tenant between or among those individuals or entities holding such stock or interest as of the date of this Lease."

23    SECTION 14.02  PROCEDURE FOR TRANSFER.

      a)    In the second (2nd) line change "ninety (90) days" to "forty five
            (45) days".

      b) In the first (1st) line of the second paragraph change "sixty (60)" to "forty five (45)".

      c) In the fourth (4th) line of the second (2nd) paragraph before the period insert: "; provided, however, Tenant may withdraw its notice of proposed Transfer within five (5) days after receipt of Landlord's notice under this clause (c), in which event any such right of Landlord to terminate this Lease shall be null and void ".

24    SECTION 14.03  TRANSFER RENT ADJUSTMENT.

      a) In the fifth (5th) through seventh (7th) lines, clause (c) is hereby deleted.

      b) The following is added to the end of this Section. "Notwithstanding the foregoing, no increase shall be applicable to any Transfer not requiring the consent of Landlord under this Lease ".

25    SECTION 14.04  REQUIRED DOCUMENTS AND FEES.

      The following is inserted at the end of this Section, "not to exceed Seven Hundred Fifty Dollars ($750 00)".

26    SECTION 16.01  TRADE NAME.

      Section 16.01 is hereby deleted in its entirety and the following is substituted therefor.

            "SECTION 16.01 TRADE NAME.

            (a) Tenant shall operate its business in the Premises under the name specifically set forth in the Data Sheet ("Trade Name") so long as the same shall not be held to be in violation of any law, and shall not change the advertised name or character of the business operated in the Premises without the prior approval of Landlord. Tenant shall use "Westfield Promenade" (or such other name as Landlord shall designate during the Term as provided by written notice to Tenant) to describe the location of the Premises for all advertising, promotional and marketing materials which refer to the location of the Premises. This will include all television, radio, print or collateral materials which are used to promote Tenant's location. However, Tenant shall obtain the approval for the Westfield logo or representations from the marketing director of the Shopping Center prior to using such logo or representations, which approval shall not be unreasonably withheld or delayed.

            (b) Tenant shall have the right to change its trade name to such trade name as is utilized by Tenant in all or substantially all of its other stores. Tenant shall furnish Landlord with reasonable prior notice of such change in trade name. Tenant agrees that any change in trade name will require the installation of a new storefront sign at Tenant's expense, the plans for which shall require Landlord's prior written approval and shall conform to Landlord's criteria for signs ".

27    SECTION 16.02  PROMOTIONAL PROGRAMS.

      The following is added to the end of this Section

      "Notwithstanding anything contained herein to the contrary, in no event shall any increase allowed under this Section exceed five percent (5%) per lease year, compounded and cumulative."

28    SECTION 26.01  DEPOSIT.

      As Tenant is not required to pay a security deposit hereunder, Section
      26.01 is hereby deleted in its entirety from this Lease.

29    SECTION 16.02  PROMOTIONAL PROGRAM.

      a)    The following is added to the end of this Section.

            "Notwithstanding anything contained herein to the contrary, in no event shall any increase allowed under this Section exceed five percent (5%) per lease year, compounded and cumulative".

      b)    The last sentence of subsection 16.02(b) is hereby deleted.

30    SECTION 17.01  RECONSTRUCTION OF DAMAGED PREMISES.

      a) By way of clarification, the second (2nd) sentence of subsection 17.01(a) is revised to read as follows "Payment of full Minimum Annual Rental and Additional Rent shall resume upon the earlier of
            (i) thirty (30) days following the date that Landlord advises Tenant that the Premises are tenantable (which shall mean that Landlord shall have repaired, restored or reconstructed the Premises, including the leasehold improvements as defined in Exhibit B), or
            (ii) the date Tenant reopens for business in the Premises. Tenant shall be obligated to reopen for business not later than the date set forth in clause (1) above."

      b) The following is added to the end of this Section: "If more than twenty five percent (25%) of the Floor Area of the Premises shall be damaged or destroyed by fire or other casualty during the last two
            (2) years of the Term of this Lease, Tenant shall have the right to terminate this Lease by giving written notice to Landlord, such notice to be given within thirty (30) days after the occurrence of such damage or destruction."

      c) In the event this Lease is not terminated and the repair or restoration of the Premises is not substantially completed within eighteen (18) months (subject to Section 17.01) after the occurrence of such casualty, Tenant shall have the right, as its sole remedy, to terminate this Lease at any time thereafter on sixty (60) days' prior written notice to Landlord (unless such repair or restoration shall be substantially completed during such sixty (60) day period).

31.   SECTION 17.02  LANDLORD'S OPTION TO TERMINATE LEASE.

      a)    Landlord's option to terminate this Lease as described in Section
            17.02 shall be conditioned upon Landlord's exercising its option to terminate the leases of all other tenants of the Shopping Center impacted in the same manner by such casualty (to the extent that Landlord possesses the right to do so under its leases with such tenants).

      b) The following is inserted at the end of this Section. "In the event of such termination, Minimum Annual Rental shall be abated for the duration of the unexpired term of this Lease, effective from the date of such casualty. If Tenant shall have remained open for business to the public in any portion of the Premises following the occurrence of the casualty and prior to such termination, Tenant shall be obligated to pay Minimum Annual Rental, proportionately reduced in accordance with the first sentence of Section 17.01(a)."

32    SECTION 18.02  PARTIAL CONDEMNATION.

      a) In the second (2nd) line of subsection 18.02(a) change "fifty percent (50%)" to "thirty five percent (35%)".

      b) In the sixth (6th) line of subsection 18.02(a) change "ten (10) days" to "fifteen (15) days".

      c) Landlord's option to terminate this Lease as described in Section 18 02 shall be conditioned upon Landlord's exercising its option to terminate the leases of all other tenants similarly affected whose leases permit such termination.

33    SECTION 19.01  RIGHTS UPON DEFAULT.

      a) In the sixth (6th) line of subsection 19.01(a) change "five (5) days" to "ten (10) days".

      b) In the fifteenth (15th) and sixteenth (16th) lines of subsection 19.01(a) delete "provided that in no event shall such cure period extend beyond one hundred twenty (120) days".

34    SECTION 27.07  BROKER'S COMMISSION.

      Notwithstanding anything to the contrary contained in this Section 27.07, the parties acknowledge that Robert Chais ("Broker") has been enlisted by Tenant as Tenant's broker for this transaction. The brokerage commission, in the amount of Sixty Five Thousand and No/100 Dollars ($65,000 00), shall be paid by Landlord to Broker within thirty-nine (39) days after Landlord's receipt of a fully executed Lease. Except for said payment to Broker, each party represents and warrants to the other that there are and shall be no claims for brokerage commissions or finder's fees by any person or firm retained by such party or otherwise due to any act or agreement by such party in connection with this Lease. Further, Tenant acknowledges and agrees to indemnify and hold harmless Landlord from all claims, actions, damages, costs and expenses, and liabilities whatsoever, including attorneys' fees, arising out of any such representation, arising from any brokerage commission claims in the manner set forth in this
      Section 27.07.

35    SECTION 27.10  WAIVER OF COUNTERCLAIM OR DEFENSES IN ACTION FOR
                     POSSESSION.

      The rights and remedies afforded to Landlord pursuant to this Section shall be made reciprocal and afforded to Tenant with regard to breaches by Landlord.

36.   SECTION 27.12  FLOOR AREA.

      This Section is hereby deleted in its entirety and the following is substituted therefor.

            "SECTION 27.12 FLOOR AREA.

            (a) "Floor Area" as used in this Lease means with respect to any leasable area in the Shopping Center and/or the Development, the aggregate number of square feet of floor space of all floor levels therein, including any mezzanine space, measured from (i) the outside faces of all perimeter walls thereof other than any demising wall separating such premises from other leasable premises, (ii) the center lines of any such demising wall, (iii) the outside face of any interior wall, and (iv) the building and/or leaseline adjacent to any entrance to such premises.

            (b) For the purposes of this Lease, in determining the gross leasable Floor Area or the gross leased and occupied Floor Area of the Shopping Center and/or the Development, there shall be excluded therefrom any premises leased for the operation of a U.S. Government Post Office facility or other governmental facility, a child care center, community room, library, project offices and related rooms, movable retail merchandising units and temporary uses or units located in the Common Areas. No deduction or exclusion from Floor Area shall be made by reason of columns, ducts, stairs, elevators, escalators, shafts or other interior construction or equipment. At the Commencement Date, the gross leased and occupied Floor Area in effect for the whole of any lease year shall be the actual gross leased and occupied Floor Area in effect during such lease year. Landlord reserves the right during the Term to change the method of computation to determine Floor Area on a monthly or quarterly "average" basis."

37.   SECTION 27.13  INTEREST ON PAST DUE OBLIGATIONS.

      a) In the first (1st) line change "when due" to "within ten (10) days after Tenant receives written notice from Landlord that such sum is owed (provided that no such notice shall be required if Tenant has received two (2) or more written notices of nonpayment from Landlord under this Lease within the preceding twelve (12) months)".

      b) In the fourth (4th) line change "three percent (3%)" to "two percent (2%)".

38.   SECTION 27.18  SPECIFIC PERFORMANCE OF LANDLORD'S RIGHTS.

      In the first (1st) line after "Landlord" insert "and Tenant"; and in first
      (1st) and second (2nd) lines delete "of Tenant"

39    SECTION 27.20  CERTAIN RULES OF CONSTRUCTION.

      In the first (1st) line insert "Landlord's" after "Tenant's".

40    SECTION 27.21  CONFIDENTIALITY.

      This Section shall not prohibit Tenant from making reasonably necessary disclosures of the provisions of this Lease to Tenant's employees, representatives, and actual and potential sublessees, assignees or purchasers, and as required in any judicial proceeding.

41    The following new sections are hereby added to the Lease:

            "SECTION 27.27 REMEASUREMENT OF PREMISES.

            Tenant, at its option and at its sole cost and expense, shall have the right to measure the Premises with a representative of Landlord present within thirty (30) days after the Premises are delivered to Tenant, and in the event that the actual size of the Premises calculated in accordance with the provisions of this Lease varies by more than three percent (3%) from the size noted on page 1 of the Lease, then Landlord and Tenant agree that the Floor Area of the Premises noted on page 1 of the Lease and the Additional Rental only, as set forth on the Data Sheet and in the Lease, shall be proportionately adjusted effective as of the Rental Commencement Date.

            SECTION 27.28 PATIO AREA.

            (a) Subject to the applicable laws, ordinances, codes and regulations of any governmental authorities having jurisdiction over the Premises, Tenant shall also be entitled to utilize, as a part of the Premises, and in a manner set forth below, the area immediately adjacent to the Premises containing approximately 2,000 square feet, for the use and purpose as a patio (hereinafter "Patio Area").

            (b) Tenant agrees and acknowledges that: (i) Tenant shall construct any and all improvements at its sole cost in accordance with the requirements set forth in Exhibit "B" attached hereto and receives Landlord's prior consent to plans and specifications therefor (including furniture and fixtures); (ii) Tenant shall maintain such improvements to a standard consistent with the maintenance required to be performed to the Premises as set forth herein; (iii) Tenant shall be allowed to project images directly on the floor of the Patio Area, and (iv) the insurance requirements set forth in the Lease shall also apply to the business operations of Tenant in the Patio Area and Tenant's insurance policy shall specifically cover the Patio Area. Further, Landlord shall not be required to perform any Landlord Work to the Patio Area or ground underneath.

            (c) Tenant shall provide, at Tenant's cost and expense, the tables, seating facilities, any related furniture, and other movable fixtures for use on the Patio Area (the "Facilities"). The Facilities shall require the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges and agrees that any destruction, damage, theft, or vandalism of or to the Facilities shall be the sole responsibility of Tenant and Tenant agrees to promptly repair or replace same immediately following such event.

            (d) Tenant is obligated perform maintenance so as to keep the Patio Area in a neat and clean condition, such maintenance to be performed during all hours when the Shopping Center is open to the public. If Tenant fails to perform such maintenance, Landlord may perform the maintenance and charge the cost therefor directly to Tenant and Tenant shall pay such cost to Landlord as Additional Rent, within thirty (30) days after Landlord's delivery of the invoice therefor.

            (e) The Patio Area shall not be included as part of the Floor Area of the Premises for the purposes of the calculation of Minimum Annual Rental, or Additional Rent provided, however, any Gross Sales made from the Patio Area shall be included in Gross Sales from the Premises for the purposes of calculation Percentage Rental. Further, the Patio Area shall be subject to all other terms and conditions of the Lease including, without limitation, Article X, Article XI and Article XIX.

            (f) Landlord reserves the right to recapture all or a portion of the Patio Area in the event of a renovation, remodel or expansion of the Shopping Center. Except as otherwise provided hereinabove, the Patio Area shall be considered as a part of the Premises for all purposes under the Lease, including without limitation the provisions of Article 18 of this Lease. Notwithstanding anything to the contrary contained in Article XIV of the Lease, the right to use the Cafe Seating Area is personal to Tenant and may not be assigned in connection with any assignment of this Lease requiring the consent of Landlord.

            SECTION 27.29 CONSIDERATION.

            As consideration to Landlord for the purchase of the existing kitchen equipment currently in the Premises, Tenant shall pay to Landlord the sum of Twenty Five Thousand and No/100 Dollars ($25,000 00), which shall be paid concurrent with Tenant's delivery to Landlord of Tenant executed counterparts of this Lease."

       [BALANCE OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Landlord and Tenant, personally or by their duly authorized agents, have executed this Lease Addendum as of the day and year first above written.

                                          PROMENADE LP,
                                          a Delaware limited partnership
/s/ Nolan Bushnell
-----------------------                   By    Westfield America GP LLC,
    NOLAN BUSHNELL                              a Delaware limited liability
                                                company, its general partner.
            TENANT
                                          By    Westfield America Limited
                                                Partnership, a Delaware limited
                                                partnership its sole member.

                                          By    Westfield America, Inc., a
                                                Missouri corporation, its
                                                general partner.


                                          By. /s/ Rahsaana Towns
                                              ------------------------------
                                              RAHSAANA TOWNS
                                              ASSISTANT SECRETARY

                                                        LANDLORD

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                    EXHIBIT B

                         DESIGN AND CONSTRUCTION OF THE

                            BUILDING AND THE PREMISES

This Exhibit B is part of the lease (the "Lease") between Landlord and Tenant.

I     DEFINITIONS

      A The term "Landlord's Work" shall mean Landlord's total responsibilities (or any portion thereof) for the construction and improvement of the Shopping Center building ("building") and the Premises. The cost of Landlord's Work shall be borne as set forth under Article III and Article IV of this Exhibit B Landlord's Work shall be of a design, type, size, location, elevation and quantity as may be selected by Landlord. Any item of work required to complete the Premises which is not hereinafter specifically made the responsibility of Landlord, shall be considered to be a part of Tenant's Work.

      B The term "Tenant's Work" shall mean Tenant's total responsibilities (or any portion thereof) for the construction and improvement of the Premises. Tenant's Work shall be performed at Tenant's sole cost and expense. Tenant's Work shall include, but not be limited to, all work necessary and/or required to complete the Premises, except those items of work specifically set forth as Landlord's Work.

      C The term "leasehold improvements" shall mean all of Tenant's work described and performed pursuant to this Exhibit B for the purpose of the Lease (except for removable trade fixtures, merchandise, and items of personal property).

II    GENERAL REQUIREMENTS AND PROVISIONS

      A Tenant's Work shall be subject to Landlord's prior approval and shall be designed and constructed to comply with the requirements set forth in the most current edition of Landlord's criteria for the Shopping Center (the "Tenant Criteria Manual"). All details and information contained in the Tenant Criteria Manual, whether appearing on Tenant's plans or not, shall be considered a part of Tenant's plans and construction requirements. By this reference, the Tenant Criteria Manual is incorporated herein and made a part of this Lease. This Exhibit B and the Tenant Criteria Manual are hereinafter collectively referred to as "Tenant's Construction Requirements".

      B The design and construction of Tenant's Work must comply with the following requirements.

            1     This Exhibit B,

            2     The Tenant Criteria Manual,

            3     Tenant's Final Working Drawings, as approved by Landlord,

            4. All applicable laws, ordinances, codes, regulations and the requirements of all jurisdictional authorities, and

            5 All applicable standards of the American Insurance Association, the National Electrical Code (latest edition), the American Society of Heating, Refrigeration and Air Conditioning Engineer's Guide (latest edition), Landlord's insurance carrier, the local building regulations and all local authorities having jurisdiction.

            In the event of a conflict between any of the above-referenced items, the most stringent requirement shall govern each increment of Tenant's Work.

      C Tenant's Work shall be performed in a first-class and workmanlike manner, and shall be in good and usable condition on the date of completion thereof. All materials used in Tenant's construction of the Premises and installations made by Tenant as a part of Tenant's Work shall be of new, commercial grade and first-class quality.

      D After Tenant's initial construction of the Premises, any and all elective remodeling proposed by Tenant or any and all remodeling required of Tenant by Landlord under the applicable provisions of this Lease shall be performed in accordance with all requirements set forth in this Exhibit B and the most current edition of the Tenant Criteria Manual.

                                       B-l

III   LANDLORD'S WORK AT LANDLORD'S EXPENSE

      A Landlord's Work to be performed or provided at Landlord's sole cost and expense shall be limited to the following.

            1 A basic building structure, with finished Common Areas, to Landlord specifications.

            2 Any building frontage above the storefront lines, and, where required in Landlord's sole determination, building frontage vertical neutral strips centered upon the lease lines of the Premises.

            3 Common use service corridors, located as required by code or as selected by Landlord, with such corridor walls finished on the corridor side only.

            4 All building finishes outside of the Premises which are not specifically made the responsibility of Tenant or another occupant of the Shopping Center.

            5 A main electrical service distribution system of a type and capacity set forth in the Tenant Criteria Manual and consisting of the following facilities:

                  a     A remote electrical service area outside the Premises,

                  b Main electrical service distribution equipment within the remote electrical service area, from which Tenant's main electrical service will be available.

            6 A main telephone service terminal board located outside the Premises, from which Tenant's main telephone service shall be available.

            7 A domestic water service main for the Premises, from which Tenant's domestic water service shall be available.

            8 A sanitary sewer service main for the Premises, from which Tenant's sanitary sewer service shall be available.

            9 A fine sprinkler service main, or branch line, for the Premises, from which Tenant's fire sprinkler service shall be available.

      B Landlord may provide additional items of construction or utility services for the Premises as a part of Landlord's Work. If applicable, such additional items of construction or utility services shall be provided in accordance with the provisions of the Tenant Criteria Manual.

IV    LANDLORD'S WORK AT TENANT'S EXPENSE

      A The following items of Landlord's Work, if performed and/or provided, will be at Tenant's sole cost and expense and shall include but not necessarily be limited to the following.

            1 The installation of metal studs, centered upon the lease lines of the Premises, as may be required to separate the Premises from adjacent tenant areas and/or Common Areas.

            2 The installation of a temporary construction barricade (including Landlord's graphics program) along the storefront lease line of the Premises.

            Tenant shall reimburse Landlord for the cost of the above items of work and/or services. Tenant shall be billed at a rate equal to the actual cost of said construction plus a 15% administration fee. Such amount shall be due and payable by Tenant to Landlord upon receipt of Landlord's invoice therefor.

      B Landlord may provide items of construction, work or services for the Premises as a part of Landlord's Work at Tenant's Expense. If applicable, such additional items of Landlord's Work at Tenant's Expense shall be provided in accordance with the provisions of the Tenant Criteria Manual.

      C Tenant's plans and specifications must be designed to accommodate and provide access to any ducts, pipes, or conduits installed within the Premises that serve the Shopping Center or any part thereof, including, but not limited to, the premises of any occupant. If there is a conflict and relocation of any mechanical or electrical component is necessary, Tenant must submit to Landlord for approval, all plans, details and specifications required by Landlord for such relocation. If approved, the complete relocation shall be performed as directed by Landlord, and at Tenant's sole cost and expense.

V     TENANT'S WORK

      A Tenant's Work shall include, but not necessarily be limited to, the following.

            1 Tenant shall perform any and all demolition work required to return the Premises to a shell condition Such work shall include, but not be limited to, the removal of existing ceiling structures, finish materials, storefront, light fixtures, partitions (excluding demising partitions) and any plumbing, mechanical or electrical installations that will not be reused to serve the Premises. No existing plumbing, mechanical or electrical systems or system components shall be abandoned in place without Landlord's prior written approval. Tenant will be required to submit demolition plans for Landlord's review and approval. All items of existing construction which Tenant may wish to reuse, modify or abandon shall be subject to Landlord's prior written approval.

            2 Tenant shall be responsible to provide, finish and level any concrete floor slab(s) within the Premises, as may be required to accept Tenant's finished floor material and eliminate any tripping hazards. Where floor slab elevations within the Premises are above or below Common Area floor elevations, Tenant shall provide the necessary transitions at storefront areas and rear service door areas to make the floor of the Premises even with any adjoining floor elevation.

            3 Installation of a finished floor in all sales areas and all storage areas within the Premises visible to the public. Exposed finished concrete slab floors, vinyl tile or similar materials shall not be deemed to be a "finished floor" in any of the areas referenced above and therefore are not acceptable. As may be required by Landlord, in the area between Tenant's storefront leaseline to the store's closure line, Tenant shall match the Shopping Center finished floor material.

            4 Installation of a finished ceiling throughout the Premises (or as may otherwise be approved by Landlord and all jurisdictional authorities).

            5 Installation of fire rated partitioning and/or enclosures throughout the Premises as may be required by Landlord, all governing codes and all jurisdictional authorities.

            6 Installation of interior partitioning throughout the Premises, as may be required to complete the Premises.

            7 Installation of all construction and finish materials throughout the Premises and the storefront of the Premises which are not specifically made the responsibility of Landlord Such material installations shall include, but not be limited to, all wall coverings, floor coverings, ceiling materials and Tenant's storefront construction.

            8 Where required by any applicable codes, ordinances or jurisdictional authorities, Tenant shall provide a trash storage room of adequate capacity and fire rating, or, if such a room is not required, Tenant shall provide a designated area within the Premises which is adequate, in Landlord's judgment, to store Tenant's trash.

            9 Tenant shall construct, where applicable, a recessed doorway to provide access from the Premises to a service area or egress corridor.

            10 Installation of all interior doors and associated hardware as may be required to complete the Premises. Such doors and hardware shall comply with all required fire ratings, where applicable.

            11. Installation of all furniture, fixtures, cabinetwork, shelving, personal property and equipment as may be required to complete the Premises.

            12 Tenant shall ensure that all roof and slab penetrations made as a part of Tenant's Work are properly sealed and remain watertight to prevent possible damage. Failure to do so shall be at the sole risk and expense of Tenant in the event damage occurs.

            13 Tenant must install a waterproof membrane to waterproof all floor/slab and slab penetrations in all lavatories, kitchens and similar water prone areas where water is used for food preparation or cleaning. Perimeter walls of such areas must be waterproofed to a point of no less than four inches (4") above the slab. In addition, Tenant must slope floor surfaces to prevent the passage of water, waste and other liquids out of such areas.

            14 Installation of thermal and acoustical insulation within the Premises as required to comply with the following provisions.

                  a Installation of thermal insulation shall meet with the requirements of all governing codes and jurisdictional authorities, as may be required to complete the Premises for Tenant's occupancy.

                  b Installation of acoustical insulation or sound dampening material shall meet with the requirements of all governing codes and Landlord's criteria. At a minimum, Tenant shall install sufficient acoustical insulation to prevent the transmission of any sound or noise in excess of 40 decibels (db) from the Premises Tenant agrees that the 40 db sound level may be verified by Landlord through the use of a portable sound level meter, and in the event Landlord determines that Tenant is transmitting sound or noise outside the Premises in excess of the 40 db level, Tenant will immediately resolve this condition in a manner approved by Landlord.

            15 Mezzanines will not be permitted within Tenant's Premises without Landlord's prior written approval. Where permitted, mezzanines shall be designed and installed to be independent of the building structure and shall comply with the requirements of all governing codes.

      B Design, fabrication and installation of Tenant's sign(s) shall be performed by Tenant as a part of Tenant's Work and shall comply with the following provisions.

            1 Tenant's sign(s) shall be subject to the prior approval of Landlord, and where applicable, the prior approval of all jurisdictional authorities, Department Stores, and any other party that Landlord may deem appropriate.

            2 Tenant shall submit all required plans, details and specifications necessary to obtain Landlord's approval for Tenant's sign(s), prior to fabrication and installation of the sign(s).

            3 Tenant's sign(s) shall be designed and constructed to comply with the standard tenant sign criteria established by Landlord for the Shopping Center.

      C Installation and completion of utility services for the Premises and connection to the utility facilities provided by Landlord shall be performed by Tenant as a part of Tenant's Work in accordance with the requirements set forth in the Tenant Criteria Manual and the following provisions.

            1 Tenant's main electrical service shall be of a type and capacity set forth in the Tenant Criteria Manual. If Tenant requires electrical service capacity in excess of that provided by Landlord, all costs of providing such increased service shall be paid by Tenant. Tenant shall.

                  a Make application, where applicable, for metered electrical service to the Premises from the serving utility authority and comply with all utility authority requirements for such metered service, including the procurement and installation of all required meters, meter bases and current transformers, if applicable.

                  b As may be required, provide all required electrical system installations within the remote electrical service area provided by Landlord in accordance with all applicable codes, ordinances and as specified in the Tenant Criteria Manual.

                  c As may be required, provide all required conduit and conductor installations to complete Tenant's main electrical service to and within the Premises.

                  d Provide all required electrical system installations within the Premises in accordance with all applicable codes, ordinances and as specified in the Tenant Criteria Manual.

            2 Tenant's telephone service will be available from the main terminal board located outside the Premises and provided by the serving telephone company. Tenant shall apply for telephone service and system wiring to and within the Premises as required by the serving telephone company and comply with all their requirements and regulations.

            3 Tenant shall install a fire/smoke detection system within the Premises. Such detection system shall include all required wiring, conduit, devices, equipment and controls, and shall comply with all system requirements set forth by Landlord and all jurisdictional authorities. Where applicable, Tenant shall use Fire-Life Safety contractor as specified by Landlord for certain portions of Tenant's Work.

            4 Tenant shall make all required plumbing system installations to serve the Premises Where provided, Tenant shall connect to, and extend from, the sanitary sewer and domestic water service mains provided by Landlord for the Premises. All such installations shall comply with the following provisions.

                  a Tenant shall make application for metered water service as required.

                  b Tenant shall procure and install a water meter and pressure regulating valve as required.

                  c Tenant shall provide and install toilet facilities within the Premises in accordance with governing codes and Landlord's standard criteria. At a minimum, Tenant shall provide and install one (1) toilet room facility for the use of Tenant's employees.

                  d Tenant shall install grease and hair traps as required to comply with all governing codes, and the requirements of the Landlord and all jurisdictional authorities Wherever possible, such traps are to be located within the Premises.

            5 Tenant shall install a branch piped fire sprinkler system within the Premises. Tenant shall connect to Landlord's fire sprinkler supply main, or branch, and extend piping for branches, drops and heads as required to complete the fire sprinkler system within the Premises in accordance with Landlord's insurance carrier requirements, the requirements of the local fire marshal, all governing building codes, applicable NFPA standards and the Tenant Criteria Manual. Tenant sprinkler system shop drawings must be submitted for review and approval by Landlord's insurance carrier and all local authorities having jurisdiction prior to installation of the sprinkler system. Tenant shall provide Landlord with two
                  (2) sets of approved sprinkler shop drawings bearing the seals of the local authorities having jurisdiction prior to installation of the spunkier system. Final connection to Landlord's fire sprinkler supply main shall not be made until the entire system within the Premises is completed, pressure tested and ready for service.

            6 Tenant shall provide a heating, ventilating and air conditioning (HVAC) system to serve the Premises The location of any equipment outside the Premises shall be approved in writing by Landlord The design and installation of the HVAC system shall be in accordance with the provisions of the Tenant Criteria Manual.

            7 Tenant shall provide, as required, all exhaust air systems to serve the Premises. Said systems shall comply with the provisions of the Tenant Criteria Manual.

            8 As determined by Landlord at Landlord's sole discretion, tenants having odor producing operations must maintain a negative pressure within their Premises and shall install a forced draft ventilation system discharging to the atmosphere via the roof area. Tenant shall be responsible for proper diffusion of the exhaust in such a manner as to prevent these odors from entering adjacent air intakes. The total exhaust from the Premises must exceed maximum make up air provided for the Premises by an amount exceeding the minimum outside air requirements of the heated/air conditioned area for the Premises Tenant shall provide said system, at Tenant's sole cost and expense, including, but not limited to, all necessary components, such as exhaust hood(s), make up and exhaust ducts, fire dampers and fire rated duct chases/shafts where required (construction as required by code and located in areas approved by Landlord), exhaust and make up fans, controls and grease drip pans which shall be installed in a manner acceptable to Landlord.

      D Tenant's Work shall include the procurement of all necessary permits, licenses, variances and utility services required to facilitate Tenant's construction and occupancy of the Premises, and the payment of any fees and taxes associated with such permits, licenses, variances and utility services, as may be required by public authorities and serving utility companies. Tenant shall make all necessary applications, provide all necessary information, pay all required monies and take all necessary actions to obtain such items from the applicable jurisdictional authorities and serving utility companies.

      E Tenant shall not use any materials in connection with Tenant's Work which contain asbestos or other materials or substances that are hazardous or toxic. In the event that Tenant introduces or allows to be introduced in the Premises any asbestos containing material or other material or substance that is now or may hereafter be defined as hazardous or toxic or is otherwise regulated as a material or substance posing a potential health threat to persons, then prior to the expiration or earlier termination of this Lease or as required by applicable federal, state or local laws, rules or regulations, Tenant shall, at Tenant's sole cost and expense, remove any such materials or substances in accordance with all applicable federal, state or local laws, rules or regulations and in the manner that Landlord may direct which may include the use of contractors and/or consultants specified by Landlord.

      F All roof penetrations made as a part of Tenant's Work must conform to Landlord's standard criteria and shall be subject to Landlord's approval as to location and construction details. Roofing and weatherproofing of any installation or penetration by Tenant must be performed by Landlord's authorized roofing contractor, and Tenant shall pay all costs therefor directly to such roofing contractor.

      G Tenant may be required to provide additional items of work or services as a part of Tenant's Work. If applicable, such work or services shall be provided in accordance with the provisions of the Tenant Criteria Manual.

VI    PLANS

      A Landlord shall furnish to Tenant or, at Tenant's direction, to Tenant's agent, certain design and construction information pertinent to the Premises, including, but not limited to, one (1) copy of the Tenant Criteria Manual.

      B Within fifteen (15) calendar days after the date of this Lease, or such other date as may be required by Landlord for Tenant to achieve its Rental Commencement Date, Tenant shall, at Tenant's sole cost and expense.

            1 Engage the services of a licensed architect and licensed mechanical, electrical and sprinkler system engineers ("Tenant's Architect and Engineers"), for the purpose of preparing Plans and Specifications for Tenant's Work.

            2 Notify Landlord of the identity of Tenant's Architect and Engineers.

      C Tenant agrees that Tenant's Architect and Engineers may act as Tenant's agents for all Tenant design and plan development purposes and obligations of this Exhibit B. Tenant shall pay all fees of its Architect.

      D Within thirty (30) calendar days, after the date of this Lease, or such other date as may be required by Landlord for Tenant to achieve its Rental Commencement Date, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Architect and Engineers to coordinate, prepare and deliver to Landlord for Landlord's approval, the following.

            1 One (1) sample board of Tenant's final storefront and interior materials and colors,

            2 One (1) colored rendering or 8" x 10" colored photograph of Tenant's final storefront design, and

            3 One (1) complete sepia set and one (1) blue fine print of preliminary drawings for Tenant's Work, containing all applicable architectural, structural, electrical, mechanical (HVAC and plumbing) and sprinkler system details and specifications, in accordance with the Tenant Criteria Manual. To evidence Tenant's approval, such preliminary drawings shall have been initialed by Tenant.

      E Tenant covenants and agrees that the preliminary drawings have been prepared in strict accordance with Tenant's Construction Requirements. Landlord shall promptly review the preliminary drawings and notify Tenant's Architect of the matters, if any, in which the preliminary drawings fail to meet with Landlord's approval. Within ten (10) calendar days after receipt of any such notice from Landlord, Tenant or Tenant's Architect shall cause the preliminary drawings to be revised in such manner as is required to obtain Landlord's approval and shall submit the revised preliminary drawings for Landlord's approval. Upon Landlord's approval of the preliminary drawings, Landlord shall cause one (1) set to be initialed on Landlord's behalf, thereby evidencing Landlord's approval. Landlord shall return such set to Tenant or Tenant's Architect. The preliminary drawings bearing Landlord's approval shall become and are hereinafter referred to as the "Preliminary Plans".

      F Within fifteen (15) calendar days after the date of Landlord's approval of the Preliminary Plans, or such other date as may be required by Landlord for Tenant to achieve its Rental Commencement Date, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Architect and Engineers to coordinate, prepare and deliver to Landlord, in one package, one (1) complete sepia set and one (1) set of blue line prints of all applicable final architectural, structural, mechanical (HVAC and plumbing), electrical and sprinkler system working drawings and specifications. To evidence Tenant's approval, such working drawings and specifications shall have been initialed by Tenant.

      G Tenant covenants and agrees that the final working drawings set forth in Paragraph F above have been prepared in conformity to the Preliminary Plans and in strict accordance with Tenant's Construction Requirements. Landlord shall promptly review the final working drawings and notify Tenant's Architect of the matters, if any, in which such final working drawings and specifications fail to conform to the Preliminary Plans and Tenant's Construction Requirements. Within ten (10) calendar days after receipt of any such notice from Landlord, Tenant or Tenant's Architect shall cause the final working drawings and specifications to be revised in such manner as is required to obtain Landlord's approval and shall submit one (1) complete sepia set and one (1) set of blue line prints of the revised final working drawings and specifications for Landlord's approval. Upon Landlord's determination that the final working drawings and specifications conform to the Preliminary Plans and Tenant's Construction Requirements, Landlord shall cause one (1) set of the final working drawings and specifications, or the revised final working drawings and specifications, as the case may be, to be initialed on Landlord's behalf, thereby evidencing Landlord's approval thereof. Landlord shall return such set to Tenant or Tenant's Architect. The final working drawings and specifications bearing Landlord's final approval shall become and are hereinafter referred to as the "Final Working Drawings". Tenant shall commence Tenant's Work promptly after Landlord's approval of the Final Working Drawings, but not prior to the date that the Premises are in the condition for delivery by Landlord.

      H After Landlord's approval of the Final Working Drawings, no changes shall be made in the Final Working Drawings except with the prior written approval of Landlord. However, in the course of construction Landlord may make such changes in, on or about the building or the Premises as may be required as a result of "as built" conditions. During all phases of plan development and prior to bidding plans or commencing construction, Tenant or Tenant's Architect and Engineers shall make a physical on-site inspection of the Premises to verify the "as built" location, conditions and physical dimensions of the Premises and conformance of the Final Working Drawings. Failure to do so shall be at the sole risk and expense of Tenant. Landlord's review and approval of Tenant's plans, working drawings and specifications is for compliance with Landlord's criteria only, and this approval does not relieve Tenant of responsibility for compliance with the Lease, field verification of dimensions and existing conditions, discrepancies between Final Working Drawings and "as built" conditions of the Premises, coordination with other trades, job conditions and compliance with all governing codes and regulations applicable to Tenant's Work. No responsibility for proper engineering, safety, design of facilities or compliance with all applicable governing codes and regulations is implied or inferred on the part of Landlord by any such approval.

VII   GENERAL BUILDING SPECIFICATIONS

      A Tenant shall engage the services of a licensed general contractor ("Tenant's General Contractor") for the purpose of constructing the Premises and performing related services as required to complete Tenant's Work. Tenant's General Contractor shall be bonded and insured as required under the provisions of this Lease. By this reference, Tenant agrees not to act as its own general contractor and further agrees that Tenant's General Contractor can act as Tenant's agent for all Tenant construction purposes and obligations of this Exhibit B.

      B Each contractor and subcontractor participating in the construction of Tenant's Work shall be duly licensed, and each contract and subcontract shall contain the guaranty of the contractor or subcontractor that the portion of Tenant's Work covered thereby will be free from any and all defects in workmanship and materials for the period of time which customarily applies in good contracting practices, but in no event less than one (1) year after the completion of Tenant's Work. The aforesaid guaranty shall include the obligations to repair or replace in a first-class and workmanlike manner, and without any additional charge, any and all of Tenant's Work done or furnished by said contractor or subcontractor, or by any of his subcontractors, employees or agents, which shall be or become defective because of faulty materials or workmanship within the period covered by such guaranty (and of which notice is given to such contractor or subcontractor within such period), and the correction, as aforesaid, of any such matter shall include, without any additional charge therefor, all expenses and damages in connection with the removal, replacement or repair in a first-class manner of any other part of Tenant's Work which may be damaged or disturbed thereby. All warranties or guarantees as to materials or workmanship on or with respect to Tenant's Work shall be written so that they shall inure to the benefit of Landlord and Tenant as their respective interests may appear and can be directly enforced by either, and Tenant shall give to Landlord any assignments or other assurance necessary to effectuate the same.

      C Tenant shall submit to Landlord at least five (5) days prior to the commencement of construction the following information.

            1 The name and address of the General Contractor Tenant intends to engage for the construction of the Premises, including names and telephone numbers of on-site and off-site representatives.

            2 The names and addresses of Tenant's mechanical, electrical and plumbing subcontractors, including names and telephone numbers of on-site and off-site representatives.

            3 A schedule setting forth key dates relating to Tenant's construction.

            4     Copies of insurance certificates required by Article IX below

            5 A copy of Tenant's written contract with its General Contractor(s) and an itemized statement of estimated construction costs, including architectural, engineering and contractor's fees.

      D The following provisions with respect to construction procedures and materials shall apply to Tenant's Work at Tenant's expense.

            1 Tenant and Tenant's General Contractor participating in Tenant's Work shall.

                  a Prior to the commencement of Tenant's construction, submit one (1) full set of Final Working Drawings, endorsed with the approval stamp and permit number of the local municipality's building department, local fire marshal or other governmental entity having jurisdiction over Tenant's construction or other evidence that the Tenant has received building department approval, to Landlord's tenant construction coordinator.

                  b Provide a full-time supervisor or representative, representing either Tenant's General Contractor or Tenant, who will be present at all times when work is being performed in the Premises.

                  c Make appropriate arrangements as directed by Landlord for temporary utility connections if available within the Shopping Center. Landlord does not represent that any temporary utility services will be available for Tenant's use. Tenant must verify the availability of such services with Landlord prior to the commencement of Tenant's Work. If temporary services are not available, Tenant must install permanent utility services for the Premises immediately upon the commencement of Tenant's Work. If temporary services are available, Tenant shall pay the cost of all connections, proper maintenance and the removal of such temporary services. Tenant shall pay all utility charges incurred by Tenant's General Contractor and any subcontractor.

                  d Store all building materials, tools and equipment within the Premises or such other locations as may be specifically designated by Landlord's tenant construction coordinator. In no event shall any material be stored in the Common Areas or service corridors.

                  e During Tenant's construction of the Premises, Tenant shall store all trash, debris and rubbish as directed by Landlord and upon completion of Tenant's Work, shall remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining in the Premises, the building or the Shopping Center. No debris shall be deposited in the Common Areas except as directed by Landlord.

                  f Properly protect Tenant's Work with lights, guard rails and barricades and secure all parts of Tenant's Work against accident, storm and any other hazard. Tenant's Work must be performed within the Premises, behind a temporary construction barricade. The design and construction of any temporary construction barricade shall comply with the Landlord's standard criteria for such installations and shall be subject to Landlord's approval prior to installation.

            2 Tenant's Work shall be coordinated with all work being performed or to be performed by Landlord and other occupants of the Shopping Center to the extent that Tenant's Work will not interfere with or delay the completion of any other work. No contractor or subcontractors participating in Tenant's Work shall at any time damage, injure, interfere with or delay the completion of the building or any other construction within the Shopping Center, and each of them shall comply with all procedures and regulations prescribed by Landlord for the integration of Tenant's Work with the work to be performed in connection with the building and all other construction within the Shopping Center.

                  Recognizing that Landlord shall be employing such contractors, Tenant agrees to engage the services of contractors whose employees employed at the job site are members of, or represented by, organizations for the purpose of collective bargaining, to the end that there shall be no labor dispute which would interfere with the operation, construction and completion of the Shopping Center or any other work, and Tenant further agrees to enforce the same condition upon all contractors engaged by Tenant with respect to their subcontractors which may be engaged by any such contractors.

                  Tenant will comply with the instructions of Landlord or Landlord's General Contractor for the purpose of avoiding, ending and/or minimizing labor disputes. Upon notice from Landlord or Landlord's General Contractor, Tenant will take such action, including the prosecution of legal proceedings in court or with agencies such as the National Labor Relations Board, as Landlord or Landlord's General Contractor shall deem appropriate.

      E If required by Landlord, prior to Tenant's commencement of construction, Tenant shall obtain or cause Tenant's General Contractor to obtain payment and performance bonds covering the faithful performance of the contract for the construction of Tenant's Work and the payment of all obligations arising thereunder. Such bonds shall be for the mutual benefit of both Landlord and Tenant, and shall be issued in the names of both Landlord and Tenant as beneficiaries and obligees. Tenant shall submit a copy of all such bonds, or other evidence satisfactory to Landlord that such bonds have been issued, to

                  Westfield Corporation, Inc
                  11601 Wilshire Boulevard, 12th Floor
                  Los Angeles, CA 90025
                  Attention Tenant Coordination

      F During construction Tenant's General Contractor shall be required to comply with the following.

            1 The work of Tenant's General Contractor and subcontractors shall be subject to inspection by Landlord and its supervisory personnel. Any defects and/or deviations from the Final Working Drawings shall be rectified by Tenant's General Contractor and/or subcontractors at no expense to Landlord.

            2 Unless otherwise approved by Landlord, Tenant shall cause its General Contractor and/or subcontractors to limit their access to the Premises via the rear entrances and no access will be allowed from or to the Shopping Center Common Areas.

            3 Repair of damage caused to Landlord's Work by Tenant's General Contractor or subcontractors shall be at Tenant's expense. Landlord will carry out necessary repairs without notice and Tenant shall pay for the cost of such repairs upon demand.

            4 Tenant's General Contractor will be required to abide by certain Construction Rules and Regulations, copies of which will be provided prior to the commencement of Tenant's Work, and to make certain deposits with and/or payments to Landlord. Notwithstanding such requirements, Tenant shall indemnify and protect Landlord with respect to any breach of such Construction Rules and Regulations by Tenant's General Contractor or the failure of Tenant's General Contractor to make such deposits or payments.

      G Landlord shall have the right to perform, on behalf of and for the account of Tenant, which shall be subject to reimbursement of the cost thereof by Tenant, any and all of Tenant's Work which Landlord determines in its sole discretion should be performed immediately and on an emergency basis for the best interest of the project, or to achieve the Rental Commencement Date, including without limitation work which pertains to structural components, mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris. The cost of such Tenant's Work carried out by Landlord on behalf of Tenant shall be the cost paid by Landlord and based on the cost of similar work and to include any loading for overtime or any other loading as a result of carrying out emergency work.

            Whenever Landlord shall have elected to perform any or all of Tenant's Work, whether pursuant to this Paragraph G or any other provision of the Lease, Landlord may revoke such election by written notice to Tenant. In such event, full responsibility for such work shall revert to Tenant.

VIII  COMPLETION OF CONSTRUCTION

      A Tenant shall not be permitted to, and shall not, open for business in the Premises until the "Opening Requirements" set forth below are met. In order that Landlord shall have assurance that the Premises shall be in a good and safe condition, in compliance with all laws, that adequate insurance has been obtained, that the Premises has been constructed in accordance with the Final Working Drawings and that Tenant's obligations under the Lease have been performed, the following requirements (the "Opening Requirements") shall be satisfied.

            1 At least five (5) days prior to the opening of the Premises for business, Tenant shall deliver to Landlord (a) insurance certificates, (b) mechanics' or construction lien waivers as the case may be, as required by the Lease including this Exhibit B, (c) a permanent certificate of occupancy or its equivalent, (d) certificate by Tenant's Architect certifying that the construction of the Premises has been completed in accordance with all plans and specifications approved by Landlord, and (e) all evidence typically required in the jurisdiction where the Shopping Center is located to provide evidence of compliance with all applicable building and fire codes and all other government requirements.

            2 Tenant shall give Landlord at least five (5) days' notice of the date of completion of Tenant's Work in the Premises, and Landlord shall have inspected the Premises to determine whether Tenant's Work is complete in accordance with the requirements of the Lease and Landlord shall have approved all such work;

            3 Tenant shall pay Landlord all Minimum Annual Rental and Additional Rent which has then accrued under the Lease.

            No approval by Landlord shall make Landlord responsible for the condition of the Premises or constitute a representation by Landlord of compliance with any applicable requirements or constitute a waiver of any rights and remedies that Landlord may have under this Lease or at law or in equity. If Tenant shall open the Premises in violation of the requirements of this Article VIII, such action by Tenant shall constitute a material default under this Lease. On the date Tenant opens for business in the Premises, Tenant shall be deemed to have accepted the Premises and agrees that it is in the condition, with respect to any of Landlord's obligations, which is required under this Lease. The Opening Requirements shall apply not only to Tenant's initial construction, but to any subsequent opening after any temporary closure, casualty, damage or permitted alterations.

      B Upon completion of Tenant's Work, Tenant shall deliver to Landlord the following.

            1 Tenant's final notarized original affidavit that Tenant's Work has been completed to Tenant's satisfaction and in strict accordance with the Final Working Drawings and Tenant's Construction Requirements, which affidavit may be relied on by Landlord. Any deliberate or negligent misstatement, or any false statement made by Tenant therein, shall constitute a breach of this Lease.

            2 The final notarized original affidavit of Tenant's General Contractor performing Tenant's Work stating that Tenant's Work has been completed in accordance with the Final Working Drawings and that all subcontractors, laborers and material suppliers engaged in furnishing materials or rendering services for Tenant's Work have been paid in full.

            3 A final notarized original, unconditional waiver of lien with respect to the Premises executed by Tenant's General Contractor and, if requested by Landlord, final notarized original, unconditional waiver of liens executed by each subcontractor, laborer and material supplier engaged in or supplying materials or services for Tenant's Work. All waiver of lien documents must, in every circumstance, be totally unconditional releases.

IX    INSURANCE

      A Tenant shall secure, pay for and maintain, or cause Tenant's General Contractor to secure, pay for and maintain, for all periods of construction and fixturing work within the Premises, all of the insurance policies required in the amounts as set forth herein below. Tenant shall not permit its General Contractor to commence any work until all required insurance has been obtained and certificates evidencing such insurance have been delivered to Landlord.

      B Tenant's General Contractor's and Subcontractor's Required Minimum Coverages and Limits to Liability.

            1 Worker's Compensation, as required by State law, and including Employer's Liability Insurance with a limit of not less than Two Million Dollars ($2,000,000.00) each accident, Two Million Dollars ($2,000,000.00) each employee by disease, Two Million Dollars ($2,000,000.00) policy aggregate by disease, and any insurance required by any Employee Benefit Acts or other statutes applicable where the work is to be performed as will protect Tenant's General Contractor and subcontractors from any and all liability under the aforementioned acts.

            2 Commercial General Liability Insurance (including Contractor's Protective Liability) in which the limits shall be not less than Three Million Dollars ($3,000,000.00) per occurrence combined single limit, bodily injury and property damage. Such insurance will provide for explosion, collapse and underground coverage. Such insurance shall insure Tenant's General Contractor against any and all claims for bodily injury, including death resulting therefrom and damage to or destruction of property of any kind whatsoever and to whomever belonging and arising from its operations under the contract whether such operations are performed by Tenant's General Contractor, subcontractors, or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

            3 Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired and non-owned, in the minimum amount of Three Million Dollars ($3,000,000 00) combined single limit, bodily injury and property damage Such insurance shall insure Tenant's General Contractor and all subcontractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others caused by accident and arising from its operations under the Contract and whether such operations are performed by the General Contractor, subcontractors or by anyone directly or indirectly employed by any of them.

      C Tenant's Protective Liability Insurance - Tenant shall provide Owner's Protective Liability Insurance insuring Tenant against any and all liability to third parties for damages because of bodily injury (or death resulting therefrom) and property damage liability of others or a combination thereof which may arise from work in connection with the Premises, and any other liability for damages which Tenant's General Contractor and/or subcontractors are required to insure against under any provisions herein Said insurance shall provide policy limits which shall provide, at a minimum, coverage of Three Million Dollars ($3,000,000 00) combined single limit, bodily injury and property damage.

      D Tenant's Builder's Risk Insurance - Completed Value Builders' Risk Material Damage Insurance policy covering the work to be performed for Tenant in the Premises as it relates to the building within which the Premises is located The policy shall include as insureds Tenant, its General Contractor, all subcontractors and Landlord, as their interests may appear The amount of insurance to be provided shall be at one hundred percent (100%) of the replacement cost.

      E All such insurance policies required under this Exhibit, except as noted above, shall include Landlord, its Architect, its Consultant, its General Contractor, subcontractors, and parties set forth in the Lease and any other parties designated by Landlord from time to time as additional insured entities, except the Worker's Compensation Insurance; further provided, said Worker's Compensation Insurance shall contain an endorsement waiving all rights of subrogation against Landlord, its Architect, its Consultant, its General Contractor and subcontractors.

      F Certificates of insurance shall provide that no reduction in the amounts or limits of liability or cancellation of such insurance coverage shall be undertaken without thirty (30) days prior written notice to Landlord.

      G The insurance required under this Exhibit shall be in addition to the insurance required to be procured by Tenant pursuant to the Lease.

                                    EXHIBIT C

                           ADDITIONAL INSURED ENTITIES

                               WESTFIELD PROMENADE

Westfield America, Inc , Westfield America Limited Partnership, Westfield America GP LLC, Promenade LP, and any and all of their respective parent organizations, partners, subsidiaries and affiliates together with any mortgagee, as their interests may appear.

                                       C-l

                                    EXHIBIT D

                              INTENTIONALLY DELETED

                                       D-l

                                    EXHIBIT E

                                  TENANT'S MENU

                                   APPETIZERS

ASIAN LETTUCE WRAPS                                                         7.95

Sauteed chicken strips, carrots, bean sprouts, curry noodles, Romaine lettuce leaves with three delicious sauces, spicy Asian peanut, sweet red chile and a coconut cashew.

CRISPY CALAMARI & SHRIMP                                                    6.95

Served up with a 1000 Island style aeoli and a cocktail sauce.

TAQUITOS, CHICKEN/STEAK

                              for 4 3.95 for 8 6.95

House-made taquitos served with guacamole salsa and a pico de gallo.

SOUTHERN STYLE POPCORN SHRIMP                                               7.95

Crispy shrimp in a spicy cornmeal batter served with a spicy sour cream sauce.

ALERT THE MEDIA HOT WINGS                                                   6.95

Guaranteed to be hot, cooled down in our house-made rich, ranch dressing.

MEDITERRANEAN PLATE                                                         6.95

Filled with olives, sliced salami, grilled peppers, feta cheese, hummus, babbaganoosh and flatbread.

CHEESE & SPINACH DIP                                                        6.95

Spinach and artichoke hearts mixed with cheeses and served in a skillet with crispy flatbread.

SLIDERS [2, 4 or 8]                                                      ea 1.95

Traditional square mini-burgers served with spicy ketchup and a 1000 Island style aeoli.

POTSTICKERS                                                                 6.95

Chicken potstickers served with sweet honey Asian sauce.

ASIAN NOODLES                                                               6.95

Soba noodles served in a Thai dressing with carrots, bean sprouts, slivered onions.

BREADS, MUFFINS & SPREADS                                                   5.95

House-made flatbreads with our corn and aeoli cheese muffin served with honey butter, peanut butter and jams.

MINI TACOS [2, 4 or 8]                                                   ea 1.95

Chicken, steak or vegetarian Mini corn tortillas topped with shredded lettuce, pico de gallo and Asiago cheese.

                                     SALADS

MEDIA CHOPPED                                                               7.95

Chopped lettuce, basil, gorgonzola cheese, salami, turkey tossed in a vinaigrette topped with chopped tomatoes.

CAESAR                                                                      7.95

Crispy chopped Romaine lettuce, shaved parmasean cheese, spicy garlic croutons tossed with a creamy Caesar dressing with grilled breast add $3.00.

FAR EAST CHICKEN                                                            7.95

Mixed lettuce, sliced almonds, crispy wontons, bean sprouts, sesame seeds tossed with Chinese plum dressing, topped with sliced chicken breast.

FIELD GREEN                                                                 7.95

A blend of field green lettuces tossed with caramelized walnuts, thinly sliced apples served with a light honey dressing.

RANCH BBQ CHICKEN                                                           8.95

Chopped Romaine with black beans, corn, green onions, cilantro tossed with Ranch dressing, topped with grilled chicken, diced avocado and crispy fried onion rings.

TOFU FARMERS MARKET                                                         7.95

Mixed lettuce, carrots, snap peas, corn, lima beans, squash, grilled chopped tofu tossed with a cilantro vinaigrette.

                                   SANDWICHES

CLASSIC TURKEY                                                              6.95

Fresh roasted turkey, thinly sliced, served with lettuce, tomato, onion, mustard, and mayonnaise.

CHICKEN SALAD                                                               6.95

Chicken salad served on a house-made wheat roll with lettuce, tomato and onion.

THREE CHEESE GRILLED CHEESE                                                 5.95

Griddled sour dough topped with Swiss cheese, bleu cheese and Asiago.

BBQ TOFU                                                                    6.95

Grilled tofu marinated with BBQ sauce, topped with slow-cooked onions and melted provolone.

GRILLED CHICKEN AVOCADO CLUB                                                6.95

Grilled chicken served with avocado, bacon, lettuce, tomato, melted Swiss cheese.

PB&J                                                                        5.95

This classic for all ages served on our grilled flatbreads.

                                 Page E-1 of E-2

                                    EXHIBIT E

                                  TENANT'S MENU

                                  OFF THE GRILL

BUILD YOUR OWN BURGERS

                        1/3 lb    2/3 lb
                        ------    ------
Beef                      5.95      7.95
Turkey                    5.95      7.95
Veggie                    5.95      7.95

CHOOSE A CHEESE.

   Bleu, Swiss, Provolone, Feta

CHOOSE FOUR TOPPINGS

   Chopped lettuce, roasted peppers, tomatoes, slow-cooked onions, avocado, chiles, fried onion rings, guacamole, bacon, mushrooms.

CHOOSE A SAUCE.

   1000 Island, Ranch, Bleu Cheese, honey mustard, roasted garlic, bbq.

BUILD YOUR OWN PLATE

Grilled Salmon                9.95
Grilled Chicken Breast        8.95
Skirt Steak                  10.95
Tofu Steak                    8.95

CHOOSE A SAUCE:

Asian, BBQ, mushroom, tomato, lemon herb, black bean.

CHOOSE TWO SIDES.

Mashed potatoes, parmasean au gratin, grilled baked potato, broccoli, spinach, black beans, wild rice and mixed vegetables, fries.

FAMILY STYLE PLATES [4-8]


Choose any two plate items along with four sides, served with Caesar Salad and Soup.

                                     PASTAS

THREE CHEESE MAC & CHEESE                                                   7.95

Swiss cheese, bleu cheese, Asiago tossed with penne pasta, served in a skillet.

ROASTED GARLIC BROCCOLI PENNE                                               6.95

Sauteed broccoli and roasted garlic tossed with penne and parmasean cheese
Add chicken                                                                 3.00

SPAGHETTI ALA CARBONARA                                                     7.95

Spaghetti with rich white cream sauce, peas, ham and parmasean.

CHIPOTLE CHICKEN PENNE                                                      7.95

Sauteed chicken, bell peppers, onions, cilantro in a Chipotle cream sauce.

SPAGHETTI WITH MEAT SAUCE                                                   6.95

Slow roasted meat sauce tossed with spaghetti served with garlic flatbread.

VEGETABLE RAVIOLI                                                           7.95

Vegetable ravioli served in a rich mushroom and tomato sauce.

                                     PIZZAS

BBQ CHICKEN                                                                 7.95

BBQ chicken, caramelized red onions, cilantro, smoked gouda, mozzarella.

MUSHROOM & PEPPERONI                                                        6.95

Freshly sliced mushrooms and pepperoni with mozzarella and house-made pizza sauce.

MARGHERITA                                                                  5.95

Tomato sauce, cheese & herbs.

BUILD YOUR OWN

1-3 toppings                                                                7.95
3-6 toppings                                                                9.95

Toppings.

Pizza sauce, mozzarella, gorgonzola, bleu cheese, bell peppers, caramelized onions, broccoli, basil, roasted garlic, jalapenos, onions, spinach, chicken, turkey, salami, pepperoni.

                                DESSERTS TO SHARE

CHOCOLATE CHIP COOKIE SUNDAE                                                5.95

Chocolate chip cookies stacked with vanilla ice cream, topped with hot fudge, caramel, whipped cream and caramelized walnuts.

DOUBLE CHOCOLATE FUDGE CAKE

Rich chocolate cake filled with warm hot fudge topped with vanilla ice cream and whipped cream.

SEASONAL FRUIT COBBLER

Mixed seasonal fruits caramelized and topped with a brown sugar crumble.

SORBET AND COOKIES

Assorted fruit sorbets and cookies.

                                 Page E-2 of E-2